                                                                     EXHIBIT 4.1


================================================================================




                           LOAN AND SECURITY AGREEMENT


                          Dated as of December 12, 2001


                                     between


                              VENTAS FINANCE I, LLC
                                   as Borrower

                                       and

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    as Lender


================================================================================

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
                                   ARTICLE I
                                  DEFINITIONS

Section 1.1   Certain Defined Terms ....................................................    1
Section 1.2   Accounting Terms. ........................................................   22
Section 1.3   Other Definitional Provisions. ...........................................   22

                               ARTICLE II
                           TERMS OF THE LOAN

Section 2.1   Loan. ....................................................................   22
Section 2.2   Interest. ................................................................   23
Section 2.3   Interest Rate Cap Agreement. .............................................   24
Section 2.4   Payments. ................................................................   25
Section 2.5   Maturity .................................................................   26
Section 2.6   Prepayment. ..............................................................   26
Section 2.7   Outstanding Balance ......................................................   29
Section 2.8   Taxes ....................................................................   29
Section 2.9   Reasonableness of Charges ................................................   29
Section 2.10  Funding Losses/Change in Law Etc .........................................   29

                              ARTICLE III
                           CONDITIONS TO LOAN

Section 3.1   Conditions to Funding of the Loan on the Closing Date ....................   31

                               ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES

Section 4.1   Organization, Powers, Capitalization, Good Standing, Business. ...........   36
Section 4.2   Authorization of Borrowing, etc. .........................................   36
Section 4.3   Financial Statements .....................................................   37
Section 4.4   Indebtedness and Contingent Obligations ..................................   37
Section 4.5   Title to Properties ......................................................   37
Section 4.6   Zoning; Compliance with Laws. ............................................   38
Section 4.7   Leases; Agreements. ......................................................   39
Section 4.8   Condition of Properties ..................................................   40
Section 4.9   Litigation; Adverse Facts ................................................   41
Section 4.10  Payment of Taxes .........................................................   41
Section 4.11  Adverse Contracts ........................................................   41
Section 4.12  Performance of Agreements ................................................   42
Section 4.13  Governmental Regulation ..................................................   42
Section 4.14  Employee Benefit Plans ...................................................   42
Section 4.15  Broker's Fees ............................................................   42

Section 4.16   Environmental Compliance. ...............................................   42
Section 4.17   Solvency ................................................................   43
Section 4.18   Disclosure ..............................................................   43
Section 4.19   Use of Proceeds and Margin Security .....................................   43
Section 4.20   Insurance ...............................................................   43
Section 4.21   Separate Tax Lots .......................................................   44
Section 4.22   Investments .............................................................   44
Section 4.23   Bankruptcy ..............................................................   44
Section 4.24   Defaults ................................................................   44
Section 4.25   No Plan Assets ..........................................................   44
Section 4.26   Governmental Plan .......................................................   44
Section 4.27   Not Foreign Person ......................................................   44
Section 4.28   No Collective Bargaining Agreements .....................................   44

                                    ARTICLE V
                          COVENANTS OF BORROWER PARTIES

Section 5.1    Financial Statements and Other Reports. .................................   44
Section 5.2    Existence; Qualification ................................................   49
Section 5.3    Payment of Impositions, Claims and Tax Claims. ..........................   49
Section 5.4    Maintenance of Insurance ................................................   50
Section 5.5    Maintenance of the Property; Alterations; Casualty. .....................   55
Section 5.6    Inspection ..............................................................   60
Section 5.7    Environmental Compliance. ...............................................   61
Section 5.8    Environmental Disclosure. ...............................................   62
Section 5.9    Compliance with Laws and Contractual Obligations; Operation of
               Properties as Nursing Facilities ........................................   62
Section 5.10   Further Assurances ......................................................   63
Section 5.11   Performance of Agreements and Leases ....................................   63
Section 5.12   Leases. .................................................................   63
Section 5.13   Management. .............................................................   65
Section 5.14   Material Agreements .....................................................   65
Section 5.15   Deposits; Application of Receipts .......................................   65
Section 5.16   Estoppel Certificates. ..................................................   65
Section 5.17   Indebtedness ............................................................   66
Section 5.18   Liens and Related Matters ...............................................   66
Section 5.19   Contingent Obligations ..................................................   66
Section 5.20   Restriction on Fundamental Changes ......................................   67
Section 5.21   Transactions with Related Persons .......................................   67
Section 5.22   ERISA. ..................................................................   67
Section 5.23   Lender's Expenses .......................................................   68

                                   ARTICLE VI
                                    RESERVES

Section 6.1    Security Interest in Reserves; Other Matters Pertaining to Reserves. ....   68
Section 6.2    Funds Deposited with Lender. ............................................   69
Section 6.3    Impositions and Insurance Reserve .......................................   69

Section 6.4   Debt Service Reserve .................................................   71
Section 6.5   Replacement Reserve ..................................................   71
Section 6.6   Hazardous Materials Remediation Reserve ..............................   72
Section 6.7   Deferred Maintenance Reserve .........................................   73
Section 6.8   Letters of Credit ....................................................   73

                                  ARTICLE VII
                        CENTRAL ACCOUNT; CASH MANAGEMENT

Section 7.1   Establishment of Central Account. ....................................   74
Section 7.2   Flow of Funds. .......................................................   75
Section 7.3   Application of Funds After Event of Default ..........................   75

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

Section 8.1   Event of Default. ....................................................   76
Section 8.2   Acceleration and Remedies. ...........................................   79
Section 8.3   Performance by Lender. ...............................................   81

                                   ARTICLE IX
  SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1   Applicable to Primary Borrower Parties ...............................   81
Section 9.2   Applicable to Member and Borrower ....................................   83

                                   ARTICLE X
               RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

Section 10.1  Secondary Market Transactions Generally ..............................   84
Section 10.2  Cooperation; Limitations .............................................   85
Section 10.3  Information ..........................................................   85
Section 10.4  Additional Provisions ................................................   86
Section 10.5  Formation of Depositor ...............................................   86

                                   ARTICLE XI
            RESTRICTIONS ON LIENS, TRANSFERS; RELEASE OF PROPERTIES

Section 11.1  Restrictions on Transfer and Encumbrance .............................   87
Section 11.2  Transfers of Beneficial Interests in Borrower ........................   87
Section 11.3  Assumability. ........................................................   88
Section 11.4  Release of Properties ................................................   90
Section 11.5  Leasehold Mortgages ..................................................   92

                                  ARTICLE XII
                       RECOURSE; LIMITATIONS ON RECOURSE

Section 12.1  Limitations on Recourse ..............................................   93
Section 12.2  Partial Recourse .....................................................   93
Section 12.3  Miscellaneous ........................................................   94

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

                                  ARTICLE XIV
                                 MISCELLANEOUS

Section 14.1    Expenses and Attorneys' Fees ...........................................   96
Section 14.2    Indemnity ..............................................................   97
Section 14.3    Amendments and Waivers .................................................   98
Section 14.4    Retention of Borrower's Documents ......................................   98
Section 14.5    Notices ................................................................   98
Section 14.6    Survival of Warranties and Certain Agreements ..........................   99
Section 14.7    Failure or Indulgence Not Waiver; Remedies Cumulative ..................  100
Section 14.8    Marshaling; Payments Set Aside .........................................  100
Section 14.9    Severability ...........................................................  100
Section 14.10   Headings ...............................................................  100
Section 14.11   Applicable Law .........................................................  100
Section 14.12   Successors and Assigns .................................................  101
Section 14.13   Sophisticated Parties, Reasonable Terms, No Fiduciary Relationship .....  101
Section 14.14   Reasonableness of Determinations .......................................  101
Section 14.15   No Duty ................................................................  101
Section 14.16   Entire Agreement .......................................................  102
Section 14.17   Construction; Supremacy of Loan Agreement ..............................  102
Section 14.18   Consent to Jurisdiction ................................................  102
Section 14.19   Waiver of Jury Trial ...................................................  102
Section 14.20   Counterparts; Effectiveness ............................................  103
Section 14.21   Servicer ...............................................................  103
Section 14.22   Obligations of Borrower Parties ........................................  103
Section 14.23   Guaranties Unsecured ...................................................  103
Section 14.24   Confidentiality ........................................................  103
Section 14.25   Indiana Responsible Property Transfer Law ..............................  104

                           LOAN AND SECURITY AGREEMENT

                  This LOAN AND SECURITY AGREEMENT (this "Loan Agreement") is
                                                          --------------
dated as of December 12, 2001 and entered into by and between VENTAS FINANCE I, LLC, a Delaware limited liability company ("Borrower"); and MERRILL LYNCH
                                            --------
MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "Lender").
          ------

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower Parties and Lender agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

Section 1.1 Certain Defined Terms. The terms defined below are used in this Loan
            ---------------------
Agreement as so defined. Terms defined in the preamble to this Loan Agreement are used in this Loan Agreement as so defined.

         "Acceptable Replacement Cap" has the meaning set forth in Section 2.3.
          --------------------------

         "Account Collateral" means all of the right, title and interest of
          ------------------
Borrower in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

         "Accounts" means, collectively, the Deposit Accounts, the Central
          --------
Account, the Sub-Accounts thereof, any Loss Proceeds Account and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.

         "Accreditation" means certification by a generally recognized
          -------------
independent agency or other organization that a facility fully complies with the standards set by such agency or organization for operation of such a facility.

         "Affiliate" means in relation to any Person, any other Person: (i)
          ---------
directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding fifty percent (50%) or more of any equity interest in the first Person; or (iii) fifty percent (50%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. In addition, the Affiliates of each Borrower Party include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, "control" (including with correlative meanings,
                                  -------
the terms "controlling", "controlled by" and "under common control with") means
           -----------    -------------       -------------------------
the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party.

         "Allocated Loan Amount" means the portion of the original Principal
          ---------------------
Balance allocated to each Property (which initially shall be the respective amounts with respect to such Property set forth on Exhibit A), as such amounts
                                                   ---------
shall be adjusted from time to time as set forth in this Loan Agreement. Upon each adjustment in the Principal Balance (each, a "Total Adjustment"), whether
                                                   ----------------
as a result of amortization, prepayment or otherwise, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Total Adjustment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Balance prior to the adjustment to the Principal Balance resulting in the recalculation of the Allocated Loan Amount. However, when the Principal Balance is reduced as a result of the Lender's receipt of Loss Proceeds or Net Proceeds, the Allocated Loan Amount for the Property with respect to which the Loss Proceeds or Net Proceeds was received shall be reduced to zero (such Allocated Loan Amount prior to such reduction being referred to as the "Withdrawn Allocated Amount"), and each other
                                    --------------------------
Allocated Loan Amount shall (i) if the Withdrawn Allocated Amount exceeds such Loss Proceeds or Net Proceeds, as the case may be (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of
        -------------------
(1) the Proceeds Deficiency and (2) a fraction (the "Allocation Fraction"), the
                                                     -------------------
numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if such Loss Proceeds or Net Proceeds, as the case may be, are greater than the Withdrawn Allocated Amount (such excess being referred to as the "Proceeds
                                                                  --------
Surplus"), be decreased by an amount equal to the product of (1) the Proceeds
-------
Surplus and (2) the Allocation Fraction for such Allocated Loan Amount. Notwithstanding the foregoing sentence, when the Principal Balance is reduced as a result of Lender's application of Loss Proceeds, the Allocated Loan Amount for the applicable Property shall not be reduced to zero (and the Allocated Loan Amounts for the other Properties shall not be adjusted pursuant to the foregoing provisions) unless the applicable Property is also being released from the Lien of the Mortgage relating to such Property pursuant to Section 5.5(F) hereof; and in the event that Loss Proceeds are applied to payment of the Obligation without release of the applicable Property from the lien of the related Mortgage pursuant to Section 5.5(F), then the Allocated Loan Amount for the applicable Property only shall be reduced by the amount of such Loss Proceeds so applied. In the event that any Property is released from the Lien of the Mortgages by defeasance in accordance with Section 11.4 hereof, the Allocated Loan Amount for the Property being released by defeasance (such Allocated Loan Amount, the "Released Allocated Amount"), shall be reduced to zero, and each other Allocated
 -------------------------
Loan Amount shall be reduced by an amount equal to the product of (1) the excess of (a) the Release Price for such Property over (b) the Released Allocated Amount, and (2) the Allocation Fraction for such Allocated Loan Amount.

         "Annual Budget" means the annual budget for the operation of any
          -------------
Property or the annual budget for the Properties in the aggregate delivered by Lessee under the Master Lease for any year.

         "Applicable Spread" means, for any Component, the rate per annum
          -----------------
corresponding to such Component as set forth below:

                       Component
                       ---------
                         A                       .8665%
                         B                      1.1665%
                         C                      1.5165%
                         D                      1.9665%
                         E                      2.6665%
                         F                      3.1665%

         "Architect" has the meaning set forth in Section 5.5(D).
          ---------

         "Assignment of Rate Cap" means that certain Collateral Assignment of
          ----------------------
Interest Rate Protection Agreement of even date herewith from Borrower to Lender, constituting an assignment of the Cap and the proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time and any successor assignment thereto delivered in connection with any extension or replacement of the Cap delivered hereunder.

         "Assignments of Leases" means, collectively, the Assignments of Leases
          ---------------------
and Rents of even date herewith from Borrower to Lender, constituting assignments of Borrower's right, title and interest in the Master Lease and any other Leases for the Properties and proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended
          ---------------
from time to time, and all rules and regulations promulgated thereunder.

         "Borrower" has the meaning set forth in the preamble.
          --------

         "Borrower Party" and "Borrower Parties" mean, individually or
          --------------       ----------------
collectively, the Borrower, the Member and Guarantor.

         "Borrower Party Secretary" has the meaning set forth in Section 3.1.
          ------------------------

         "Business Day" means any day excluding (i) Saturday, (ii) Sunday, (iii)
          ------------
any day which is a legal holiday under the laws of the State of New York, (iv) any day which is a legal holiday in the state or states where the servicing offices of the Servicer, and, if the Loan becomes a "specially serviced mortgage loan" pursuant to the terms of any trust and servicing agreement entered into in connection with any Securitization backed in whole or in part by the Loan, the special servicer, are located or the state in which the corporate trust office of the trustee under such trust and servicing agreement is located, and (v) any day on which banking institutions located in any state referred to in (iii) or
(iv) above are generally not open for the conduct of regular business.

         "Calculation Date" has the meaning set forth in Section 2.6(D)
          ----------------

         "Cap" has the meaning set forth in Section 2.3.
          ---

         "Cap Provider" has the meaning set forth in Section 2.3.
          ------------

         "Cap Reserve" has the meaning set forth in Section 2.3.
          -----------

         "Cap Threshold Rate" has the meaning set forth in Section 2.3.
          ------------------

         "Capital Expenditures" means expenditures for capital improvements,
          --------------------
furnishings, fixtures and equipment (whether paid in cash or property or accrued as liabilities) made by Borrower or Lessee, as the case may be, that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account or otherwise capitalized.

         "Cash Flow Sweep DSCR" has the meaning set forth in Section 2.6(D).
          --------------------

         "Cash Flow Sweep Event" has the meaning set forth in Section 2.6(C).
          ---------------------

         "Cash Flow Sweep Sub-Account" has the meaning set forth in the Cash
          ---------------------------
Management Agreement.

         "Cash Flow Sweep LCR" has the meaning set forth in Section 2.6(D).
          -------------------

         "Cash Management Agreement" means the Cash Management Agreement of even
          -------------------------
date herewith among Borrower, Lender and Central Account Bank, as same may be amended or modified from time to time.

         "Central Account" has the meaning set forth in Section 7.1(A).
          ---------------

         "Central Account Bank" means First Union National Bank, a national
          --------------------
banking association.

         "Claims" has the meaning set forth in Section 5.3.
          ------

         "Closing" means the funding of the Loan contemplated by this Loan
          -------
Agreement.

         "Closing Date" means the date on which the Closing occurs.
          ------------

         "CMS" means the Centers for Medicare and Medicaid Services (formerly
          ---
known as the Health Care Financing Administration ("HCFA")).
                                                    ----

         "Code" means the Internal Revenue Code of 1986, as amended, and any
          ----
successor statutes thereto and any regulations promulgated thereunder.

         "Collateral" means rights, interests, and property of every kind, real
          ----------
and personal, tangible and intangible, which is granted, pledged, liened, conveyed, assigned or encumbered as security for the Loan or any of the other Obligations under this Loan Agreement, the Mortgages, the Cash Management Agreement or other Loan Documents, including without limitation the Properties, the Improvements, the Rents and the Accounts.

         "Compliance Certificate" has the meaning set forth in Section 5.1.
          ----------------------

         "Component" has the meaning set forth in Section 2.1.
          ---------

         "Component A" has the meaning set forth in Section 2.1.
          -----------

         "Component B" has the meaning set forth in Section 2.1.
          -----------

         "Component C" has the meaning set forth in Section 2.1.
          -----------

         "Component D" has the meaning set forth in Section 2.1.
          -----------

         "Component E" has the meaning set forth in Section 2.1.
          -----------

         "Component F" has the meaning set forth in Section 2.1.
          -----------

         "CON" means a certificate of need or similar permit or approval (not
          ---
including conventional building permits) from a Governmental Authority related to the construction and/or operation of Improvements at any Property for use for a specified number of beds in a Nursing Facility, or alteration of any such Improvements or modifications of services provided at a Property used as a Nursing Facility.

         "Contingent Obligation", as applied to any Person, means any direct or
          ---------------------
indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. For purposes of this definition, the amount of any Contingent Obligation at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Contractual Obligation", as applied to any Person, means any
          ----------------------
indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Loan Documents.

         "Corporate Integrity Agreement" means that certain Corporate Integrity
          -----------------------------
Agreement, dated July 24, 2000, between the Office of the Inspector General of the United States Department of Health and Human Services and Kindred Healthcare, Inc. (formerly known as Vencor, Inc.).

         "Debt Service Coverage Ratio" shall mean, for any twelve (12) month
          ---------------------------
period, the ratio of (i) Pro Forma Net Operating Income for such period immediately preceding the date of calculation to (ii) annual debt service on the Loan for the twelve (12) month period following the date of calculation assuming that interest were calculated on the outstanding principal amount of each Component from time to time during such period (and giving effect to scheduled principal amortization during such period) at an interest rate for each Component equal to the sum of the Cap Threshold Rate plus the then Applicable Spread for such Component and including required principal amortization payments under Section 2.4(A).

         "Debt Service Payment Sub-Account" has the meaning set forth in Section
          -------------------------------
7.1.

         "Debt Service Reserve" means the reserve established pursuant to
          --------------------
Section 6.4.

         "Default" means any breach or default under any of the Loan Documents,
          -------
whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Defaulted Property Release" has the meaning set forth in Section 11.4.
          --------------------------

         "Default Rate" has the meaning set forth in Section 2.2.
          ------------

         "Deferred Maintenance Reserve" has the meaning set forth in Section
          ----------------------------
6.7.

         "Determination Date" means the day which is two (2) Eurodollar Business
          ------------------
Days prior to the first day of an Interest Accrual Period; provided that the first Determination Date shall be the day which is two (2) Eurodollar Business Days prior to the Closing Date. The LIBO Rate set on each Determination Date shall be in effect for the Interest Accrual Period immediately following such Determination Date.

         "Dollars" and the sign "$" mean the lawful money of the United States
          -------                -
of America.

         "Eligible Account" shall mean a separate and identifiable account from
          ----------------
all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations ss. 9.10(B), which has corporate trust powers and is acting in its fiduciary capacity and in either case having combined capital and surplus of at least $100,000,000 or otherwise acceptable to the Rating Agencies.

         "Eligible Bank" shall mean a bank that (i) satisfies the Rating
          -------------
Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

         "Employee Benefit Plan" means any employee benefit plan within the
          ---------------------
meaning of Section 3(3) of ERISA (including any Multiemployer Plan).

         "Engineer" has the meaning set forth in Section 5.5(D).
          --------

         "Environmental Claims" has the meaning set forth in Section 4.16.
          --------------------

         "Environmental Indemnity" means the Environmental Indemnity Agreement
          -----------------------
of even date herewith from Borrower and Guarantor to Lender, as same may be amended or modified from time to time.

         "Environmental Laws" means any federal, state, or local law, ordinance
          ------------------
or regulation or any court judgment or order of any federal, state or local agency or regulatory body applicable to Borrower or to any Property relating to industrial hygiene, human health or safety or environmental conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Material, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about any Property. "Environmental Laws" also shall include, but not be limited to,
               ------------------
the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act and the Safe Drinking Water Act and the Occupational Safety and Health Act (but only as it relates to Hazardous Materials in the environment), and all regulations adopted in respect to the foregoing laws.

         "Environmental Reports" means, collectively, the environmental reports
          ---------------------
and audits with respect to each of the Properties listed on Schedule 4.16.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and
          -----
all rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any (i) corporation which is a member of the
          ---------------
same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Borrower, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower or any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above or (iv) other Person which is required to be aggregated with Borrower pursuant to Regulations promulgated under Section 414(o) of the Code.

         "Eurodollar Business Day" means any day on which banks in the City of
          -----------------------
London, England are generally open for interbank or foreign exchange transactions and which is also a Business Day.

         "Event of Default" has the meaning set forth in Section 8.1.
          ----------------

         "Excess Interest" has the meaning set forth in Section 2.2(D).
          ---------------

         "Exculpated Parties" has the meaning set forth in Section 12.1.
          ------------------

         "Financial Statements" means (i) statements of operations and retained
          --------------------
earnings, statements of cash flow, and balance sheets and (ii) such other financial reports as the subject entity shall routinely and regularly prepare.

         "Financing Statements" means the Uniform Commercial Code Financing
          --------------------
Statements naming the Borrower as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

         "First Payment Date" has the meaning set forth in Section 2.4.
          ------------------

         "Force Majeure" has the meaning set forth in Section 5.5(D)(viii).
          -------------

         "Funding Party" means any bank or other entity, if any, which is
          -------------
indirectly or directly funding Lender with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of, or participant in, the Loan.

         "GAAP" means generally accepted accounting principles as in effect in
          ----
the United States of America from time to time.

         "Governmental Authority" means, with respect to any Person, any federal
          ----------------------
or state government or other political subdivision thereof (including, without limitation, CMS, the United States Department of Health and Human Services and any state department of health) and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative powers and functions of or pertaining to government, any federal or state government officials having authority to exercise such powers and functions on behalf of any such governmental authority (including, without limitation, the United States Secretary of Health and Human Services), and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

         "Gross Revenues" means, without duplication, all revenue derived from
          --------------
the ownership and/or operation of the Properties by Borrower (other than Rents received from Lessee under the Master Lease) and Lessee from whatever source determined on an accrual basis, including, but not limited to, (i) Patient Revenues received by Lessee or by any subtenant or licensee which is an Affiliate of Lessee (but excluding any Patient Revenues received by any subtenant or licensee which is not an Affiliate of Lessee) and (ii) rents received by Lessee from any subtenant or licensee which is not an Affiliate of Lessee (but excluding any rents received from any subtenant or licensee which is an Affiliate of Lessee); but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by Lessee to any governmental authority, (b) non-recurring revenues as reasonably determined by Lender (e.g. proceeds from a sale of assets or refinancing), (c) security deposits (except to the extent determined by Lender to be properly utilized to offset a loss of rent received by Lessee), (d) proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), (e) any disbursements to Borrower from the Reserves or any other fund established by the Loan Documents (or any disbursements to Lessee from any reserves established under the Master Lease) and (f) any proceeds from the sale or refinancing of any Property or recapitalization of Borrower (or Lessee). In addition, if required by Lender, income accrued but not paid in cash during an accounting period shall be discounted for an allowance for doubtful accounts in a manner consistent with historical net realizable value.

         "Guarantor" means Ventas, Inc., a Delaware corporation.
          ---------

         "Guaranty" means the Exceptions to Non-Recourse Guaranty of even date
          --------
herewith executed by Guarantor in favor of Lender, as same may be amended or modified from time to time.

         "Hazardous Material" means all or any of the following: (i) substances,
          ------------------
materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws, as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (ii) waste oil, oil, petroleum or petroleum derived substances; (iii) any flammable substances or explosives or any radioactive materials; (iv) asbestos in any form; (v) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (vi) radon; (vii) urea formaldehyde; or (viii) medical waste.

         "Hazardous Materials Remediation Reserve" means the Reserve established
          ---------------------------------------
pursuant to Section 6.6.

         "Impositions" means all real estate and personal property taxes, and
          -----------
vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any Property or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing. Impositions shall not include any income, franchise, sales or use or similar taxes payable by Borrower.

         "Impositions and Insurance Reserve" means the reserve established
          ---------------------------------
pursuant to Section 6.3.

         "Improvements" means all buildings, structures and improvements of
          ------------
every kind and nature existing and to be constructed upon the land which comprises any portion of any Property.

         "Indebtedness" or "indebtedness", as applied to any Person, means: (A)
          ------------      ------------
all indebtedness for borrowed money; (B) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in conformity with GAAP (excluding any prepaid rents under Leases); (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (D) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Indemnified Liabilities" has the meaning set forth in Section 14.2.
          -----------------------

         "Independent Director" means an individual satisfactory to Lender who
          --------------------
shall not have been at the time of such individual's appointment or at any time while serving as a director of any Borrower Party, and may not have been at any time during the preceding five years (i) a stockholder, director, officer, employee, partner, attorney or counsel of Borrower, Guarantor or any Affiliate of either of them (except that such individual may be an independent director of Member or an independent manager or member of Borrower), (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower, Guarantor or any Affiliate of either of them, (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, attorney, counsel, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Insurance Premiums" means the annual insurance premiums for the
          ------------------
insurance policies required to be maintained with respect to the Properties under Section 5.4.

         "Intercreditor Agreements" means the side letter agreements to be
          ------------------------
executed by the Leasehold Mortgagees for each of the Leasehold Financings in favor of Lender, agreeing to certain matters with respect to the Leasehold Mortgages, in form and substance reasonably acceptable to Lender.

         "Interest Accrual Period" means, with respect to any Payment Date, a
          -----------------------
period commencing on the tenth (10/th/) day of the prior calendar month (or if such day is not a Business Day the next Business Day after such tenth (10/th/) day of such prior calendar month) and ending on the ninth (9/th/) day of the calendar month in which such Payment Date occurs (unless the tenth (10/th/) day of such calendar month is not a Business Day, then ending on the day immediately prior to the next Business Day after such tenth (10/th/) day of such calendar month).

         "Interest Rate" has the meaning set forth in Section 2.2.
          -------------

         "Interim Operator" has the meaning set forth in Section 5.12(A).
          ----------------

         "Involuntary Borrower Party Bankruptcy" means any involuntary case
          -------------------------------------
under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which Borrower Party is a debtor or all or any portion of any Property is property of the estate therein.

     "IRS" means the Internal Revenue Service or any successor thereto.
      ---

     "Kindred" means, collectively, Kindred Healthcare, Inc., a Delaware
      -------
corporation (f/k/a Vencor, Inc.) and Kindred Healthcare Operating, Inc., a Delaware corporation (f/k/a/ Vencor Operating, Inc.).

     "Knowledge" or "knowledge" whenever in this Loan Agreement or any of the
      ---------      ---------
Loan Documents, or in any document or certificate executed on behalf of Borrower Party pursuant to this Loan Agreement or any of the Loan Documents, reference is made to the knowledge of Borrower or any other Borrower Party (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the actual knowledge, without duty of independent inquiry or investigation (except that the persons described in clause (i) shall make reasonable inquiry of the persons described in clause (ii) below), of (i) Debra A. Cafaro, T. Richard Riney and John C. Thompson; and (ii) the individuals employed by any Borrower Party with whom the persons mentioned in clause (i) above would reasonably be expected to consult for information on the subject matter, including, without limitation, the property manager, maintenance supervisor, or other individuals with responsibility for management of the Property and/or the applicable entity, in each case only if such person(s) are employed by a Borrower Party.

     "Lease" means the Master Lease and any other lease, tenancy, license,
      -----
sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of any Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

     "Leasehold Financings" means, collectively, the indebtedness of Lessee
      --------------------
under (i) that certain $120,000,000 Credit Agreement, dated as of April 20, 2001, among Lessee, Leasehold Mortgagee and the lenders parties thereto, and
(ii) that certain $300,000,000 Credit Agreement, dated as of April 20, 2001, among Lessee, Leasehold Mortgagee and the lenders parties thereto.

     "Leasehold Mortgage Documents" means all documents and agreements
      ----------------------------
evidencing and/or securing the Leasehold Financings, as amended, modified or restated from time to time.

     "Leasehold Mortgagee" means Morgan Guaranty Trust Company of New York, as
      -------------------
administrative agent and collateral agent, for the lenders which are parties to the respective Leasehold Financings.

     "Leasehold Mortgages" means those certain leasehold mortgages/deeds of
      -------------------
trust/security deeds encumbering or conveying security title to Lessee's interest under the Master Lease, as security for the respective Leasehold Financings, as amended, modified or restated from time to time.

     "Legal Requirements" means as to any Property, all federal, state, county,
      ------------------
parish, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Property or the maintenance, construction, use, operation or alteration thereof, whether now or hereafter enacted and in force, including, without limitation,
(i) all zoning, subdivision and land use laws, regulations and ordinances, health, fire, building codes and parking laws, (ii) skilled nursing facility, residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules and regulations including, without limitation, Medicare Regulations and Medicaid Regulations, (iii) any licensure requirements, certification requirements under applicable federal and/or state cost reimbursement programs, including Medicare and Medicaid (provided the applicable Property participates in such reimbursement), building codes and zoning regulations, (iv) all requirements of the Corporate Integrity Agreement, (v) any which may (x) require repairs, modifications or alterations in or to such Property or (y) in any way adversely affect the use and enjoyment thereof, and
(vi) all Permits necessary to operate such Property.

     "Lender" is defined in the preamble.
      ------

     "Lessee" means Kindred, in its capacity as lessee under the Master Lease,
      ------
or its successors or permitted assigns thereunder.

     "Lessee Repair Default" has the meaning set forth in Section 6.5.
      ---------------------

     "Letter of Credit" shall mean an irrevocable, unconditional, transferable,
      ----------------
clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the Maturity Date (the "LC Expiration Date")), in favor of Lender, entitling Lender to draw
      ------------------
thereon in New York, New York based solely on a statement executed by an officer or authorized signatory of Lender, in form and substance reasonably acceptable to Lender and issued by an Eligible Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Eligible Bank, or (b) if the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Loan Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Eligible Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Eligible Bank, or (ii) as to (b) above, within twenty (20) days prior to the expiration date of said Letter of Credit.

     "LIBO Rate" means, for each Determination Date, the rate per annum reported
      ---------
on Telerate Access Service Page 3750 (British Bankers Association Settlement
Rate), as of 11:00 a.m., London, England time, as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a 30-day term (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBO Rate is provided, the average of such rates shall apply or (ii) no such LIBO Rate is published, then the LIBO Rate shall be the rate at which U.S. dollar deposits approximately equal to the principal amount of the Loan having a 30-day term are offered by the principal London office of a leading "money center" bank active in the London interbank market for U.S. dollar deposits, as determined by Lender in its sole discretion, in immediately available funds in the London interbank market on the Determination Date. The LIBO Rate for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Lender and any Funding Party for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender or such Funding Party with respect to "Eurocurrency liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender or such Funding Party of similar effect, it being acknowledged by all parties that such reserve requirement as of the date of this Loan Agreement is zero percent (0%). Notwithstanding the foregoing, if the interest rate for Lender or any Funding Party shall be increased in respect of reserve requirements as provided in the immediately preceding sentence, Lender or such Funding Party shall promptly notify Borrower in writing upon becoming aware that Borrower may be required to make the foregoing compensation to Lender or such Funding Party. Lender or any Funding Party that gives notice as provided herein shall promptly withdraw such notice (by notice to Borrower) whenever Lender or such Funding Party is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease. Notwithstanding the foregoing, Borrower shall not be required to pay any increased amounts required by the third sentence of this definition to the extent that Lender or the relevant Funding Party shall be compensated or reimbursed under Section 2.10 hereof for such amounts. The establishment of the LIBO Rate on each Determination Date by Lender and Lender's calculation of the rate of interest applicable to the Note shall (in the absence of manifest error) be final and binding.

     "Lien" means any lien, mortgage, pledge, security interest, security title,
      ----
charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan" has the meaning set forth in Section 2.1.
      ----

     "Loan Agreement" means this Loan and Security Agreement, as same may be
      --------------
amended or modified from time to time (including all schedules, exhibits, annexes and appendices hereto).

     "Loan Documents" means this Loan Agreement, the Note, the Mortgages, the
      --------------
Assignments of Leases, the Guaranty, the Environmental Indemnity, the Financing Statements, the Cash Management Agreement and any and all other documents and agreements accepted by Lender for the purposes of evidencing and/or securing the Loan.

     "Loss Proceeds" means, in the event of a casualty or condemnation affecting
      -------------
any Property, the insurance proceeds received under any insurance policy in connection with such casualty or the condemnation award or proceeds received in respect of any such condemnation, in either case, less all reasonable costs and expenses incurred by Lender, Lessee or Borrower, as the case may be, in connection with the adjustment, settlement and collection of such insurance proceeds or condemnation award, including, without limitation, reasonable attorneys' fees and disbursements.

     "Loss Proceeds Account" has the meaning given thereto in the Cash
      ---------------------
Management Agreement.

     "Major Lease" means any Lease to any Person other than an Affiliate of
      -----------
Borrower demising (together with all other Leases to the same tenant or any Affiliate thereof) more than twenty percent (20%) of the rentable square footage of any Property.

     "Major Sublease" has the meaning set forth in Section 5.12(A).
      --------------

     "Management Agreement" means any management agreement covering one or more
      --------------------
of the Properties which may hereafter be entered into in accordance with the terms and conditions hereof.

     "Manager" means any Person (approved by Lender in accordance with the terms
      -------
and conditions hereof) that may hereafter be charged with management of one or more of the Properties under any Management Agreement.

     "Master Lease" means that certain Master Lease Agreement, dated as of the
      ------------
date hereof, between Borrower (successor-in-interest to Ventas Realty), as lessor, and Lessee, as lessee, covering each of the Properties, as same may be modified or amended from time to time in accordance with the terms and conditions of this Loan Agreement.

     "Master Lease Event of Default" means any default beyond applicable grace
      -----------------------------
periods under the Master Lease.

     "Material Adverse Effect" means any event or condition that has a material
      -----------------------
adverse effect on (i) the business, operations, properties, assets or financial condition of Borrower taken as a whole, (ii) the Properties taken as a whole,
(iii) the ability of Borrower to repay the principal amount of the Loan and interest accrued thereon as same become due, or (iv) the ability of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

     "Material Alteration" means with respect to any Property any alterations or
      -------------------
modifications to a Property, the cost of which (excluding cosmetic refurbishing alterations or modifications, such as painting, wallpapering or carpeting), when taken together with all other alterations and modifications (excluding cosmetic refurbishing alterations or modifications) performed on such Property in the twelve (12) month period immediately preceding the subject alterations or modifications, would exceed Five Hundred Thousand Dollars ($500,000). Without limiting the foregoing, "Material Alterations" shall include, without limitation, (1) the construction of a new wing or new story on a Property, (2) the repair, replacement, restoration, remodeling or rebuilding of the existing improvements on a Property or any portion thereof, where the purpose and effect of such work is to provide a functionally new facility needed to provide services not previously offered and (3) any expansion, construction, renovation or conversion in order to increase materially the bed capacity of any Property, to change materially the purpose for which such beds are utilized or to improve materially the quality of such Property.

     "Maturity Date" shall mean December 9, 2006, or such other date on which
      -------------
the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by acceleration, or otherwise.

     "Maximum Rate" has the meaning set forth in Section 2.2(D).
      ------------

     "Medicaid" means that certain program of medical assistance, funded jointly
      --------
by the federal government and the states, including but not limited to the Medi-Cal program administered by the State of California ("Medi-Cal"), for
                                                           --------
impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and the regulations promulgated thereunder.

     "Medicaid Certification" means, with respect to any Person, health care
      ----------------------
facility, or Nursing Facility, certification by CMS or a state agency or entity under contract with CMS that such Person, facility or Nursing Facility, as applicable, complies with the conditions of participation set forth in Medicaid Regulations or any similar certification issued by CMS or a state agency.

     "Medicaid Regulations" means, collectively, (i) all federal statutes
      --------------------
(whether set forth in Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396 et seq.) or elsewhere) affecting the medical assistance program established
     ------
by Title XIX of the Social Security Act; (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes enacted and all state plans for medical assistance, including, but not limited to, Medi-Cal, and state plan amendments filed by the state with CMS in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

     "Medicare" means that certain federal program providing health insurance
      --------
for eligible elderly and other individuals, under which physicians, hospitals, Nursing Facilities, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1395 et seq.) and the regulations promulgated thereunder.

     "Medicare Certification" means, with respect to any Person, health care
      ----------------------
facility, or Nursing Facility, certification by CMS or a state agency or entity under contract with CMS that such Person, facility or Nursing Facility, as applicable, complies with the conditions of participation set forth in Medicare Regulations or any similar certification issued by CMS or a state agency.

     "Medicare Regulations" means, collectively, all federal statutes (whether
      --------------------
set forth in Title XVIII of the Social Security Act (42 U.S.C.(S)(S) 1395 et seq.) or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

         "Member" means Ventas Finance I, Inc., a Delaware corporation, which is
          ------
the sole member of Borrower.

         "Minimum Cash Flow Sweep DSCR" has the meaning set forth in Section
          ----------------------------
2.6(C).

         "Minimum Cash Flow Sweep LCR" has the meaning set forth in Section
          ---------------------------
2.6(C).

         "Monthly Debt Service Payment" has the meaning set forth in Section
          ----------------------------
2.4.

         "Monthly Debt Service Payment Amount" has the meaning set forth in
          -----------------------------------
Section 2.4(A).

         "Moody's" means Moody's Investors Service.
          -------

         "Mortgages" means, collectively, (i) those certain Mortgages,
          ---------
Assignments of Leases and Rents, Security Agreements and Fixture Filings, (ii) those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings and (iii) that certain Deed to Secure Debt, Assignment of Leases and Rent, Security Agreement and Fixture Filing, each of even date herewith from Borrower to Lender, constituting Liens on the respective Properties, as Collateral for the Loan, as same may be modified or amended from time to time.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section
          ------------------
3(37) or Section 4001(a)(3) of ERISA to which Borrower or any Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any Affiliate has any liability, including contingent liability.

         "Net Operating Income" means, for any period, the amount by which Gross
          --------------------
Revenues exceed Operating Expenses.

         "Net Proceeds" means, with respect to any Property, (i) either (x)
          ------------
unless clause (y) below applies, the purchase price actually received by Lender
       ----------
from a third party purchaser with respect to such Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of such Property, the amount of Lender's credit bid, in either case less (ii) all reasonable costs and expenses, including, without limitation, all reasonable attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies.

         "Nondisqualification Opinion" means an opinion of independent tax
          ---------------------------
counsel reasonably acceptable to Lender to the effect that a contemplated action would not materially adversely affect the federal income tax status as a REMIC, trust or other vehicle of any REMIC, trust or other vehicle in which the Loan may be included at the time such opinion is required.

         "Note" has the meaning set forth in Section 2.1.
          ----

         "Nursing Facility" means a skilled nursing facility and any other
          ----------------
general or specialized care facilities (including any Alzheimer's or dementia care unit, sub acute facility, or any facility providing senior care, residential care, assisted care or adult day care and services incidental thereto), now or hereafter located on the Properties.

         "O&M Plans" has the meaning set forth in Section 5.7.
          ---------

         "Obligations" means the entire principal amount of the Loan, interest
          -----------
thereon and all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

         "Operating Expenses" means, without duplication, all costs and expenses
          ------------------
incurred by Lessee determined on an accrual basis, relating to the operation, maintenance, repair, use and management of the Properties, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, actual management fees and all amounts paid into reserves but excluding (i) lease payments made by Lessee under the Master Lease and principal, interest and other payments made by Lessee under the Leasehold Mortgage Documents and any other Indebtedness of Lessee, (ii) depreciation, amortization and other non-cash expenses of the Properties; provided, however,
                                                            --------  -------
such costs and expenses shall be subject to reasonable adjustment by Lender to normalize such costs and expenses and (iii) capital expenditures.

         "Patient Revenues" means revenues generated from the sale of goods or
          ----------------
services at or through the Properties, whether by Lessee or any subtenant or licensee of Lessee, or any other party, which revenues are primarily derived from services provided to patients (including, without limitation, revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at the Properties, but excluding rents received by Lessee from a permitted sublease of any Property(ies) or any part thereof or other consideration received by Lessee from a permitted assignment of the Master Lease or any part thereof), and which revenues shall be measured and computed using the methodology required under the Master Lease and net of contractual adjustments of governmental and other third party payors.

         "Payment Date" means the ninth (9/th/) day of each calendar month
          ------------
occurring during the term of the Loan (or if such ninth (9/th/) day in any calendar month is not a Business Day, the Business Day immediately prior to such ninth (9/th/) day).

         "Pension Plan" means any Employee Benefit Plan, other than a
          ------------
Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the IRC and (i) which is maintained for employees of Borrower, or any of its ERISA Affiliates, (ii) which has at any time within the preceding six
(6) years been maintained for the employees of Borrower or any of its ERISA Affiliates, or (iii) for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

         "Permits" means CONs, Accreditations, Medicaid Certifications, Medicare
          -------
Certifications and all other such federal, state and local approvals, licenses, filings, permits, certificates, regulatory or other agreements (i) required under applicable Legal Requirements by any Governmental Authority or (ii) used or useful in connection with the ownership, operation, use or occupancy of the Properties as Nursing Facilities, including, without limitation, certificates of occupancy, business licenses, state health department licenses, environmental permits, food service licenses, licenses to conduct business and all such other permits, filings, licenses and rights, obtained from, or sent to any governmental or quasi-governmental entity whatsoever.

         "Permitted Encumbrances" means (i) the Mortgages and the other Liens of
          ----------------------
the Loan Documents in favor of Lender; (ii) the items shown in Schedule B to the Title Policies as of Closing; (iii) future liens for property taxes and assessments not then delinquent; (iv) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (v) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by a Borrower by payment, bonding or otherwise within thirty (30) days after the filing thereof or which are being contested in good faith in accordance with Section 5.3(B) hereof; (vi) Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business in accordance with Section 5.17(B) hereof; (vii) all easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property which do not materially and adversely affect (A) the ability of Borrower to pay any of the Obligations as and when due, (B) the marketability of title to any Property, (C) the fair market value of any Property, or (D) the use or operation of any Property as of the Closing Date and thereafter; (viii) rights of Kindred, as tenant under the Master Lease and any other existing and future tenants, as tenants only, pursuant to the Leases; (ix) the Leasehold Mortgages (provided that the Title Policies insure that such Leasehold Mortgages are Liens on Lessee's interest in the Master Lease only and do not constitute Liens on the fee interest of Borrower in and to any Property); and (x) any other Lien to which Lender may expressly consent in writing.

         "Permitted Investments" has the meaning set forth in the Cash
          ---------------------
Management Agreement.

         "Person" means and includes natural persons, corporations, limited
          ------
liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

         "Pre-Existing Condition" has the meaning set forth in Section 5.5.
          ----------------------

         "Prepayment Consideration" has the meaning set forth in Section 2.6.
          ------------------------

         "Primary Borrower Parties" means, collectively, Borrower and Member.
          ------------------------

         "Principal Balance" means the outstanding principal balance of the Loan
          -----------------
from time to time.

         "Proceeds Release Condition" has the meaning set forth in Section
          --------------------------
2.6(D).

         "Pro Forma Net Operating Income" means Net Operating Income for any
          ------------------------------
period adjusted as follows: (i) if the actual occupancy percentage of a Property is greater than 95%, Gross Revenues for such Property shall be reduced by the product of (1) the difference between the actual occupancy percentage of such Property and 95% (combined occupancy and bad debt adjustment) and (2) the Gross Revenues for such Property, (ii) if the actual occupancy percentage of a Property is equal to or less than 95%, Gross Revenues for such Property shall be reduced by the product of (1) six-tenths of one percent (0.6%) (representing a reduction for bad debt expenses) and (2) Gross Revenues for such Property; (iii) a management fee for each Property equal to 5% of Gross Revenues for such Property for such period (after deducting any vacancy factor and for bad debt expenses as calculated in (i) or (ii) above, as applicable); (iv) a reserve for Capital Expenditures equal to $400 per licensed bed at each of the Properties per annum; and provided that Pro Forma Net Operating Income may further be adjusted by Lender based upon Lender's sole good faith determination of the underwriting criteria used in connection with its original underwriting of the Loan prior to Closing (which shall be disclosed by Lender to Borrower) and shall be final absent manifest error. An example of the calculation of Pro Forma Net Operating Income and underwriting criteria used in connection therewith is attached hereto as Exhibit D.
                   ---------

         "Properties" means the properties (including land and Improvements)
          ----------
listed on Exhibit A attached hereto which serve as Collateral for the Loan and
          ---------
which shall be encumbered by and are more particularly described in the respective Mortgages.

         "Property Adverse Effect" means a material adverse effect on the value,
          -----------------------
use or operations of any Property.

         "Property Release" has the meaning set forth in Section 11.4.
          ----------------

         "Rating Agency" means any of S&P, Moody's or any other
          -------------
nationally-recognized statistical rating organization designated by Lender in its sole discretion.

         "Rating Confirmation" means with respect to the transaction or matter
          -------------------
in question, if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization, then each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any class of certificates or other securities issued in connection with such Securitization.

         "Rating Criteria" with respect to any Person, shall mean that (i) the
          ---------------
short-term unsecured debt obligations of such Person are rated at least "A-1+" by S&P and "P-1" by

Moody's, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P and "Aa3" by Moody's, if deposits are held by such Person for a period of one month or more.

         "Receipts" means all revenues, receipts and other payments of every
          --------
kind arising from ownership or operation of the Properties and received by Borrower or Affiliates thereof.

         "Regulatory Permits" has the meaning set forth in Section 4.6(B).
          ------------------

         "Reimbursement Contracts" means all third party reimbursement contracts
          -----------------------
for the Properties which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including, without limitation, Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

         "Related Person" means in relation to any Person, any other Person that
          --------------
is (i) an Affiliate of the first Person; (ii) the sibling of the first Person or of the Affiliate; (iii) the then-current and former spouses of the first Person or of the Affiliate; (iv) a Person that shares or has shared a residence with the first Person or with the Affiliate; (v) the ancestor or descendant of the first Person or of any other Person described in this items (i) through (iv) above; or (vi) any other Person that, by reason of familial, economic, social or other relationship, would reasonably be expected to favor the first Person or to act as requested by the first Person. Where expressions such as "[name of party] or any Related Person" are used, the same shall refer to the named party and any Related Person of the named party.

         "Release Date" has the meaning set forth in Section 11.4.
          ------------

         "Release Price" means, with respect to any Property, an amount equal to
          -------------
125% of the Allocated Loan Amount relating to such Property; provided, however, that the "Release Price" for any Property that is being released (i) pursuant to a Defaulted Property Release, (ii) in connection with a casualty to such Property pursuant to Section 5.5(G) or (iii) in connection with a condemnation affecting such Property pursuant to Section 6 of any Mortgage, shall be an amount equal to the greater of (a) 115% of the Allocated Loan Amount for such Property and (b) the amount of any consideration received by Borrower from Lessee pursuant to the Master Lease in connection with the release of such Property, but not to exceed 125% of the Allocated Loan Amount for such Property.

         "Released Proceeds" has the meaning set forth in Section 2.6(D).
          -----------------

         "REMIC" means a real estate mortgage investment conduit as defined in
          -----
Section 860D of the Code.

         "Rents" has the meaning set forth in the granting clauses of each of
          -----
the Mortgages.

         "Replacement Reserve" means the reserve established pursuant to Section
          -------------------
6.5.

         "Required Repairs" has the meaning set forth in Section 6.7.
          ----------------

       "Reserve Sub-Accounts" has the meaning set forth in Section 7.1.
        --------------------

       "Reserves" means the reserves held by or on behalf of Lender pursuant to
        --------
this Loan Agreement or other Loan Documents, including without limitation, the reserves established pursuant to Article VI.

       "Restoration" has the meaning set forth in Section 5.5(B).
        -----------

       "Restoration Threshold" means, for any Property, an amount equal to the
        ---------------------
greater of (i) 5% of the Allocated Loan Amount for such Property and (ii) $250,000.

       "Retention Amount" has the meaning set forth in Section 5.5(D).
        ----------------

       "S&P" shall mean Standard & Poor's Rating Services, a division of The
        ---
McGraw-Hill Companies, Inc.

       "SEC" has the meaning set forth in Section 5.1(A).
        ---

       "Secondary Market Transaction" has the meaning set forth in Section 10.1.
        ----------------------------

       "Section 7.3 Master Lease Event of Default" has the meaning set forth in
        -----------------------------------------
Section 7.3.

       "Securities" (whether or not capitalized) means any stock, shares, voting
        ----------
trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

       "Securitization" means a public or private rated offering of securities
        --------------
representing direct or indirect interests in one or more mortgage loans or the right to receive income therefrom.

       "Servicer" means a servicer selected by Lender from time to time in its
        --------
sole discretion to service the Loan.

       "Sub-Accounts" has the meaning set forth in Section 7.1.
        ------------

       "Suits" has the meaning set forth in Section 4.9.
        -----

       "Survey" has the meaning set forth in Section 3.1(G).
        ------

       "Sweep Event Determination Date" has the meaning set forth in Section
        ------------------------------
2.6(D).

       "Tax Liabilities" has the meaning given to such term in Section 2.8.
        ---------------

       "Term" shall mean the period from the date hereof through and including
        ----
the Maturity Date.

       "Title Company" means First American Title Insurance Company or such
        -------------
other national title insurance company as may be reasonably acceptable to Lender.

       "Title Policies" means the mortgagee policies of title insurance
        --------------
pertaining to the Mortgages issued to Lender in connection with the Closing meeting the requirements of Section 3.1(G).

       "Transfer" has the meaning set forth in Section 11.2.
        --------

       "Vencor" means, collectively, Vencor, Inc., a Delaware corporation (n/k/a
        ------
Kindred Healthcare, Inc.), and Vencor Operating, Inc., a Delaware corporation (n/k/a Kindred Healthcare Operating, Inc.).

       "Ventas" means Ventas, Inc., a Delaware corporation.
        ------

       "Ventas Realty" means Ventas Realty, Limited Partnership, a Delaware
        -------------
limited partnership.

       "Waiving Party" has the meaning set forth in Article XIII.
        -------------

Section 1.2   Accounting Terms.
              ----------------

       Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

Section 1.3   Other Definitional Provisions.
              -----------------------------

       References to "Articles", "Sections", "Subsections", "Exhibits" and
                      --------    --------    -----------    --------
"Schedules" shall be to Articles, Sections, Subsections, Exhibits and Schedules,
 ---------
respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan Agreement, "hereof", "herein", "hereto", "hereunder" and the like mean and refer
            ------    ------    ------    ---------
to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing"
                                                                     -------
include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be
                                  ---------    --------       -------
deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document shall include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

Section 2.1   Loan.

     (A)  Loan. Subject to the terms and conditions of this Loan Agreement and
          ----
in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, a loan in the amount of $225,000,000 (such loan and the obligation of Borrower to repay the same together with all interest and other amounts from time to time owing hereunder may be referred to as the "Loan"). The Loan shall
                                                        ----
be comprised of the following six (6) components (each, a "Component"): (i) a
                                                           ---------
Component in the original principal amount of $125,230,000 ("Component A"); (ii)
                                                             -----------
a Component in the original principal amount of $17,970,000 ("Component B");
                                                              -----------
(iii) a Component in the original principal amount of $8,860,000 ("Component
                                                                   ---------
C"); (iv) a Component in the original principal amount of $26,830,000;
-
("Component D"); (v) a Component in the original principal amount of $26,830,000
  -----------
("Component E"); and (vi) a Component in the original principal amount of
  -----------
$19,280,000 ("Component F").
              -----------

     (B)  Note. On the Closing Date, Borrower shall execute and deliver to
          ----
Lender a Promissory Note, dated of even date herewith (as amended, modified or restated, and any replacement notes therefor, the "Note"), made by Borrower to
                                                   ----
the order of Lender, in the original principal amount of $225,000,000.

     (C)  Use of Proceeds. The proceeds of the Loan funded at Closing shall be
          ---------------
used to (i) repay any existing indebtedness secured by any mortgage encumbering all or any part of the Properties; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable costs and expenses incurred by Lender, including the legal fees and expenses of counsel to Lender, and other costs and expenses incurred by the Borrower Parties in connection with the Loan and related transactions and (iii) establish the Reserves required hereunder. The remaining proceeds of the Loan, if any, shall be disbursed to Borrower to be disbursed to its Member. The Member shall in turn disburse such remaining proceeds to its sole shareholder which may use such proceeds as it deems appropriate in its sole discretion; provided, however, that any and all such
                                    --------  -------
remaining proceeds of the Loan will be used for commercial purposes only and will not be used for personal, family, agricultural or household use.

Section 2.2   Interest.
              --------

     (A)  Rate of Interest. The outstanding principal balance of each Component
          ----------------
of the Loan shall bear interest at a rate per annum equal to the Interest Rate in effect for such Component for each Interest Accrual Period during the term hereof. The "Interest Rate" for any Component of the Loan for any Interest
             -------------
Accrual Period shall be the rate of interest per annum equal to the sum of (i) the Applicable Spread for such Component plus (ii) the LIBO Rate in effect for such Interest Accrual Period.

     (B)  Default Rate. Notwithstanding the foregoing, upon the occurrence and
          ------------
during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of each Component of the Loan and all other Obligations shall bear interest until paid in full at a rate per annum that is three percent (3.0%) in excess of the Interest Rate for each such Component otherwise applicable under this Loan Agreement and the Note (the "Default Rate").
                             ------------

     (C)  Computation of Interest. Interest on the Loan and all other
          -----------------------
Obligations owing to Lender shall be computed on the basis of a 360-day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest shall be payable in arrears (except with respect to the number of days from the Payment Date in any Interest Accrual Period to the last day of such Interest Accrual Period (if such Interest Accrual Period does not end on such Payment Date) as to which Interest shall be payable in advance).

     (D)  Interest Laws. Notwithstanding any provision to the contrary contained
          -------------
in this Loan Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess
                                                                        ------
Interest"). If any Excess Interest is provided for or determined by a court of
--------
competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum
                                                                         -------
Rate"), and this Loan Agreement and the other Loan Documents shall be deemed to
----
have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the applicable Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the applicable Interest Rate, then the foregoing provisions of this paragraph shall apply.

     (E)  Late Charges. If an Event of Default relating to non-payment of
          ------------
principal (other than non-payment of the outstanding principal amount of the Loan at the Maturity Date), interest or other sums due hereunder or under any of the other Loan Documents shall occur, then Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to three percent (3.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

Section 2.3    Interest Rate Cap Agreement.
               ---------------------------

     (A) As a condition to Closing, Borrower shall purchase and pledge and deliver to Lender an interest rate cap agreement satisfying the criteria set forth below (the "Cap"), and Borrower shall maintain such Cap in the possession
                  ---
of Lender, in full force and effect, until all

Obligations are fully and finally repaid. The Cap (i) shall have a notional amount equal to the outstanding principal balance of the Loan, (ii) shall provide that to the extent that LIBO Rate exceeds eight percent (8%) per annum (the "Cap Threshold Rate"), then the Cap Provider shall pay to Lender not less
      ------------------
than the amount of interest that would accrue on the Loan at a per annum rate equal to difference between LIBO Rate and the Cap Threshold Rate, (iii) shall be in form and substance reasonably satisfactory to Lender, (iv) shall have a term equal to the Term of the Loan, and (v) shall be issued by a financial institution (the "Cap Provider") having a financial rating by S&P of at least
                  ------------
"AA", and by Moody's of at least "Aa2", and otherwise be acceptable to Lender in Lender's reasonable discretion at the time that the Cap is issued.

     (B) If at any time the long-term unsecured debt rating assigned to any Cap Provider (if it carries a long-term rating) by S&P shall fall below "AA-" or by Moody's shall fall below "Aa3" and the short-term unsecured debt rating assigned to any Cap Provider (if it carries a short term rating) by S&P shall fall below "A-1+" or by Moody's shall fall below "P-1", Borrower shall be required to deliver a replacement Cap in substantially the form of the Cap delivered at Closing issued by a Cap Provider having a long-term unsecured debt rating by S&P of at least "AA-" and by Moody's of at least "Aa3" or having a short-term unsecured debt rating by S&P of at least "A-1+" and by Moody's of at least "P-1", providing for a cap "strike price" not greater than the Cap Threshold Rate and otherwise reasonably acceptable to Lender (a replacement Cap meeting all of the foregoing conditions, an "Acceptable Replacement Cap") within fifteen
                                     --------------------------
(15) Business Days after such downgrade of the Cap Provider, together with an assignment of such Cap substantially in the form of the Assignment of Rate Cap and such Financing Statements and opinions of counsel to the Cap Provider as Lender may require each in form and substance reasonably acceptable to Lender. If, for any reason, Borrower is unable to deliver an Acceptable Replacement Cap when required hereunder, then at or prior to the time when the replacement Cap is due hereunder, Borrower shall deliver to Lender cash security (such cash security together with any interest thereon, the "Cap Reserve") in an amount
                                                  -----------
sufficient to cover the amount of additional interest which Lender reasonably estimates may be incurred during the remaining Term of the Loan as a result of the LIBO Rate exceeding the Cap Threshold Rate, which Cap Reserve shall be held by Lender and applied to the Obligations in accordance with Section 6.1. If Borrower shall thereafter deliver an Acceptable Replacement Cap, the remaining balance of the Cap Reserve shall be returned to Borrower. Borrower shall be required to pay any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender (and by any Servicer and trustee in connection with any Securitization backed in whole or in part by the Loan) in connection with delivery of such Acceptable Replacement Cap and all related documentation and opinions required above.

     (C) All payments made by the Cap Provider under the Cap shall be deposited directly by the Cap Provider into the Central Account and applied in accordance with the Cash Management Agreement.

Section 2.4    Payments.
               --------

     (A)  Payments of Interest and Principal. On January 9, 2002 (the "First
          ----------------------------------                           -----
Payment Date"), Borrower shall make a payment to Lender of interest for the
------------
period from the Closing Date through the last day of the Interest Accrual Period in which the Closing Date occurs, plus the principal amount due for such Payment Date as set forth on the principal amortization schedule attached hereto as Schedule 2.4 (the "Principal
                                         ------------       ---------
Amortization Schedule"). On each Payment Date thereafter through but excluding
---------------------
the Maturity Date, Borrower shall make monthly payments (each, a "Monthly Debt
                                                                  ------------
Service Payment") of (i) interest in an amount equal to interest accrued on the
---------------
outstanding principal balance of each Component of the Loan at the Interest Rate in effect for such Component for the related Interest Accrual Period plus (ii) the principal amount due for such Payment Date as set forth on the Principal Amortization Schedule (the sum of clauses (i) and (ii), the "Monthly Debt
                                                             ------------
Service Payment Amount"). All principal payments shall be applied first to
----------------------
reduce the outstanding principal of Component A until the principal amount of such Component is paid in full and then sequentially to the other Components in alphabetical and/or numerical order until the principal amount of each of the other Components is, in turn, paid in full. The principal payments due under the Principal Amortization Schedule were calculated based on a twenty-five (25) year amortization schedule and assuming accrual of interest on the outstanding principal balance of the Loan at a per annum rate equal to the sum of (i) the Cap Threshold Rate plus (ii) 1.46% (the rounded initial weighted average of the Applicable Spreads).

     (B)  Date and Time of Payment. Borrower shall receive credit for payments
          ------------------------
on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 2:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 2:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

     (C)  Manner of Payment. Borrower promises to pay all of the Obligations
          -----------------
relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by Borrower on the Loan shall be made without deduction, defense, set off or counterclaim and all scheduled payments of interest, principal or Reserve amounts shall be made in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate in accordance with Article VII.

Section 2.5 Maturity. To the extent not sooner due and payable in accordance
            --------
with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon (including interest through the end of the Interest Accrual Period then in effect), the applicable Prepayment Consideration (if any), and all other sums then owing to Lender hereunder and under the Note, the Mortgages and the other Loan Documents, shall be due and payable on the Maturity Date.

Section 2.6 Prepayment.
            ----------

     (A)  Limitation on Prepayment; Prepayment Consideration Due on
          ---------------------------------------------------------
Acceleration. Borrower may prepay the Loan in whole or part at any time;
------------
provided, however, that if any such prepayment occurs prior to the first (1/st/) anniversary of the First Payment Date such prepayment must be accompanied by payment of Prepayment Consideration. Thereafter, Borrower may prepay the Loan in whole or in part, without payment of Prepayment Consideration, provided that, in any case, (i) Borrower shall provide to Lender not less than ten (10) Business Days prior written notice of such prepayment (or five (5) Business Days in the case of a prepayment in connection with a Defaulted Property Release),
(ii) together with such prepayment Borrower also shall pay all accrued and unpaid interest and all other Obligations (or Obligations then due in the case of a partial prepayment), (iii) if such prepayment occurs on any day other than a Payment Date, then together therewith Borrower also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of prepayment to the end of such Interest Accrual Period (and all such amounts shall be held by Lender in the Debt Service Payment Sub-Account and applied to payment of the Obligations on the next Payment Date) and (iv) no partial prepayment shall be in an amount less than $1,000,000. Notwithstanding the foregoing, whether before or after the first (1/st/) anniversary of the First Payment Date, Borrower may prepay a portion of the Loan in connection with the Release of one or more of the Properties in accordance with the terms and conditions of Section 11.4.

     (B)  Prepayment Consideration Due. If any prepayment of all or any portion
          ----------------------------
of the Loan shall occur prior to the first (1/st/) anniversary of the First Payment Date, whether voluntarily, on account of acceleration of the Loan due to an Event of Default, or otherwise, then except only as expressly provided herein to the contrary, Borrower shall be required to pay the Prepayment Consideration to Lender together with such prepayment, as liquidated damages and compensation for costs incurred, and in addition to all other amounts due and owing to Lender. Notwithstanding the foregoing, no Prepayment Consideration will be due in connection with any principal prepayment resulting from the application to the Obligations of (i) insurance or condemnation proceeds required by Lender pursuant to this Loan Agreement or the Mortgages or (ii) any funds in the Cash Flow Sweep Sub-Account pursuant to Section 3.3 of the Cash Management Agreement, in any case provided that no Event of Default exists. The foregoing designation of any amount of Prepayment Consideration in this Loan Agreement shall not create a right to prepay at any time or in any circumstances where this Loan Agreement does not expressly state that such a right exists.

     (C)  Mandatory Prepayments; Cash Flow Sweep Events. If, at any time prior
          ---------------------------------------------
to the repayment of the Obligations in full, a Cash Flow Sweep Event shall occur, then, from and after the occurrence of such Cash Flow Sweep Event and for so long as such Cash Flow Sweep Event continues to exist, pursuant to the Cash Management Agreement all Excess Cash Flow shall be deposited in the Cash Flow Sweep Sub-Account. A "Cash Flow Sweep Event" shall occur (i) as of any Sweep
                      ---------------------
Event Determination Date when (a) the Cash Flow Sweep DSCR as of the immediately prior Calculation Date is less than 1.50:1 (the "Minimum Cash Flow Sweep DSCR")
                                                 ----------------------------
or (b) the Cash Flow Sweep LCR as of the immediately prior Calculation Date is less than 1.0:1 (the "Minimum Cash Flow Sweep LCR"), and shall continue to exist
                      ---------------------------
until the Minimum Cash Flow Sweep DSCR test and Minimum Cash Flow Sweep LCR test referred to in the foregoing clauses (a) and (b), respectively, have each been satisfied as of any subsequent Sweep Event Determination Date or (ii) upon the existence or occurrence of a Proceeds Release Condition on or after the date which is six (6) months prior to the Maturity Date, and shall continue to exist until Excess Cash Flow in the amount of the Released Proceeds has been deposited into the Cash Flow Sweep Sub-Account (or Borrower has made a principal prepayment on the Loan in the amount of such Released Proceeds). Notwithstanding that the Cash Flow Sweep DSCR shall be less than the Minimum Cash Flow Sweep DSCR as of any Sweep Event Determination Date, provided that the Minimum Cash Flow Sweep LCR test is satisfied, Borrower may cure such Cash Flow Sweep Event under clause (i) above by making a principal prepayment on the Loan (which prepayment amount shall be held in the Debt Service Sub-Account and applied to payment of principal on the next Payment Date (without imposition of any Prepayment Consideration)), within two (2) Business Days after the date of delivery of Lender's notice, as described below, that a Cash Flow Sweep Event has occurred, in an amount which as determined by Lender, in its sole good faith discretion, would be sufficient to cause the Cash Flow Sweep DSCR to exceed the Minimum Cash Flow Sweep DSCR if interest payable on the Loan included in determining such Cash Flow Sweep DSCR were recalculated assuming that such amount were applied to reduce the principal amount of the Loan as of the first day of the relevant Measurement Period. During the continuance of a Cash Flow Sweep Event, any funds on deposit in the Cash Flow Sweep Sub-Account will be applied to payment of principal of the Loan (without payment of any Prepayment Consideration) upon the Payment Date following deposit of such funds. The existence of a Cash Flow Sweep Event shall be determined by Lender in its sole good faith determination. If Lender determines that a Cash Flow Sweep Event has occurred, Lender shall send Borrower written notice thereof together, in the case of clause (i) above, with Lender's calculations supporting such determination.

     (D)  Definitions. The following terms shall have the meanings indicated:
          -----------

          "Calculation Date" means the last day of each calendar quarter
           ----------------
     commencing with the calendar quarter ended March 31, 2002.

          "Cash Flow Sweep DSCR" for any Calculation Date, shall mean the ratio
           --------------------
     of (a) the Pro Forma Net Operating Income for the calendar quarter ended as of such Calculation Date to (b) the lesser of (1) the actual Monthly Debt Service Payments paid on the Loan for such calendar quarter (provided that, for purposes of calculating debt service under this clause (b) such quarter shall be deemed to start on the day after the first Payment Date during such calendar quarter and to end on and include the first Payment Date following the end of such calendar quarter (such quarter, as so adjusted, the "Measurement Period") and (2) the debt service amount which would have
          ------------------
     been payable during such Measurement Period if interest were recalculated at an interest rate equal to the Cap Threshold Rate plus the then Applicable Spread and including scheduled principal payments due hereunder.

          "Cash Flow Sweep LCR" for any Calculation Date, shall mean the ratio
           -------------------
     of (a) the Pro Forma Net Operating Income for the calendar quarter ended as of such Calculation Date to (b) the Base Rent payable (and as defined) under the Master Lease during such calendar quarter.

          "Prepayment Consideration" shall mean an amount equal to one percent
           ------------------------
     (1%) of the Loan balance (or the portion thereof being prepaid) at the time of prepayment.

          A "Proceeds Release Condition" shall occur in the event that Lender is
             --------------------------
     required, pursuant to Section 5.5(C) of this Loan Agreement, to release any insurance proceeds to Lessee for restoration of any Property.

          "Released Proceeds" shall mean any insurance proceeds released to
           -----------------
     Lessee for restoration of any Property during a Proceeds Release Condition.

          "Sweep Event Determination Date" for any Calculation Date, shall mean
           ------------------------------
     the date of delivery of the financial statements for such Calculation Date (or the date on which such financial statements are required to be delivered pursuant to Section 5.1).

Section 2.7  Outstanding Balance. The balance on Lender's books and records
             -------------------
any be presumptive evidence (absent manifest error) of the amounts owing to Lender by Borrower; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations.

Section 2.8  Taxes. Any and all payments or reimbursements made hereunder or
             -----
under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding taxes imposed on net income in accordance with the following sentence herein "Tax Liabilities"). Notwithstanding the foregoing, Borrower
                 ---------------
shall not be liable for taxes imposed on the net income of Lender or any Funding Party by the jurisdictions under the laws of which Lender or any Funding Party is organized or doing business or any political subdivision thereof or taxes imposed on its net income by the jurisdictions of Lender's or any Funding Party's applicable lending offices or any political subdivision thereof. If Borrower shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

Section 2.9  Reasonableness of Charges. Borrower Parties agree that (i) the
             -------------------------
actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of interest at the Default Rate, the late charges, and the Prepayment Consideration are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such interest at the Default Rate and late charges and Lender's reasonable attorneys' fees and other reasonable costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) the obligations to pay interest at such Default Rate, late charges, Prepayment Consideration, and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

Section 2.10 Funding Losses/Change in Law Etc.
             --------------------------------

     (A) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Funding Party for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Funding Party's reinvestment rate and the interest rate on the Loan)

(collectively, "Funding Losses") sustained by Lender or any Funding Party:
                --------------
(i) if the Note, or any portion thereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from condemnation or insurance proceeds); or (ii) as a consequence of (x) any increased cost of funds that Lender or any Funding Party may sustain in maintaining the borrowing evidenced hereby or (y) the reduction of any amounts received or receivable from Borrower, in either case under clause (i) or (ii), due to the introduction of, or any change in, any law or applicable regulation or treaty adopted after the date hereof (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Funding Party, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction made as of the date hereof.

     (B) If Lender or any Funding Party shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including but not limited to any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or a Funding Party or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on the capital of Lender or its holding company, or of the Funding Party's or its holding company, as the case may be, then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Funding Party for any such reduction suffered.

     (C) Any amount payable by Borrower under Section 2.10(A) or 2.10(B) shall be paid to Lender within ten (10) Business Days after receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount in reasonable detail and the computations made by Lender to determine the amount due, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period; except that Borrower shall not be liable to any Funding Party or to Lender in respect of any reduction described in Section 2.10(A) or 2.10(B) with respect to any period more than three (3) months before Borrower receives the certificate required by the previous sentence. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Section 2.10(A) or 2.10(B) above and of the amount to be paid as a result thereof, provided, however, any
                                                        --------  -------
failure by Lender to so notify Borrower shall not affect its obligation to make the payments to be made under this Section as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section shall constitute additional interest under the Loan and shall be secured by the Mortgages and the other Loan Documents.

     (D) If Lender or any Funding Party requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of clause (ii) of Section 2.10(A) or Section 2.10(B), then, upon request of Borrower, Lender or such Funding Party shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to Lender or such Funding Party, including, without limitation, by designating another of Lender's or such Funding Party's offices, branches or affiliates as the lending office, branch or affiliate; Borrower hereby agreeing to pay all reasonably incurred costs and expenses incurred by Lender or any Funding Party in connection with any such action.

                                  ARTICLE III
                               CONDITIONS TO LOAN

Section 3.1 Conditions to Funding of the Loan on the Closing Date. The
            -----------------------------------------------------
obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to Lender, then the condition shall not be satisfied unless (i) the same shall be in form and substance reasonably satisfactory to Lender, and (ii) if so required by Lender, Borrower shall deliver to Lender a certificate duly executed by Borrower stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

     (A)    Loan Documents. On or before the Closing Date, Borrower shall
            --------------
execute and deliver and cause to be executed and delivered to Lender all of the Loan Documents specified in Schedule 3.1(A), together with such other Loan
                            ---------------
Documents as may be reasonably required by Lender, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

     (B)    Deposits. The deposits required herein, including without
            --------
limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at the option of Borrower, the same may be made from the proceeds of the Loan).

     (C)    Performance of Agreements, Truth of Representations and Warranties.
            ------------------------------------------------------------------
Each Borrower Party and all other Persons executing any agreement on behalf of Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

     (D)    Closing Certificate. On or before the Closing Date, Lender shall
            -------------------
have received certificates of even date herewith executed on behalf of Borrower by the chief financial officer (or similar officer of Borrower) truly and correctly stating that: (i) on such date, no Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of Borrower or the projected cash flow of Borrower or, to Borrower's knowledge, any Property has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that, to Borrower's knowledge, such materials delivered to Lender are true and materially complete and fairly represent the financial condition of Borrower and the cash flow of each Property as of the date thereof; and (iii) the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail) and (iv) to Borrower's knowledge, there are no facts or conditions concerning any Property or Borrower Party that have not been disclosed to Lender that are reasonably likely to result in a Material Adverse Effect.

     (E)  Opinions of Counsel. On or before the Closing Date, Lender shall have
          -------------------
received from Baker & McKenzie or Barack Ferrazzano Kirschbaum Perlman & Nagelberg or other legal counsel for Borrower reasonably satisfactory to Lender, such counsel's written opinion as to such matters as Lender shall reasonably request, including opinions to the effect that (i) each of the Borrower Parties is duly formed, validly existing, and in good standing in its state of organization and, in the case of Borrower, in the states where the Properties are located, (ii) this Loan Agreement, the Loan Documents and the Master Lease have been duly authorized, executed and delivered by the Borrower Parties and are enforceable against the Borrower Parties in accordance with their terms subject to customary qualifications for bankruptcy and general equitable principles; and (iii) neither Borrower nor Member would be consolidated in any bankruptcy proceeding affecting Ventas or certain other Affiliates of Borrower specified by Lender. Also on or before the Closing Date, Lender shall have received (a) an opinion of local counsel to Borrower in each state where the Properties are located as to the enforceability of the Mortgages and the Assignments of Leases and such other matters as Lender may reasonably request and (b) opinions of legal counsel for Borrower in the State of Delaware reasonably satisfactory to Lender that, among other matters, (1) under Delaware law (x) the prior written consent of Member and the unanimous written consent of the board of directors of Member (including the Independent Directors thereof) would be required for a voluntary bankruptcy filing by Member and Borrower and
(y) such unanimous consent requirements are enforceable against Member and the sole shareholder of Member, as the case may be, in accordance with their terms;
(2) under Delaware law the bankruptcy or dissolution of Member would not cause the dissolution of Borrower and the bankruptcy of the sole shareholder of Member would not cause the dissolution of Member; (3) under Delaware law, creditors of Member shall have no legal or equitable remedies with respect to the assets of Borrower and creditors of the sole shareholder of Member shall have no legal or equitable remedies with respect to the assets of Member; and (4) a federal bankruptcy court would hold that Delaware law governs the determination of what Persons have authority to file a voluntary bankruptcy petition on behalf of Borrower and Member.

     (F)  Title Policies. On or before the Closing Date, Lender shall have
          --------------
received and approved pro forma Title Policies for each of the Properties (one title policy shall be issued for each state in which any of the Properties are located), and as of the Closing, the Title Company shall be irrevocably committed and prepared immediately to issue the Title Policies. Each Title Policy shall be in form and substance reasonably satisfactory to Lender. Without limitation, Lender may reasonably require that the Title Policies be issued on the 1970 ALTA form (if available) by the Title Company, together with such reinsurance and direct access agreements as Lender may require, insuring that the Mortgages constitute valid first and prior enforceable liens on Borrower's fee simple interest in the Properties (including any easements appurtenant thereto, but without insuring the priority of any such easement over any liens that encumber the property burdened by the easement) subject only to Permitted Encumbrances and such other exceptions to coverage as are reasonably acceptable to Lender. The Title Policies shall contain such endorsements as Lender may require (to the extent available in the state where the applicable Property is located) in form reasonably acceptable to Lender, including deletion of the creditors' rights exception and affirmative endorsement coverage for creditors' rights risks.

     (G)  Survey. Lender shall have received a survey of each Property,
          ------
certified to Lender and its successors, assigns and designees and to the Title Company by a surveyor reasonably satisfactory to Lender (the "Survey"). All
                                                              ------
surveys shall contain the minimum detail for land surveys as most recently adopted by ALTA/ASCM, shall substantially comply with Lender's survey requirements and shall contain a certification substantially in the form of Exhibit B attached hereto. Said surveys shall show no state of facts or
---------
conditions reasonably objectionable to Lender.

     (H)  Zoning. On or before the Closing Date, Lender shall have received
          ------
evidence reasonably satisfactory to Lender as to the zoning and subdivision compliance of each Property.

     (I)  Certificates of Formation and Good Standing. On or before the Closing
          -------------------------------------------
Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status if available) from the state of its formation, from the states in which its principal place of business is located, and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business (including, without limitation, in the case of Borrower and, to the extent required by law, Member, the states in which the Properties are located). Each such certificate shall be dated not more than thirty (30) days prior to the Closing Date, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower Party's organizational documents (as the case may be, the "Borrower Party Secretary")
                                                   ------------------------
shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

     (J)  Certificates of Incumbency and Resolutions. On or before the Closing
          ------------------------------------------
Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

     (K)  Financial Statements. On or before the Closing Date, Lender shall have
          --------------------
received such financial statements and other financial information as shall be satisfactory to

Lender for each Borrower Party and the Properties. All such financial statements of each Borrower Party shall be certified to Lender by the applicable Borrower Party (through its chief financial officer or other officer), which certification shall be in form and substance reasonably satisfactory to Lender.

     (L)  Agreements. On or before the Closing Date, Lender shall have received
          ----------
copies of all material operating agreements, service contracts and equipment leases, if any, relating to ownership and operation of each Property.

     (M)  Annual Budgets. On or before the Closing Date, Lender shall have
          --------------
received the Annual Budget for each Property and for the Properties in the aggregate for the remainder of the current calendar year.

     (N)  Master Lease, Estoppels. Prior to the Closing, Lender shall have
          -----------------------
received a true and complete copy of the Master Lease and any other Leases in Borrower's possession, and a tenant estoppel certificate and subordination, non-disturbance and attornment agreements relating to each of the Mortgages substantially in the form attached hereto as Exhibit C executed by Borrower and
                                             ---------
Kindred, in its capacity as tenant under the Master Lease.

     (O)  Licenses, Permits and Approvals. On or before Closing Date, Lender
          -------------------------------
shall have received copies of the final, unconditional certificates of occupancy issued with respect to each Property, together with all other applicable Permits required for Borrower, Lessee or their respective Affiliates to own, use, occupy, operate and maintain each Property for their current uses under applicable Legal Requirements including, without limitation, all Permits required for operation of each Property as a Nursing Facility, in each of the foregoing cases, to the extent in Borrower's possession.

     (P)  Insurance Policies and Endorsements. On or before the Closing Date,
          -----------------------------------
Lender shall have received copies of insurance policies required to be maintained under this Loan Agreement and the other Loan Documents and certificates of insurance (dated not more than 20 days prior to the Closing
Date) evidencing such insurance coverages, together with endorsements reasonably satisfactory to Lender naming Lender as an additional insured under liability policies and loss payee under property, boiler and machinery policies, as required by Lender, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that Borrower maintains with respect to any Property, the same shall be endorsed to include Lender as an additional insured arising out of the operations of the named insured.

     (Q)  Environmental Assessments. Lender shall have received and approved
          -------------------------
Environmental Reports prepared or updated not later than ninety (90) days prior to the Closing, relating to each of the Properties, together with a letter from the preparer thereof entitling Lender and its successors and assigns to rely upon said Environmental Report (if same is not addressed to Lender).

     (R)  Property Condition Reports. On or before the Closing Date, Lender
          --------------------------
shall have received property condition reports for each of the Properties addressed to Lender and its successors and assigns, which shall be prepared by an engineer or other consultant reasonably satisfactory to Lender and otherwise shall be in form and substance satisfactory to Lender in its sole discretion. Such reports shall set forth any items of deferred maintenance at each Property.

     (S)  Appraisals. On or before the Closing Date, Lender shall have received
          ----------
appraisals, dated not more than one hundred fifty (150) days prior to the Closing Date, of each of the Properties each prepared by an independent appraiser engaged by Lender, holding an M.A.I. designation, licensed in the state where the respective Property is located and having experience in the valuation of health care properties, which indicate an aggregate fair market value of the Properties (based on the Net Operating Income of Lessee from the Properties rather than Rents payable to Borrower under the Master Lease) which would reflect a loan-to-value ratio for the Loan of not more than 57%, and are otherwise satisfactory to Lender in its sole discretion in all respects. Each such appraisal shall conform in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Lender were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

     (T)  Searches. Prior to the Closing Date, Lender shall have received
          --------
certified copies of Uniform Commercial Code, judgment, tax lien, bankruptcy and litigation search reports with respect to each of the Borrower Parties, Lessee and Vencor all dated not more than sixty (60) days prior to the Closing Date.

     (U)  Documentation Regarding Application of Proceeds. Prior to the Closing
          -----------------------------------------------
Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan Agreement and by Borrower regarding the application of any remaining available proceeds of the Loan.

     (V)  Leasehold Mortgage Documents; Intercreditor Agreements. On or before
          ------------------------------------------------------
the Closing Date, Lender shall have received true and complete copies of all Leasehold Mortgage Documents in Borrower's possession which shall be in form and substance acceptable to Lender and each Leasehold Mortgagee shall have executed and delivered an Intercreditor Agreement.

     (W)  Legal Fees; Closing Expenses. Borrower shall have paid any and all
          ----------------------------
reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the Closing.

     (X)  Other Review. Lender shall have completed all other review of Borrower
          ------------
Parties, the Properties, and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan. Borrower Parties shall have satisfied such other reasonable criteria as Lender may reasonably specify.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Loan Agreement and to make the Loan, Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date. Further, each of the other Borrower Parties represents and warrants to Lender that the statements set forth in this Article IV pertaining to such party, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

Section 4.1  Organization, Powers, Capitalization, Good Standing, Business.
             -------------------------------------------------------------

     (A) Organization and Powers. Borrower is a limited liability company and
         -----------------------
Member is a corporation, each duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

     (B) Qualification. Each Borrower Party is duly qualified and in good
         -------------
standing in the state of its formation. Each of Borrower and, if required by applicable law, Member are also duly qualified and in good standing in the states where the respective Properties are located. In addition, Borrower is duly qualified and in good standing in each state where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

     (C) Organization. The organizational chart set forth as Schedule 4.1(C)
         ------------                                        --------------
accurately sets forth the direct and indirect ownership structure of the Borrower Parties.

Section 4.2  Authorization of Borrowing, etc.
             -------------------------------

     (A) Authorization of Borrowing. Borrower has the power and authority to
         --------------------------
incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trust, corporate or other action, as the case may be, and each of the Loan Documents has been duly executed and delivered by each of the Borrower Parties.

     (B) No Conflict. The execution, delivery and performance by each Borrower
         -----------
Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, operating agreement or other organizational documents, as the case may be, of such Borrower Party; or (z) any order, judgment or decree of any court or other agency of government binding on Borrower Party or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower Party or any of its Affiliates except to the extent that such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect or Property Adverse Effect; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon any Property or assets of Borrower Party or any of its Affiliates; or (4) except as set forth on Schedule 4.2 and except for any approvals or consents the
                       ------------
failure to obtain which could not reasonably be expected to have a Material Adverse Effect or Property Adverse Effect, require any approval or consent of any Person under any Contractual Obligation of Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Closing Date.

     (C) Governmental Consents. The execution, delivery and performance by each
         ---------------------
Borrower Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for the recording of the Mortgages and filings and recordings required in connection with the creation or perfection of any other security interests with respect to the Collateral granted under this Loan Agreement or any of the other Loan Documents.

     (D) Binding Obligations. This Loan Agreement is, and the Loan Documents,
         -------------------
including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, enforceable against each of the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights generally or by equitable principles relating to enforceability. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents. No Borrower Party has any claim against Lender or any Affiliate of Lender in connection with the Loan Documents.

Section 4.3 Financial Statements. All financial statements concerning Borrower,
            --------------------
its Affiliates and, to Borrower's knowledge, the Properties which have been furnished by or on behalf of Borrower to Lender pursuant to this Loan Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Since the date of the most recent financial statements of Guarantor and/or the Properties delivered to Lender, there has been no change in the financial condition, operations or business of the Borrower Parties or the Properties from that set forth in said financial statements that could reasonably be expected to have a Material Adverse Effect or Property Adverse Effect.

Section 4.4 Indebtedness and Contingent Obligations. As of the Closing, Primary
            ---------------------------------------
Borrower Parties shall have no Indebtedness or Contingent Obligations other than the Obligations or any other Indebtedness expressly permitted under this Loan Agreement or the other Loan Documents.

Section 4.5 Title to Properties. Borrower has good, marketable and insurable fee
            -------------------
simple to each of the Properties, free and clear of all Liens except for Permitted Encumbrances. Borrower owns and will own at all times all personal property relating to the Properties (other than personal property which is (a) leased by such Borrower (as to which such Borrower has valid leasehold title) or
(b) owned by Lessee or other tenants of the Properties), subject only to Permitted Encumbrances. There are no pending proceedings in condemnation or eminent domain affecting any Property, and to the knowledge of Borrower Parties, none is threatened. No Person has any option or other right to purchase all or any portion of Borrower's interest in any Property or any interest therein (other than Lessee's rights to purchase a Property in connection with certain casualties or upon the occurrence of certain defaults under the Master

Lease upon the terms and subject to the conditions of Section 14.2 and Section 16.12, respectively, of the Master Lease). There are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any Property which are or may be liens prior to, or equal or coordinate with, the liens of any Mortgage other than any liens which have been insured over by the Title Company or as to which the Title Company has provided endorsements or affirmative insurance acceptable to Lender. None of the Permitted Encumbrances, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or Property Adverse Effect.

Section 4.6 Zoning; Compliance with Laws.
            ----------------------------

     (A) Each Property is zoned for commercial use, which zoning designation is unconditional, in full force and effect, and is beyond all applicable appeal periods and permits the use of such Property as a Nursing Facility. Borrower, each Property and the use thereof comply with all applicable Legal Requirements except for any non-compliance which would not reasonably be expected to have a Property Adverse Effect. To the knowledge of Borrower, there are no illegal activities relating to controlled substances on any Property. All certificates of occupancy or the equivalent and all other required Permits, for the lawful use and operation of the Properties have been issued and are current and in full force and effect except for those the non-possession of which would not reasonably be expected to have a Property Adverse Effect. To the knowledge of Borrower except as set forth in the zoning reports delivered to Lender prior to the Closing Date, in the event that all or any part of the Improvements located on any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits except for any conditions or limitations thereon which would not reasonably be expected to have a Property Adverse Effect. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property except pursuant to any rights of Borrower with respect to the use or occupancy of any Property under any easements, rights-of-way or similar agreements included in the Permitted Encumbrances. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrower with respect to any Property without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     (B) Borrower, Lessee and/or Affiliates of Lessee, as the case may be, are the lawful owner of all Permits necessary for the proper and lawful operation of the Properties as Nursing Facilities under applicable Legal Requirements by any Governmental Authority (collectively, "Regulatory Permits"), except for any
                                       ------------------
Regulatory Permits the non-possession of which would not reasonably be expected to have a Property Adverse Effect. All of such Regulatory Permits are held by Borrower, Lessee or its Affiliates free from restrictions or known conflicts and are not provisional, probationary or restricted in any material respect, except for any restrictions, conflicts or exceptions which would not reasonably be expected to have a Property Adverse Effect. To Borrower's knowledge, the number of licensed beds at each Property is set forth on Schedule 4.6 hereto. Borrower
                                                  ------------
and, to Borrower's knowledge, Lessee, as well as the operation of each Property as a Nursing Facility are in compliance in all material respects with all applicable Legal Requirements except for any non-compliance which would not reasonably be expected to have a Property Adverse Effect. Borrower has furnished to Lender true and complete copies of all Regulatory Permits delivered to it by Lessee, which Regulatory Permits are described on
Schedule 4.6 attached hereto. To Borrower's knowledge, no waivers of any laws,
------------
rules, regulations or requirements (including, but not limited to minimum square foot requirements per bed) are required for the Properties to operate at the licensed bed capacities listed on Schedule 4.6 and in compliance with applicable
                                  ------------
Legal Requirements. To Borrower's knowledge, all Reimbursement Contracts applicable to the Properties and Borrower or Lessee, as applicable, are as of the Closing Date, in good standing with all applicable Governmental Authorities, Permits, Medicare Certifications and/or Medicaid Certifications. To Borrower's knowledge, Lessee is current in the payment of all so-called provider specific taxes or other assessments with respect to any Reimbursement Contracts. Each Property is currently operated as a Nursing Facility in material compliance with applicable Regulatory Permits and Legal Requirements except for any non-compliance which could not reasonably be expected to have a Property Adverse Effect. There is no pending or, to Borrower's knowledge, threatened revocation, suspension, termination, probation, material restriction or limitation, or nonrenewal by any Governmental Authority, insurance program or third-party payor of any Reimbursement Contract relating to the Properties which, if adversely determined, could reasonably be expected to result in a Property Adverse Effect. To Borrower's knowledge, all Medicaid, Medicare and private insurance cost reports and financial reports submitted by each Nursing Facility are materially accurate and complete and are not misleading in any material respects. In the event Lender or its designee or assignee acquires any Property through foreclosure or otherwise, under current law neither Lender, nor such designee or assignee, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a CON prior to applying for or receiving a license to operate the Property as a Nursing Facility and certification to receive Medicare and Medicaid payments (and their successor programs) for patients having coverage thereunder, provided that (i) the number of beds and the scope of services provided are not changed and (ii) Lender or its designee or assignee or subsequent manager, lessee or purchaser submits prior notification of such change to the applicable regulatory agency.

     (C) Maintain Bed Capacity. Except as provided in the Master Lease, Borrower
         ---------------------
has not granted to any third party the right to reduce the number of licensed beds in any Property or to apply for approval to transfer the right to any of the licensed beds to any other location. Except as expressly permitted otherwise under the Master Lease, Borrower, within a variance of ten percent (10%), shall maintain or cause to be maintained the number of licensed beds at each Property at the licensure/certification levels set forth in Schedule 4.6.
                                                   ------------
Section 4.7 Leases; Agreements.
            ------------------

     (A) Leases; Agreements. Borrower has delivered to Lender true and complete
         ------------------
copies of (i) the Master Lease and any other Leases entered into by Borrower or Lessee (in the case of Leases entered into by Lessee provided that Borrower has received notice of same) and (ii) material contracts and agreements affecting the operation and management of each Property (to the extent in Borrower's possession, in the case of contracts and agreements entered into by Lessee), including, without limitation, any service and maintenance contracts (to the extent in Borrower's possession, in the case of contracts entered into by Lessee) and such Leases, contracts and agreements have not been modified or amended by Borrower or, to Borrower's knowledge, Lessee, except pursuant to amendments or modifications delivered to Lender. Except for the Master Lease, there are no Major Leases entered into by Borrower or Major Subleases entered into by Lessee (in the case of Major Subleases entered into by Lessee, provided Borrower has received notice of same) currently in effect relating to any Property except for the Major Subleases set forth on Schedule 4.7. Neither Borrower nor, to Borrower's
                       ------------
knowledge, Lessee has entered into any agreements pursuant to which any Person has any right or obligation to manage any Property or to receive compensation in connection with such management except pursuant to agreements true and complete copies of which have been delivered to Lender. Neither Borrower nor, to Borrower's knowledge, Lessee has entered into any agreements pursuant to which any Person has any right or obligation to lease or solicit tenants for any Property, or to receive compensation in connection with such leasing.

     (B) Lease Issues. Except as set forth on Schedule 4.9, there are no legal
         ------------                         ------------
proceedings commenced (or, to the knowledge of Borrower, threatened) against Borrower or any Affiliate thereof and, to Borrower's knowledge, no legal proceedings have been commenced or threatened against Lessee or any Affiliate thereof, by any tenant or patient or former tenant or patient except for any such proceedings as are fully covered by insurance (except to the extent of commercially reasonable deductibles) or which if adversely determined would not have a Property Adverse Effect. No rental in excess of one month's rent has been prepaid under any of the Leases entered into by Borrower (except for security deposits and estimated additional rent amounts paid on account of operating expenses, taxes and other expense escalations or pass-throughs and certain rents which were prepaid as of the date of the Original Master Lease (as defined in the Master Lease)). Each of the Leases entered into by Borrower is valid and binding on the parties thereto in accordance with its terms.

Section 4.8 Condition of Properties. To Borrower's knowledge, except as set
            -----------------------
forth in the property condition reports for the Properties delivered to Lender, all Improvements at the Properties including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair in all material respects. To Borrower's knowledge and except as may be set forth in the property condition reports for the Properties delivered to Lender prior to Closing, no material latent or patent structural or other material defect or deficiency exists in any Property. To Borrower's knowledge and except as may be set forth in the property condition reports for the Properties delivered to Lender prior to Closing, city water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to each Property within the boundary lines of such Property, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of such Property as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of such Property as now used or presently contemplated. Except as may be set forth in the property condition reports for the Properties delivered to Lender prior to Closing, the design and as-built conditions of each Property are such that surface and storm water does not accumulate on any Property (except in facilities specifically designed for the same) and does not drain from any Property across land of adjacent property owners or violate any applicable Legal Requirement, in any of the foregoing cases, in any manner which would have a Property Adverse Effect. To the knowledge of Borrower, except as may be shown on the Surveys, (i) no part of any Property is within a flood plain, (ii) none of the Improvements create encroachment over, across or upon any Property's boundary lines, rights of way or easements, and (iii) no building or other improvements on adjoining land create such an encroachment. Access to each Property for the current and contemplated uses thereof is provided in all material respects by means of public roads and streets which are physically and legally open for use by the public or pursuant to written easements or agreements benefiting the subject Property which are included in the Permitted Encumbrances and copies of which have been provided to Lender. Any liquid or solid waste disposal, septic or sewer system located at any Property is in good and safe condition and repair and in compliance with all applicable Legal Requirements, in each case except for deficiencies that could not reasonably be expected to have a Property Adverse Effect.

Section 4.9 Litigation; Adverse Facts. Except as set forth on Schedule 4.9, (i)
            -------------------------                         ------------
there are no judgments outstanding against any Borrower Party, or to Borrower's knowledge, affecting any Property or any property of Borrower Party, (ii) there is no action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration (collectively, "Suits") now pending or, to the
                                             -----
knowledge of Borrower, threatened against any Borrower Party or Ventas Realty (which in the case of Suits against Guarantor or Ventas Realty, could reasonably be expected to result in a Material Adverse Effect or Property Adverse Effect) or affecting any Property and (iii) to Borrower's knowledge, there are no judgments outstanding and there are no pending or threatened Suits against Lessee or its Affiliates relating to the Properties. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule 4.9, if adversely determined, could not reasonably be
             ------------
expected to result, either individually or in the aggregate, in any Material Adverse Effect or Property Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby.

Section 4.10 Payment of Taxes. All federal, state and local tax returns and
             ----------------
reports of each Primary Borrower Party required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Except as otherwise disclosed in writing to Lender, there is not presently pending (and to the knowledge of Borrower, there is not contemplated) any special assessment against any Property or any part thereof. No tax liens have been filed against any Borrower Party and to the knowledge of Borrower Parties, no claims are being asserted with respect to any such taxes owed by any Borrower Party with respect to any of the Properties. The charges, accruals and reserves on the books of Primary Borrower Parties in respect of any taxes or other governmental charges are in accordance with GAAP.

Section 4.11 Adverse Contracts. Except for the Loan Documents (and, except in
             -----------------
the case of Guarantor, the loan documents relating to its loan facility with Bank of America, N.A., as administrative agent), none of the Borrower Parties is a party to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or Property Adverse Effect or could reasonably be expected to have a Material Adverse Effect or Property Adverse Effect.

Section 4.12 Performance of Agreements. Borrower is not in default in the
             -------------------------
performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation of Borrower which could reasonably be expected to have a Material Adverse Effect or Property Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

Section 4.13 Governmental Regulation. Borrower is not subject to regulation
             -----------------------
under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

Section 4.14 Employee Benefit Plans. Except as set forth on Schedule 4.14, no
             ----------------------                         -------------
Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plan.

Section 4.15 Broker's Fees. No broker's or finder's fee, commission or similar
             -------------
compensation will be payable by or pursuant to any contract or other obligation of Borrower Party with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents, other than fees payable from Guarantor to Merrill Lynch pursuant to separate agreement.

Section 4.16 Environmental Compliance.
             ------------------------

     (A) No Environmental Claims. To Borrower's knowledge, except as disclosed
         -----------------------
in the Environmental Reports delivered to Lender prior to Closing, (i) there are
(a) no claims, liabilities, investigations, litigation, administrative proceedings, pending or to the knowledge of Borrower, threatened, and (b) no judgments or orders relating to any Hazardous Materials (collectively, "Environmental Claims") asserted or threatened against Borrower or relating to
 --------------------
any Property and (ii) none of the Borrower Parties nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which would reasonably be expected to form the basis for an Environmental Claim against Borrower or Lessee or relating to any Property.

     (B) Storage of Hazardous Materials. To Borrower's knowledge, except as
         ------------------------------
disclosed in the Environmental Reports delivered to Lender prior to Closing and except for materials customarily used or stored in connection with operation and management of properties similar to the Properties, which materials at the Properties exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without material violation of any Environmental Laws, to the knowledge of Borrower: (i) no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments used for storing Hazardous Materials are or were located, on any Property, or on adjacent parcels of real property, and
(ii) no part of such real property or such adjacent parcels of real property, including the groundwater located therein or thereunder, is presently contaminated by Hazardous Materials. Except as disclosed in the Environmental Reports, to the knowledge of Borrower, no Property is listed by any Governmental Authority as containing any Hazardous Materials.

     (C) Compliance with Environmental Laws. To the knowledge of Borrower,
         ----------------------------------
except as may be set forth in the Environmental Reports, each of Borrower and Lessee has been and is currently in compliance in all material respects with all applicable Environmental Laws relating to the Properties, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws in connection with the Properties.

Section 4.17 Solvency. Borrower (a) has not entered into the transaction or any
             --------
Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, or believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

Section 4.18 Disclosure. No financial statements of a Borrower Party, Loan
             ----------
Document or any other document, certificate or written statement furnished to Lender by any Borrower Party and, to the knowledge of Borrower, no financial statement prepared by Lessee and furnished to Lender and no document or statement furnished by any third party on behalf of Borrower Party, for use in connection with the Loan contains any untrue representation, warranty or statement of a material fact, and, to Borrower's knowledge in the case of any financial statement, document or other statement prepared and/or furnished by Lessee or any third party, none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.

Section 4.19 Use of Proceeds and Margin Security. Borrower Parties shall use the
             -----------------------------------
proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

Section 4.20 Insurance. Set forth on Schedule 4.20 is a complete and accurate
             ---------               -------------
description of all policies of insurance of Borrower and Lessee required under
Section 5.4 that are in effect as of the Closing Date. Borrower's and Lessee's insurance under such policies satisfies in all material respects the requirements contained in Section 5.4 hereof, no notice of cancellation has been received with respect to such policies, and, to the knowledge of Borrower, it is in compliance in all material respects with all conditions contained in such policies.

Section 4.21 Separate Tax Lots. Each Property is comprised of one (1) or more
             -----------------
parcels which constitute separate tax lots. No part of any Property is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any Property.

Section 4.22 Investments. No Primary Borrower Party has any (i) direct or
             -----------
indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person (other than the interest of Member in Borrower), or (ii) direct or indirect loan, advance or capital contribution to any other Person (other than the capital contribution of Member in Borrower), including all indebtedness and accounts receivable from that other Person.

Section 4.23 Bankruptcy. No Borrower Party is or has been a debtor, and no
             ----------
property of any of them (including any Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law. No Borrower Party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated. Notwithstanding the foregoing, Lender acknowledges that Lessee was a debtor-in-possession under a voluntary reorganization proceeding under Chapter 11 of the Bankruptcy Code which case was concluded on April 20, 2001.

Section 4.24 Defaults.  No Default or Event of Default exists.
             --------

Section 4.25 No Plan Assets. Borrower is not and will not be (i) an employee
             --------------
benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the IRC.

Section 4.26 Governmental Plan. Borrower is not and will not be a "governmental
             -----------------
plan" within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

Section 4.27 Not Foreign Person.  No Borrower Party is a "foreign person"
             ------------------
within the meaning of Section 1445(f)(3) of the IRC.

Section 4.28 No Collective Bargaining Agreements.  No Borrower Party is a party
             ------------------------------------
to any collective bargaining agreement.

                                   ARTICLE V
                          COVENANTS OF BORROWER PARTIES

     Each Borrower Party covenants and agrees that until payment in full of the Obligations, unless Lender shall otherwise give its prior written consent, such Person shall perform and comply with all covenants in this Article V applicable to such Person.

Section 5.1  Financial Statements and Other Reports.
             --------------------------------------

     (A) Financial Statements.
         --------------------

         (i)   Annual Reporting - Borrower. As soon as available but in no event
               ---------------------------
later than one hundred five (105) days after the end of each calendar year, Borrower shall provide true and complete copies of its Financial Statements for such year to Lender; which Financial Statements shall be audited by a "Big Five" accounting firm or by another independent firm of certified public accountants reasonably acceptable to Lender (as of the date hereof, Ernst & Young is acceptable to Lender) (any such accounting firm, "Approved Accountants") and
                                                  --------------------
shall bear the certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the subject company and which Financial Statements shall contain no exceptions or qualifications except for any qualifications relating to accounting changes made in accordance with GAAP. The annual Financial Statements shall be accompanied by a certification executed on behalf of Borrower by its chief executive officer or chief financial officer or similar financial officer, satisfying the criteria set forth below and a Compliance Certificate (as defined below).

         (ii)  Quarterly Reporting - Borrower. As soon as available but in no
               ------------------------------
event later than fifty (50) days after the end of each calendar quarter, Borrower shall provide true and complete copies of its Financial Statements for such quarter to Lender, together with a certification executed on behalf of Borrower by its chief executive officer or chief financial officer or similar financial officer in accordance with the criteria set forth below and a Compliance Certificate.

         (iii) Annual/Quarterly Reporting - Guarantor. Within five (5) Business
               --------------------------------------
Days of the filing of such reports with the Securities and Exchange Commission ("SEC"), Borrower shall provide, or cause to be provided, to Lender, copies of
 -----
Guarantor's annual reports on Form 10K and quarterly reports on Form 10-Q. In the event that Guarantor shall cease to be a publicly-traded entity, within one hundred twenty (120) days after the end of the fiscal year of Guarantor, audited Financial Statements of Guarantor prepared by Approved Accountants, which statements shall be prepared in accordance with GAAP, certified by the chief financial officer or similar financial officer of Guarantor to accurately represent the financial condition of the Guarantor to the best of his or her knowledge, information and belief.

         (iv)  Quarterly/Annual Reporting - Properties. Within sixty (60) days
               ---------------------------------------
after the end of each of the first three calendar quarters and one hundred and ten (110) days after the end of each calendar year, Borrower shall provide to Lender true and complete copies of unaudited statements of operations of the Properties prepared on a basis consistent with the statements of operations of the Properties prepared by Lessee for prior periods, which statements shall include a statement of income and expenses for the quarter or year then ended. Such quarterly and annual statements of operations shall show the separate operations of each of the Properties including, without limitation, (1) a breakdown of Patient Revenues and other revenues itemized by payor type and a reasonably detailed breakdown of operating expenses and (2) patient census by payor type. Such statements of operations shall be accompanied by a certificate duly executed on behalf of Borrower by its chief executive officer, chief financial officer or similar financial officer, stating the Cash Flow Sweep DSCR and the Cash Flow Sweep LCR for the quarter ended as of the date of such operating statements together with Borrower's supporting calculations thereof.

          (v)    Lessee Financial Statements. Within fifty (50) days after the
                 ---------------------------
end of each calendar month, fifty-five (55) days after the end of each calendar quarter and one hundred and five (105) days after the end of each calendar year, Borrower shall provide to Lender true and complete copies of, respectively, the monthly, quarterly and annual Financial Statements of Lessee required to be delivered under the Master Lease together with copies of the officer's certificates required to be delivered by Lessee therewith. Within five (5) Business Days after receipt thereof from Lessee, copies of (x) any Forms 10K, 10Q and 8K and any other annual, quarterly, monthly or other reports filed by Lessee with the SEC, (y) all registration statements and any other public information which Lessee or any of its Affiliates files with the SEC or any other Governmental Authority and (z) all statements, reports, notices and proxy statements furnished to shareholders of Lessee.

          (vi)   Lessee Annual Estoppel Certificates. Within one hundred and
                 -----------------------------------
five (105) days after the end of each calendar year, Borrower shall provide to Lender true and complete copies of the estoppel certificates regarding the Master Lease and the compliance of the Properties with the Permits required to be delivered by Lessee under Section 26.1(e) of the Master Lease.

          (vii)  Cash Flow Reports and Patient Census Reports. Within five (5)
                 --------------------------------------------
Business Days after receipt thereof from Lessee, Borrower shall provide to Lender the weekly and monthly consolidated cash flow reports of Lessee and consolidated patient census reports for Lessee required to be delivered by Lessee under Section 26.1(i) of the Master Lease relative to the Properties.

          (viii) Nursing Facility Survey Deficiency Summary Reports. Within
                 --------------------------------------------------
three (3) Business Days after receipt thereof from Lessee (but in no event later than thirty (30) days after the end of each calendar month), Borrower shall provide to Lender the monthly consolidated survey deficiency summary report required to be delivered by Lessee under Section 26.1(i) of the Master Lease, indicating for each Property whether any survey, citation or report alleging any material deficiency with respect to such Property has been issued during the prior month and, if so, setting forth, the identity of the Governmental Authority that issued such survey, citation or report, a description of the alleged deficiency and the timetable or deadline for same. Borrower shall also deliver to Lender promptly after request therefor by Lender any other Property specific survey reports requested by Lender.

          (ix)   Certification Regarding Licensed Bed and Medicaid Defaults.
                 ----------------------------------------------------------
Within fifty-five (55) days after the end of each calendar quarter, Borrower shall provide to Lender copies of the officer's certificates required to be delivered by Lessee under Section 26.1(j) of the Master Lease, setting forth whether any event(s) of default has occurred and is continuing under Section 16.1(m) (reduction of the number of licensed beds at any Property in violation of the Master Lease) or Section 16.1(q) (revocation of certification for reimbursement under Medicare or Medicaid with respect to any Property) of the Master Lease.

          (x)    Additional Reporting. In addition to the foregoing, Borrower
                 --------------------
shall provide to Lender copies of any and all statements, reports, information and data with respect to the Properties and/or Lessee promptly after receipt thereof under the Master Lease and such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request so long as such documents and information are consistent with the types of documents and information generally requested and utilized by mortgage lenders within the commercial mortgage finance industry for loans similar in type to the Loan.

           (xi)   GAAP. Borrower Parties will maintain systems of accounting
                  ----
established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. All Financial Statements delivered under Sections 5.1(A)(i),(ii),(iii) and (v) above shall be prepared in accordance with GAAP, consistently applied.

           (xii)  Certifications of Financial Statements and Other Documents,
                  ----------------------------------------------------------
Compliance Certificate. Together with the Financial Statements provided to
----------------------
Lender by Borrower under paragraphs (A)(i) and (ii) of this Section 5.1, Borrower also shall deliver to Lender a certification in form and substance reasonably satisfactory to Lender, executed on behalf of Borrower by its chief executive officer or chief financial officer, stating that, to such officer's knowledge, such Financial Statements, documents, and information are true and complete in all material respects and do not omit to state any material information without which the same might reasonably be materially misleading. In addition, (a) where this Loan Agreement requires a "Compliance Certificate", the
                                                    ----------------------
Borrower Party required to submit the same shall deliver a certificate duly executed on behalf of such Borrower Party by its chief executive officer, chief financial officer or similar financial officer, in form and substance reasonably satisfactory to Lender, stating that there does not exist any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail) and (b) together with the operating statements of the Properties required to be delivered under Section 5.1(A)(iv) above, Borrower shall be required to submit a certificate duly executed by its chief executive officer, chief financial officer or similar financial officer, in form and substance reasonably satisfactory to Lender, stating (1) the Debt Service Coverage Ratio for the twelve (12) month period ended as of the end of such quarter or other period to which the applicable Financial Statements relate and (2) Cash Flow Sweep DSCR and Cash Flow Sweep LCR for the quarter ended as of the Calculation Date to which the applicable operating statements relate.

           (xiii) Fiscal Year. Borrower represents that its fiscal year ends on
                  -----------
December 31, and agrees that it shall not change its fiscal year.

      (B)  Accountants' Reports. Promptly upon receipt thereof, Borrower will
           --------------------
deliver copies of all significant reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other affairs of Borrower made by such accountants.

      (C)  Tax Returns. Within thirty (30) days after filing the same, Borrower
           -----------
shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which Borrower's Federal income tax return is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct.

      (D)  Annual Budgets. Within five (5) days after receipt from Lessee but in
           --------------
no event later than sixty-five (65) days after the commencement of each calendar year, Borrower shall deliver to Lender for its review the Annual Budget delivered by Lessee under the Master Lease for each Property and for the Properties in the aggregate for such calendar year. Each Annual Budget shall identify and set forth all operating revenue, costs, and expenses for each Property, and shall include, to the extent reasonably available, a breakdown of projected Patient Revenues and other revenues of Lessee and its Affiliates itemized by payor type and a reasonably detailed breakdown of projected operating expenses itemized to reflect, at a minimum, rental expense for such Property, overhead charges or management fees, bad debt expense and any non-recurring charges.

     (E)  Material Notices.
          ----------------

          (i) Borrower shall promptly deliver, or caused to be delivered to Lender, copies of all notices of default given or received with respect to noncompliance related to any Indebtedness of Borrower Party, including Indebtedness under the Loan Documents and which, in the case of Guarantor, could reasonably be expected to result in a Material Adverse Effect.

          (ii) Borrower shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any default or breach) received from Lessee, or any manager, franchisors, licensors, tenant or subtenant for or pertaining to any Property.

          (iii) Borrower shall deliver notice to Lender promptly after obtaining knowledge of any material default by Lessee under the Master Lease.

          (iv) Within one (1) Business Day after receipt thereof from Lessee, copies of any notice delivered by Lessee under Section 26.2 of the Master Lease with respect to the following: (x) any written notice of termination or suspension of any Property from participation in Medicare or Medicaid or (y) any written notice of non-renewal of any Permit affecting any Property or its operation.

          (v) Within one (1) Business Day after receipt thereof from Lessee, copies of any material deficiency report from any Governmental Authority delivered by Lessee under Section 8.1 of the Master Lease.

      (F) Events of Default, etc. Promptly upon Borrower obtaining knowledge of
          ----------------------
any of the following events or conditions, Borrower shall deliver to Lender a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; or (ii) any event which in its reasonable opinion may have a Material Adverse Effect or Property Adverse Effect; or (iii) the occurrence of any Event of Default under (and as defined in) the Master Lease.

      (G) Litigation. Promptly upon Borrower's obtaining knowledge of (1) the
          ----------
institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Property not previously disclosed in writing by Borrower to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any Property which, in each case, if adversely determined would reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to Lender and provide such other information as may be reasonably available to enable Lender and its counsel to evaluate such matter.

     (H) Other Information. With reasonable promptness, each Borrower Party will
         -----------------
deliver such other information and data with respect to such Person and its Affiliates or any Property as from time to time may be reasonably requested by Lender in writing provided such information and data are consistent with the types of information generally required by mortgage lenders within the finance industry.

     (I) Additional Copies. Simultaneously with delivery thereof to Lender,
         -----------------
Borrower will deliver copies of all financial statements, reports, information and notices delivered pursuant to this Section 5.1 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Four World Financial Center, 250 Vesey Street, New York, New York 10080, Attention: Mortgage Trading Desk - Carolyn Hubach.

Section 5.2 Existence; Qualification. Each Primary Borrower Party will at all
            ------------------------
times preserve and keep in full force and effect its existence as a limited partnership, limited liability company, or corporation, as the case may be and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, Borrower and, to the extent required by applicable law, Member shall at all times be qualified to do business in the states where each Property is located.

Section 5.3 Payment of Impositions, Claims and Tax Claims.
            ---------------------------------------------

     (A) Subject to Borrower's contest rights set forth in subsection (B) below, Borrower will pay or cause to be paid (i) all Impositions with respect to the Properties; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any Property or assets (hereinafter referred to as "Claims");
                                                                       ------
and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of Borrower on its business, income or assets (hereinafter referred to as "Tax Claims"); in each instance before any
                                    ----------
penalty or fine is incurred with respect thereto.

     (B) Borrower shall not be required to pay, discharge or remove or cause to be paid, discharged or removed any Imposition or Claim relating to a Property, or any Tax Claim, or comply with or cause to be complied with, any Legal Requirement, so long as Borrower or Lessee contests in good faith such Imposition, Claim or Tax Claim or the validity, applicability or amount thereof, or the legality or applicability of any Legal Requirement, by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Property or any portion thereof, so long as: (i) in the event that Borrower (rather than Lessee pursuant to its contest rights under the Master Lease) is conducting such contest, no Event of Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition, Claim or Tax Claim would otherwise have become delinquent (or, in the case of any contest by Lessee, promptly after Borrower receives notice from Lessee of its intent to contest said Imposition, Claim or Tax Claim), Borrower or Lessee shall have given Lender prior written notice of its intent to contest said Imposition, Claim or Tax Claim; (iii) in the case of

Impositions, Claims or Tax Claims in excess of $100,000, promptly after written demand therefor by Lender, Borrower or Lessee shall have deposited with or delivered to Lender (or with a court of competent jurisdiction or other appropriate body approved by Lender) (x) cash in an amount equal to 125% of (1) the amount of the contested Imposition, Claim or Tax Claim plus (2) any additional interest, charge or penalty arising from such contest, (y) a Letter of Credit in such amount or (z) a surety bond in form and substance and issued by a surety company reasonably acceptable to Lender, (iv) in the case of any contest of any Legal Requirement, compliance therewith may legally be delayed without loss of any Permit that would reasonably be expected to have a Property Adverse Effect and (v) neither the applicable Property, nor any rent therefrom or any portion thereof or interest therein would in Lender's reasonable judgment, be reasonably likely to be in imminent danger of being sold, forfeited, attached or lost during the pendency of such contest. Any such contest shall be prosecuted by appropriate legal proceedings conducted in good faith and with due diligence, and if such contest is finally determined adversely to Borrower or Lessee, Borrower or Lessee, as the case may be, shall promptly pay the amount of such contested Imposition, Claim or Tax Claim or shall promptly comply with any contested Legal Requirement, as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender under this subsection to the payment of any unpaid Imposition, Claim or Tax Claim or to compliance with any contested Legal Requirement to prevent the sale or forfeiture of the applicable Property for non-payment thereof or non-compliance thereof, if Lender reasonably believes that such sale or forfeiture is imminently threatened. Any surplus retained by Lender after payment of the Imposition, Claim or Tax Claim or compliance with any contested Legal Requirement for which a deposit was made shall be promptly repaid to Borrower or Lessee, as the case may be. Notwithstanding any provision of this Section to the contrary, Borrower shall pay or cause to be paid any Imposition, Claim or Tax Claim or comply with any Legal Requirement which it might otherwise be entitled to contest if an Event of Default shall occur, or if, in the reasonable determination of Lender, the applicable Property, any rents therefrom or any portion thereof or interest therein is reasonably likely to be in imminent danger of being forfeited, attached or lost. If Borrower refuses to pay or cause to be paid any such Imposition, Claim or Tax Claim or comply with any Legal Requirement referred to in the preceding sentence, upon five (5) Business Days' prior written notice, Lender may (but shall not be obligated to) make such payment or comply with same and Borrower shall reimburse Lender on demand for all such advances.

Section 5.4 Maintenance of Insurance. Borrower will maintain or cause to be
            ------------------------
maintained, with financially sound and reputable insurers, public liability, property damage, business interruption and other types of insurance with respect to its business and each Property (including all Improvements now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by Persons of established reputation engaged in similar businesses and as Lender shall reasonably require and in such amounts and for such periods as Lender shall reasonably require. Without limitation of the foregoing, Borrower shall maintain or cause to be maintained policies of insurance with respect to each Property in the following amounts and covering the following risks:

            (i) Property damage insurance covering loss or damage to each Property caused by fire, lightning, hail, windstorm, flood, explosion, hurricane (to the extent available at commercially reasonably premiums), vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire policies in effect where such Property is located, including business interruption insurance covering the entire repair and restoration period and endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" clauses, with such endorsements as Lender may from time to time reasonably require including, without limitation, building ordinance and law (including demolition costs and increased cost of construction coverage), lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief. Each such policy shall be in an amount not less than $150,000,000 per occurrence (but shall be written on a replacement cost basis); provided, however, in the event that at any time after the date hereof, the Master Lease shall no longer be in effect or the above insurance shall otherwise not be maintained by Lessee pursuant to the Master Lease, then (a) Borrower shall be required to maintain such property damage insurance in an amount not less than 100% of the full replacement cost of the Improvements at each Property (without any deduction for depreciation), and (b) each such policy shall be required to contain a replacement cost and agreed amount endorsement in an amount not less than the Allocated Loan Amount for such Property. The deductible under each policy shall not exceed an amount customarily required by institutional lenders for similar properties in the general vicinity of the applicable Property, but in no event in excess of $100,000 (except that the deductibles for: (1) flood damage due to named storms (including from wind or hail) shall not exceed the greater of 5% of the total insurable value of the applicable Property and $250,000 and for flood damage not due to named storms shall not exceed $250,000,
(2) wind and hail damage for the Properties located in Wilmington, North Carolina and Savannah, Georgia shall not exceed the greater of 5% of the total insurable value of such Properties and $250,000 and (3) earthquake loss or damage if and to the extent covered by such policy shall not exceed the greater of 5% of the total insurable value of the applicable Property and $250,000).

          (ii) Broad form boiler and machinery insurance for each Property in an amount not less than $100,000,000 per occurrence (but shall be written on a replacement cost basis) and including coverage against loss or damage from (1) leakage of sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at such Property.

          (iii) Earthquake insurance covering each Property located in the State of California in an amount not less than $50,000,000 per occurrence (but shall be written on a replacement cost basis) and in the aggregate and with a permissible deductible in an amount customarily required by institutional lenders for similar properties in the general vicinity of such Properties, but in no event in excess of the greater of (a) 5% of the total insurable value of the Property and (b) $250,000.

          (iv) Flood insurance for any Property that is located, in whole or in part, in an area now or hereafter designated as "flood prone" or a "special flood hazard area" (as defined under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as each may be amended, or any successor law, collectively, the "Flood Insurance Acts")) shall be maintained under the property insurance policies required under clause (i) above.

          (v) In addition to the property damage insurance required under clause (i) above and for so long as such property damage insurance is maintained by Lessee pursuant to the Master Lease, Borrower shall also be required to maintain contingent property insurance covering loss or damage from the risks described in clause (i) in an amount not less than $50,000,000 per occurrence.

          (vi) During any period of reconstruction, renovation or alteration of any Property, a complete value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount reasonably satisfactory to Lender.

          (vii) Commercial General Liability and excess umbrella insurance covering claims for bodily injury, death or property damage occurring upon, in or about each Property in an amount not less than $50,000,000 per occurrence and $88,000,000 in the aggregate with a deductible in an amount customarily required by institutional lenders for similar properties in the general vicinity of the respective Properties. If Lender permits such liability coverage to be written on a blanket basis, then such policy shall provide that the aggregate limit of insurance applies separately to each Property. In addition to the liability insurance described in this clause (vii) and for so long as such liability insurance is maintained by Lessee pursuant to the Master Lease, Borrower shall also be required to maintain contingent general liability insurance covering the above claims with respect to each of the Properties in an amount not less than $100,000,000 per occurrence and in the aggregate.

          (viii) If required by applicable state laws, worker's compensation or employer's liability insurance in accordance with such laws.

          (ix) As to Lessee, insurance covering claims arising out of professional liability and malpractice in an amount not less than $25,000,000 per occurrence and in the aggregate.

          (x) Borrower and Lessee shall maintain fidelity and crime insurance in an amount not less than $5,000,000 in the aggregate, insuring against losses resulting from dishonest or fraudulent acts committed by Borrower's and Lessee's personnel, employees and agents.

          (xi) Business interruption or rent loss insurance in an amount equal to the Rents payable to Borrower under the Master Lease for each Property for an indemnity period covering the entire repair and restoration period with respect to casualty damage to any Property shall be maintained as part of the property damage insurance required to be maintained under Section 5.4(i) above. Lender shall be named as loss payee under such insurance.

          (xii) Such other insurance and endorsements, if any, with respect to the Properties and the operation thereof as Lender may reasonably require from time to time, provided same are customarily required by institutional lenders for similar properties in the general vicinity of the respective Properties, or which are otherwise required by the Loan Documents.

          Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdictions in which the Properties are located, and shall have a claims-paying ability rating by S&P of not less than "AA-" and by Moody's of not less than "A2" (to the extent such insurer is then rated by Moody's) and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than IX. However, if any insurance coverage required under this
Section 5.4 is maintained by a syndicate of insurers, the preceding ratings requirements shall be deemed satisfied as long as at least seventy five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is maintained with carriers meeting the claims-paying ability ratings requirements by S&P and Moody's (if applicable) set forth above and all carriers in such syndicate have a claims-paying ability rating by S&P of not less than "BBB" and by Moody's of not less than "Baa2" (to the extent rated by Moody's). Notwithstanding the foregoing, Lender hereby approves the ratings of the insurance carriers listed on Schedule 4.20 for the insurance coverages set
                                 -------------
forth on said Schedule 4.20; provided, however, in the event that any of the
              -------------
insurance provided by insurers referred to on Schedule 4.20 (that do not
                                              -------------
currently meet the ratings requirements set forth in the first sentence of this paragraph) shall hereafter be provided by another insurance carrier, any such carrier shall thereafter be required to fully comply with such ratings requirements (unless the carrier being replaced provides coverage as part of a syndicate of insurers and such syndicate meets the syndicate ratings requirements above after inclusion of such new carrier in the syndicate). In the event that the claims-paying ability rating of any insurance carrier shall be downgraded below the ratings requirements of the first sentence of this paragraph, Borrower shall not be in default under this paragraph provided that it replaces or causes Lessee to replace such carrier with another insurance carrier meeting such ratings requirements by the earlier of (i) the date which is six (6) months after the date of such downgrade and (ii) the date of renewal of the applicable policy. Notwithstanding the foregoing, in the event that (i) any carrier shall be downgraded below "BBB" by S&P or "Baa2" by Moody's, Borrower shall be required to immediately replace such carrier with a carrier meeting the ratings requirements of the first sentence of this paragraph (or if such carrier provided coverage as part of a syndicate of insurers, such carrier will be replaced with an insurer having ratings sufficient for the syndicate to satisfy the syndicate ratings requirements set forth above) and (ii) the downgrade of any carrier providing any coverage as part of a syndicate of insurers does not cause such syndicate to fail to satisfy the syndicate ratings requirements set forth in the second sentence, Borrower shall not be required to replace such carrier. Except as otherwise expressly set forth in this Loan Agreement, Borrower shall cause all insurance proceeds (except proceeds payable under general public liability, malpractice, workers' compensation and fidelity and crime insurance) payable on account of insurance carried in accordance with this Section to be payable to Lender as a mortgagee and loss payee as its interests may appear.

          All insurance policies and renewals thereof (1) shall be in a form reasonably acceptable to Lender, (2) shall provide for a term of not less than one year, (3) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, allowed to expire or materially altered unless such insurer shall have first given Lender thirty (30) days prior written notice thereof, (4) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form reasonably acceptable to Lender, (5) shall provide for claims to be made on an occurrence basis (except as provided in the last sentence of this paragraph), (6) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of a Property) and (7) shall not contain any exclusions from coverage for acts of terrorism, provided that the omission of such exclusions from any such policies shall not be required unless such omission (a) shall not cause the premiums therefor to exceed commercially reasonable rates and (b) is then customarily required by institutional lenders for properties similar to the Properties. Lender acknowledges that, as of the Closing Date, the coverage described in the foregoing clause (7) is not required; provided that, subject to the foregoing conditions, such coverage under the foregoing clause (7) may be required by the Lender after the date hereof. All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss. Notwithstanding the provisions of clause (5) of this paragraph, any policies required under clauses (vii) and (ix) of this Section 5.4 which are maintained by Lessee under the Master Lease may be maintained by Lessee on a claims made policy form (rather than on a per occurrence basis) provided that, in the case of the insurance under clause (vii), in Lender's reasonable judgment, Lessee has satisfied each of the conditions precedent to maintenance of such policies on such alternate form under Section 13.1.4 of the Master Lease, such claims made policies satisfy all of the other requirements of said
Section 13.1.4 including those with respect to the purchase of "tail" policies relating to periods subsequent to the expiration of such claims made policies and are otherwise in form and substance reasonably acceptable to Lender. Notwithstanding anything to the contrary contained herein, Lender hereby acknowledges and agrees that the insurance coverages set forth on Schedule 4.20
                                                                  -------------
satisfy the requirements of this Section 5.4 as of the date hereof.

          Prior to the end of each insurance policy period, Borrower will deliver, or cause to be delivered, (a) binders or certificates of insurance evidencing renewal of any existing coverages (or copies of any new insurance policies not previously delivered to Lender) in form and substance reasonably satisfactory to Lender, (b) a schedule outlining all material insurance coverage maintained as of the date thereof by Borrower or Lessee, as the case may be, and
(c) evidence of payment in full of the premiums for such insurance policies. Notwithstanding the foregoing, in the event that Borrower or Lessee, as the case may be, shall fail to deliver binders or certificates of insurance evidencing renewal of any insurance policy maintained by Borrower or Lessee at least five
(5) Business Days prior to the expiration of such policy, Lender (or Servicer on its behalf) may negotiate the placement of such renewal coverage in accordance with the requirements of this Section 5.4 with such insurance carrier(s) as Lender (or Servicer) may elect in its sole discretion and Borrower shall be required to pay any and all reasonable out-of-pocket costs and expenses of Lender (or Servicer) in connection with arranging for the placement of such insurance policy. Neither Lender nor Servicer shall purchase any such renewal coverage(s) unless and until Borrower shall fail to deliver evidence of renewal and/or payment within the applicable time period(s) provided above.

          The insurance coverage required under this Section 5.4 may be effected under a blanket policy or policies covering the Properties and other properties and assets owned by Borrower or Lessee or their respective Affiliates; provided that any such blanket policy shall specify any sublimits in such blanket policy applicable to the Properties, which amounts shall not be less than the amounts required pursuant to this Section 5.4 and which shall in any case comply in all other respects with the requirements of this Section 5.4. Upon Lender's request which shall not be more frequently than once for any twelve (12) month period, Borrower shall deliver to Lender a certificate setting forth (v) the number of properties covered by any such blanket policy or policies maintained by Borrower or Lessee, (w) the location by city (if available, otherwise, county) and state of the properties, (x) the average square footage of the properties (or the aggregate square footage), (y) a brief description of the typical construction type included in the blanket policy and (z) such other information as Lender may reasonably request. Borrower covenants and agrees that, at all times, the aggregate coverage under such policy or policies shall be not less than the amount of insurance which would be required for all properties covered by such blanket policy or policies (including the Property) under Sections 5.4(i), (ii) and (v) if such properties were covered by this Loan Agreement.

          Provided that Borrower at all times maintains the contingent liability insurance required under Section 5.4(vii), Lessee may maintain a portion of the commercial general liability insurance required under Section 5.4(vii) and a portion of the professional liability insurance required under Section 5.4(ix) above, in each case, in an amount not to exceed $2,000,000 per occurrence and $40,000,000 in the aggregate with an insurance company that is a wholly-owned subsidiary of Lessee or by means of a self-insurance program, the terms and conditions of which shall be reasonably acceptable to Lender. Promptly after Lender's written request therefor, Borrower shall provide, or cause Lessee to provide, Lender with financial and other information reasonably requested by Lender with respect to any such wholly-owned insurance company or self-insurance program, and Lender agrees to hold and use such information in a confidential manner in accordance with Section 14.24. Lender agrees that the form of the financial statements for Lessee's captive insurance company and other information with respect to such insurance company provided to Lender prior to the date hereof, as described on Exhibit E attached hereto, shall satisfy the
                                 ---------
foregoing requirements.

          In the event that any insurance in amounts, covering the risks and/or with deductibles required under Section 5.4(vii) or (ix) above is not available at commercially reasonable rates in the insurance market for properties similar to the Properties, Borrower may maintain insurance under Section 5.4(vii) or
(ix) in amounts, covering risks and subject to deductibles reasonably acceptable to Lender. In addition, notwithstanding anything to the contrary contained in this Section 5.4, Borrower may modify the requirements above with respect to the amount of any insurance policy, the risks covered thereby, the deductibles thereunder, the self-insurance permitted with respect thereto and/or the required ratings for the carrier providing such policy provided that, in each case, Borrower obtains Lender's prior written consent thereto (not to be unreasonably withheld or delayed) and delivers a Rating Confirmation to Lender with respect thereto.

Section 5.5 Maintenance of the Property; Alterations; Casualty.
            --------------------------------------------------

      (A) Borrower will maintain the Properties or cause the Properties to be maintained by Lessee in all material respects in good repair, working order and condition, subject to ordinary wear and tear and the provisions of this Loan Agreement with respect to casualty and condemnation and will make or cause to be made all material appropriate repairs, renewals and replacements thereof. All work required or permitted under this Loan Agreement shall be performed in a good and workmanlike manner and in compliance with all applicable laws. Borrower may, without Lender's consent, perform or allow Lessee to perform alterations to any Property which do not constitute a Material Alteration, provided that same will not (i) materially alter the character or purpose of the applicable Property, (ii) materially detract from the value or operating efficiency or impair the revenue producing capability of the applicable Property or (iii) materially adversely affect the ability of Lessee to comply with the Master Lease. Borrower shall not perform or permit to be performed any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Lender shall approve or disapprove any request for approval of any Material Alteration within fifteen (15) Business Days after the submission by Borrower to Lender of a written request for such approval together with a reasonably detailed description of such Material Alteration including a construction budget therefor on a line item basis, copies of the plans and specifications for same, a list of all contractors and subcontractors providing services or materials in connection with such Material Alteration and copies of all material contracts and subcontracts. Lender's consent to any Material Alteration shall be deemed given, if the correspondence from Borrower to Lender requesting such approval contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," and if Lender shall fail to respond to or to expressly deny such request for approval in writing within fifteen (15) Business Days after receipt of Borrower's written request therefor together with the documents and information required above and any other information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) Business Day period in order to adequately review the same. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender evidence reasonably satisfactory to Lender that Borrower or Lessee has cash available for payment of the cost of such Material Alteration. Upon substantial completion of the Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with all applicable laws and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien or lien claims on account of their work, materials or services are being contested in accordance with Section 5.3(B) of this Loan Agreement and (iii) all material licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.5(A).

     (B)In the event of casualty or loss at any Property, immediately after obtaining knowledge thereof, Borrower shall give written notice of the same to the insurance carrier (if Lessee has not already done so) and to Lender and Borrower shall, or shall cause Lessee to, promptly commence and diligently prosecute to completion, in accordance with the terms hereof (and in the case of Lessee, in accordance with the terms of the Master Lease), the repair and restoration of such Property as nearly as possible to the Pre-Existing Condition (hereinafter defined) (a "Restoration"). Borrower shall pay all costs of such
                          -----------
Restoration whether or not such costs are covered by insurance. Borrower, Lessee and Lender shall participate jointly in the settlement of any insurance claims involving an amount exceeding the Restoration Threshold, with Lessee maintaining the lead role in negotiations with the insurers and Lender having full access to information and the right to participate in such negotiations; provided, however, that neither Borrower nor Lessee shall make proof of loss or adjust and compromise any claim under any insurance policies involving losses in excess of the Restoration Threshold without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower, to collect and receive insurance proceeds from losses exceeding the Restoration Threshold, and to deduct therefrom Lender's reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender's option, (i) to hold the balance of such proceeds to be used to reimburse Borrower and/or Lessee for the cost of Restoration of the applicable Property or (ii) subject to Subsection 5.5(C), to apply such proceeds to payment of the Obligations whether or not then due, in any order, and, provided that no Event of Default has occurred and is continuing, upon any such application of insurance proceeds to the Obligations pursuant to the foregoing, no Prepayment Consideration shall be due and payable. Notwithstanding the foregoing, in the event of a casualty to any Property where the loss does not exceed the Restoration Threshold for such Property, Borrower or Lessee may settle and adjust such claim without Lender's consent; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner (and in the case of Lessee, in accordance with the terms of the Master Lease).

     (C) Lender shall not exercise Lender's option to apply insurance proceeds to payment of the Obligations if all of the following conditions are met: (i) no
Section 7.3 Master Lease Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of the affected Property to at least the Pre-Existing Condition; (iii) the Master Lease remains in full force and effect and Lessee continues to pay all rent due thereunder during and after the Restoration of such Property, and (iv) Lender is reasonably satisfied that the affected Property can be restored and repaired to substantially the same condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes other than variances that would not have a Property Adverse Effect (the "Pre-Existing Condition"). Notwithstanding anything to the contrary set forth in
 ----------------------
this Section 5.5, to the extent the insurance proceeds paid or payable with respect to any casualty to any Property (either singly or when aggregated with all other then unapplied proceeds with respect to such Property) do not exceed the Restoration Threshold and the estimated cost of completing the applicable Restoration shall not be greater than the Restoration Threshold, and provided that no Master Lease Event of Default shall have occurred and be continuing, the provisions of Section 5.5(D) below (and the provisions of Sections 5.5(E)(i) and (ii) below, insofar as they refer to Lender's and/or an Architect's approval of plans or specifications) shall not apply and such proceeds shall be paid directly to Borrower or, subject to the terms and conditions of the Master Lease, to Lessee to be applied to Restoration of such Property in accordance with the terms hereof (except that insurance proceeds paid with respect to the insurance maintained under Section 5.4(xi) shall be deposited directly to the Central Account and, subject to the requirements of Section 14.1 of the Master Lease, applied in accordance with the provisions of the Cash Management Agreement).

     (D) If Lender elects (or is required pursuant to Section 5.5(C) above or, in the case of any condemnation award, pursuant to Section 6(b) of any Mortgage) to make insurance proceeds or any condemnation award available for Restoration of any Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Central Account Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Borrower or Lessee as the Restoration progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting the Restoration and the plans and specifications therefor) subject to the provisions of the Cash Management Agreement and to all of the following conditions:

          (i) The Restoration shall be performed under the supervision of an independent architect or engineer licensed in the state where the affected Property is located and having at least five (5) years of experience, selected by Borrower and reasonably acceptable to Lender (an "Architect" or "Engineer"),
                                                     ---------      --------
and such Architect or Engineer shall have delivered to Lender a certificate estimating the cost of completing the Restoration, and, if the amount set forth therein is more than the sum of the amount of insurance proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under applicable insurance policies upon or before completion of the Restoration, Borrower shall have delivered, or caused Lessee to deliver, to Lender (x) cash collateral in an amount equal to such excess, (y) a Letter of Credit in the amount of such excess and draws on such Letter of Credit may be made by Lender to pay for the cost of such Restoration following exhaustion of the insurance proceeds therefor or (z) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

          (ii) All plans and specifications required in connection with the Restoration shall be subject to Lender's prior reasonable approval. The identity of all material contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender, which approval shall not be unreasonably withheld or delayed. Neither the approval by Lender of any required plans and specifications for the Restoration nor the inspection by Lender of the Restoration shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications or the Restoration, with any applicable Legal Requirement.

          (iii) Each request for payment shall be made on not less than ten (10) days' prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, stating that (w) payment is for a portion of the Restoration that has been completed in compliance with the plans and specifications, (x) the sum requested is required to reimburse Borrower (or Lessee) for payments by Borrower (or Lessee) to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Restoration done to the date of such certificate, (y) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, title to the personal property items covered by the request for payment is vested in Borrower or Lessee, as the case may be (unless either Borrower or Lessee is lessee of such personal property), and (z) the insurance proceeds and other amounts deposited by Borrower and/or Lessee and held by Lender after such payment is equal to or more than the estimated remaining cost to complete such Restoration. Additionally, each request for payment shall contain a statement signed by Borrower or Lessee stating that the requested payment is for Restoration satisfactorily done to date.

          (iv) Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Restoration for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the Property any mechanic's or other lien or instrument for retention of title relating to any part of the Restoration not discharged of record.

          (v) Lender, or an architect or engineer engaged by Lender, shall have the right to inspect the Restoration at all reasonable times upon reasonable prior notice and may condition any disbursement of insurance proceeds upon satisfactory compliance by Borrower or Lessee with the provisions hereof.

          (vi) Insurance proceeds shall not be disbursed more frequently than once every thirty (30) days.

          (vii) Until such time as the Restoration has been substantially completed substantially in accordance with the plans and specifications approved by Lender and all applicable Legal Requirements, Lender shall not be obligated to disburse up to ten percent (10%) of the cost of the Restoration (the "Retention Amount") to Borrower. Upon substantial completion of the Restoration
 ----------------
in accordance with the foregoing, Borrower or Lessee shall send notice thereof to Lender and, subject to the conditions of clauses (i)-(iv) above, Lender shall disburse one-half of the Retention Amount to Borrower or Lessee; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower or Lessee when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits to the extent required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements. Borrower hereby covenants to diligently seek to obtain, or cause Lessee to diligently seek to obtain, any such certificates, licenses and permits.

          (viii) Upon failure on the part of Borrower or Lessee promptly to commence the Restoration or to proceed diligently and continuously to completion of the Restoration, which failure shall continue for thirty (30) days after notice to Borrower and Lessee (which period shall be extended for the period of any delays caused by strikes, lockouts, acts of God, embargoes, governmental restrictions and other causes beyond Borrower's or Lessee's control (any of the foregoing causes, "Force Majeure")), Lender may apply any insurance proceeds or
                   -------------
condemnation proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note.

     (E) If Borrower (or Lessee, as applicable) (i) within ninety (90) days after the occurrence of any damage to any Property or any portion thereof shall fail to submit to Lender for approval plans and specifications for the Restoration (approved by the Architect), (ii) after such plans and specifications are approved by the Architect and Lender, shall fail to promptly submit same for approval by all Governmental Authorities whose approval is required and diligently seek to obtain such approvals, (iii) after any such plans and specifications are approved by all Governmental Authorities, shall fail to promptly commence such Restoration or (iv) shall fail to diligently prosecute such Restoration to completion which failure shall continue for thirty
(30) days after notice to Borrower and Lessee (which period shall be extended for the period of any delays caused by Force Majeure), then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon ten (10)
 days' prior notice to Borrower and Lessee (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation
to) perform or cause to be performed such Restoration, and may take such other steps as it reasonably deems advisable. Borrower hereby waives any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the insurance proceeds (without the need to fulfill any other requirements of this Section 5.5) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

     (F) If pursuant to Section 5.5(B), Lender has the right to and elects to apply insurance proceeds against the Obligations as to the affected Property, then Borrower, in any such instance, must prepay the Note in the amount of the Release Price with respect to the relevant Property, all insurance proceeds received in connection with such casualty (other than any proceeds of the insurance policies to be maintained under Section 5.4(xi)) shall be applied towards payment of such Release Price and the Allocated Loan Amounts for all other Properties shall be increased or decreased in the manner provided in the definition of Allocated Loan Amount. In the event that any portion of such insurance proceeds is applied toward the repayment of the Obligations, subject to the terms and conditions of Section 11.4, Borrower shall be entitled to obtain from Lender a Property Release (without representation or warranty except for the representations and warranties expressly required to be given by Lender in connection with a Property Release in the last paragraph of Section 11.4 hereof) of the applicable Property from the Lien of the Mortgage relating to such Property (in which event Borrower shall not be obligated to restore the applicable Property pursuant to Section 5.5(B) above) provided that (i) no Event of Default exists, (ii) Borrower shall comply with the provisions hereof and
(iii) notwithstanding anything to the contrary contained in the Master Lease (and whether or not any consideration received by Borrower from Lessee in connection with the exercise of any option of Lessee under the Master Lease to purchase the affected Property as a result of such casualty shall be sufficient to pay such Release Price), Borrower pays to Lender the amount, if any, by which the Release Price for such Property exceeds the insurance proceeds received by Lender and applied to repayment of the Obligations, in which case the Allocated Loan Amount for such Property shall be reduced to zero. If any proceeds are applied to reduce the Obligations under this Section 5.5, Lender shall apply the same in accordance with the provisions of the Note, and, provided that no Event of Default has occurred and is continuing, no Prepayment Consideration shall be due and payable in connection with such application. Any excess proceeds over the Release Price paid to Lender in connection with the release of any Property pursuant to the foregoing, shall also be applied against the Obligations.

Section 5.6 Inspection. Borrower shall permit, and, subject to the applicable
            ----------
provisions of the Master Lease, shall cause Lessee to permit, any authorized representatives designated by Lender to visit and inspect during normal business hours the Properties and their business, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants (with Borrower's or Lessee's representative(s) present if required), at such reasonable times during normal business hours and as often as may be reasonably requested, and in any of the foregoing cases provided, and on the condition, that the activities of Lender and its representatives do not materially interfere with Lessee's business operations at the affected Properties. Unless an Event of Default has occurred, Lender shall provide advance written notice of at least three (3) Business Days (or such longer period as may be required by the terms of the Master Lease) prior to visiting or inspecting any Property or Borrower's offices.

Section 5.7 Environmental Compliance.
            ------------------------

     (A) Environmental Laws. Borrower shall at all times comply, and shall
         ------------------
exercise its rights under the Master Lease to cause Lessee to at all times comply, in all material respects with all applicable Environmental Laws. Borrower shall not and shall use reasonable efforts to exercise its rights under the Master Lease to ensure that Lessee shall not: (i) violate any applicable Environmental Law in any material respect; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Material in or into, on or onto, or from any Property (except in accordance with applicable law); or (iii) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any Property (except to the extent same is being contested in accordance with Section 5.3(B) hereof).

     (B) Remedial Action. Upon obtaining knowledge of the presence, storage,
         ---------------
use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials on, under or about any Property in violation of any Environmental Laws, Borrower, at its sole cost and expense, shall promptly provide to Lender such reports, certificates, engineering studies or other written material or data as Lender may reasonably require, and take and diligently prosecute, or cause Lessee to promptly take and diligently prosecute, any and all remedial actions required under applicable Environmental Laws . In the event Borrower undertakes any remedial action with respect to any Hazardous Materials on, under or about any Property, Borrower shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and materially in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

     (C) Further Assurance. If Lender at any time has a reasonable basis to
         -----------------
believe that a violation of any Environmental Law related to any Property has occurred and is continuing or that any basis for an Environmental Claim affecting Borrower or Lessee or related to any Property exists, then Borrower agrees, promptly after written request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that Borrower, Lessee and such Property are in material compliance with all applicable Environmental Laws (unless any such reports, certificates, studies or materials disclose any violation of Environmental Laws in which event the provisions of Section 5.7(B) shall apply).

     (D) O&M Plans. Borrower has delivered to Lender operation and maintenance
         ---------
programs prepared by the environmental consultant or engineer that prepared the Environmental Reports (the "O&M Plans") with respect to asbestos and
                            ---------
asbestos-containing materials and lead-based paint located in the Properties as set forth in the Environmental Reports. Borrower shall at all times implement and carry out, or cause Lessee to implement and carry out, the O&M Plans with respect to all applicable Properties, in all material respects in accordance with their terms. Lender's requirement that Borrower develop and comply with the O&M Plans shall not be deemed to constitute a waiver or modification of any covenants or agreements of Borrower or

Guarantor with respect to Hazardous Materials or Environmental Laws as set forth herein or in the Environmental Indemnity.

Section 5.8 Environmental Disclosure.
            ------------------------

     (A) Borrower shall promptly upon obtaining knowledge thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material on, under, or about any Property required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by Borrower with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency;
(3) any remedial action taken by Borrower or Lessee or any other Person in response to any Hazardous Material on, under or about any Property; (4) the discovery by Borrower or Lessee of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws the existence of which could result in an Environmental Claim with respect to any Property; and
(5) any request for information from any governmental agency that indicates such agency is investigating whether Borrower or Lessee may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

     (B) Borrower shall promptly notify Lender of any proposed action to be taken by Borrower or, to the extent Borrower has knowledge thereof, Lessee pertaining in any way to any Property to commence any operations that could reasonably be expected to subject Borrower, Lessee or any Property to any additional material obligations or requirements under any Environmental Laws. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section.

Section 5.9 Compliance with Laws and Contractual Obligations; Operation of
            --------------------------------------------------------------
Properties as Nursing Facilities. Borrower will (A) comply, or cause Lessee and
--------------------------------
the operation of each Property to, at all times, comply, in all material respects with all Legal Requirements other than those Legal Requirements the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Property Adverse Effect, (B) maintain, or cause Lessee to maintain, all licenses and permits now held or hereafter acquired by Borrower or Lessee, the loss, suspension, or revocation of which, or failure to renew, would not reasonably be expected to have a Property Adverse Effect and (C) perform, observe, comply and fulfill in all material respects all of its obligations, covenants and conditions contained in any Contractual Obligation, including the Loan Documents except for any Contractual Obligations (other than the Loan Documents) the non-compliance with which would not reasonably be expected to have a Property Adverse Effect. Borrower will operate or cause Lessee to operate each of the Properties as Nursing Facilities in accordance, in all material respects, with all applicable Legal Requirements other than those Legal Requirements the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Property Adverse Effect.

Section 5.10 Further Assurances. Borrower Parties shall, from time to time,
             ------------------
execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

Section 5.11 Performance of Agreements and Leases. Each Borrower Party shall
             ------------------------------------
duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan Documents to which it is a party, (ii) under the Master Lease and (iii) any other agreements entered into or assumed by such Person in connection with any Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) by it to exist under any of the foregoing, except to the extent that the failure to so perform, observe or comply with any agreements under clause (iii) would not reasonably be expected to have a Property Adverse Effect. Borrower shall enforce the material terms, covenants and conditions contained in the Master Lease upon the part of Lessee to be observed or performed and use reasonable efforts to exercise any rights of Borrower to cure any defaults of Lessee under the Master Lease if and to the extent permitted thereunder.

Section 5.12 Leases.
             ------

         (A) Without the prior written consent of Lender (which consent of Lender shall not be unreasonably withheld, conditioned or delayed in the case of clauses (i)(w) (in the case of a partial termination of the Master Lease as a result of a default by Lessee thereunder only), (i)(x), (i)(y), (ii) or (iii) below), and without delivery of a Rating Confirmation in the case of clauses (i) and (ii), Borrower shall not (i) (w) cancel or terminate the Master Lease in whole or in part (including, without limitation, by exercise of its rights to terminate the Master Lease with respect to one or more Properties under Section
25.1.5 thereof); (x) approve any assignment of the Master Lease (including, without limitation, in connection with any foreclosure of any Leasehold Mortgage or transfer-in-lieu thereof); (y) amend or modify any economic terms (including, without limitation, by consenting to or acquiescing in the exercise of the Reset Option (as defined in the Master Lease) by Ventas Realty under Section 3.2(e) of the Master Lease), otherwise materially amend or modify (including, without limitation, by amending the fixed term or any renewal term applicable to one or more Properties) or waive any material provisions of the Master Lease; or (z) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to the Master Lease (except as required pursuant to the express terms of the Master Lease); (ii) enter into any Major Lease, or cancel, terminate, amend or modify any Major Lease to which Borrower is a party; or (iii) approve any request for consent by Lessee under the Master Lease to any of the following: (x) a proposed sublease by Lessee of all or any portion of any Property constituting a Major Lease (any such sublease, a "Major Sublease"); (y) assignment of any such Major Sublease;
                  --------------
or (z) material amendment or modification of any such Major Sublease. Whether or not Lender's consent to any amendment, modification or waiver of any provision of the Master Lease is required pursuant to clause (i)(y) above, Borrower shall be required to deliver to
Lender at least ten (10) days' prior written notice describing the nature and terms of the proposed amendment, modification or waiver and the proposed effective date thereof, and Borrower shall deliver an executed copy of such amendment, modification or waiver promptly after execution by each of the parties. Notwithstanding the foregoing, if as a result of any default by Lessee under the Master Lease, any Property shall be in risk of sale, loss or forfeiture or being closed by any Governmental Authority or losing its certification for reimbursement under Medicare or Medicaid, losing licensure of any beds or of suffering a Property Adverse Effect, then Borrower may partially terminate the Master Lease with respect to such Property only and replace Lessee, on a temporary basis, with a substitute operator meeting the requirements of Section 25.1.2(b) of the Master Lease (such substitute operator, an "Interim Operator") without the consent of Lender; provided that (1) Borrower
    ----------------
gives Lender at least three (3) Business Days' notice of such partial termination of the Master Lease including the identity of the Interim Operator and any biographical or financial information regarding the Interim Operator that Lender may reasonably request and that is available to Borrower, (2) Borrower has theretofore given Lender notice of the default under the Master Lease which gave rise to such condition in accordance with Section 5.1(E)(iii) hereof and (3) such Interim Operator shall not be permitted to operate the Property for more than forty-five (45) days in the aggregate without Lender's consent, which shall not be unreasonably withheld or delayed, and delivery of a Rating Confirmation. The foregoing shall not limit or affect Borrower's obligation to obtain Lender's consent to any Major Lease or Management Agreement to be entered into by Borrower with such Interim Operator or any other Person in accordance with this Section 5.12 or 5.13, respectively, in each case to the extent any such Major Lease or Management Agreement has a term in excess of forty-five (45) days.

     (B) Any request for approval of a Lease, or assignment, termination, amendment or modification of the Master Lease or any other Lease, requiring approval as set forth above shall be made to Lender in writing and together with such request Borrower shall furnish to Lender: (i) such biographical and financial information about the proposed assignee or subtenant and any guarantor of such proposed Lease as Lender may reasonably require, (ii) a copy of the proposed form of Lease (or amendment or modification), and (iii) a summary of the material terms of such proposed Lease (or amendment or modification) including, without limitation, rental terms and the term of the proposed Lease and any options.

         Except for security deposits, no Lease entered into by Borrower shall provide for payment of rent more than one month in advance, and Borrower shall not under any circumstances collect any rent more than one month in advance. Borrower, at Lender's request, shall furnish Lender with executed copies of all Leases hereafter entered into by Borrower or Lessee (to the extent in Borrower's possession and not theretofore provided to Lender). Each Lease entered into by Borrower shall specifically provide that, subject to the following sentence, such Lease is subordinate to the applicable Mortgage encumbering the Property to which such Lease relates; that the tenant will attorn to Lender, upon Lender's acquisition of title to such Property; that the tenant agrees to execute such further evidence of attornment as Borrower (or Lender) may from time to time reasonably request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Lender, as holder of the applicable Mortgage or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to such Property.

Section 5.13 Management.
             ----------

     (A) Borrower shall not enter into, or approve any request for consent by Lessee under the Master Lease to enter into (to the extent that Borrower's consent thereto is required), any Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, and delivery of a Rating Confirmation. If any Management Agreement shall hereafter be entered into in accordance with the provisions of this Section 5.13, Borrower shall not, and shall not approve any request for consent thereto by Lessee under the Master Lease (to the extent that Borrower's consent thereto is required), surrender, terminate, cancel, materially modify, renew or extend such Management Agreement, or enter into any other Management Agreement with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, and delivery of a Rating Confirmation.

     (B) Lender shall have the right to require Borrower to replace any Manager under any Management Agreement to which Borrower is a party with a Person chosen by Lender, upon the earliest to occur of any one or more of the following events: (i) upon the occurrence and during the continuance of an Event of Default; (ii) thirty (30) days after notice from Lender to Borrower that Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement; or (iii) upon a change of control of such Manager.

Section 5.14 Material Agreements. Except for Leases complying with the Loan
             -------------------
Documents and any Management Agreement complying with the foregoing, Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), enter into or become obligated under, or approve any request for consent by Lessee under the Master Lease (to the extent that Borrower has the right to consent to such matter under the Master Lease) to, any material agreement pertaining to any Property, including without limitation brokerage agreements, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) day's prior written notice.

Section 5.15 Deposits; Application of Receipts. Borrower will deposit all
             ---------------------------------
Receipts from the Property into, and otherwise comply with, the Accounts established from time to time hereunder. Subject to Article VII hereof and the Cash Management Agreement, Borrower shall promptly apply such Receipts to the payment of all current and past due Operating Expenses for which Borrower is liable, and to the repayment of all sums currently due or past due under the Loan Documents, including all payments into the Reserves.

Section 5.16 Estoppel Certificates.
             ---------------------

     (A) Within ten (10) Business Days following a request by Lender, the Borrower shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii) the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) to the knowledge of the Borrower, whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail, and (v) that this Loan

Agreement, the Note, the Mortgages and the other Loan Documents are valid, legal and binding obligations of the Borrower and have not been modified or amended, or, if modified or amended, giving particulars of any such modification or amendment.

         (B) Within ten (10) Business Days following a written request by the Borrower, Lender shall provide to Borrower a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the Loan, the date to which interest has been paid, and whether Lender has provided any Borrower with written notice of any Event of Default which remains uncured. Compliance by Lender with the requirements of this Section shall not be deemed to be a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

Section 5.17 Indebtedness. So long as the Loan is outstanding, no Primary
             ------------
Borrower Party will directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (A) the Obligations; and

         (B) (a) unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and (b) Indebtedness incurred in the financing of equipment or other personal property used at the Properties in the ordinary course of business, provided that (1) each such trade payable is paid not later than sixty (60) days after the original invoice date and (2) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property referred to in clause (b) above outstanding does not, at any time, exceed two percent (2%) of the annual Base Rent payable to Borrower for each of the Properties under (and as defined in) the Master Lease. In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by any Property or any portion thereof or interest therein (except that the Leasehold Financings may be secured by the Leasehold Mortgages and equipment and personal property financings permitted above may be secured by Liens on such equipment and personal property but not by Liens on any portion of any Property constituting real property).

Section 5.18 Liens and Related Matters. The obligations of Borrower Parties
             -------------------------
under this Section are in addition to and not in limitation of their obligations under Article XI herein. So long as the Loan is outstanding:

         (A) No Liens. No Primary Borrower Party shall directly or indirectly
             --------
create, incur, assume or permit to exist any Lien on or with respect to the Property, any other Collateral or any direct or indirect ownership interest in Borrower, except Permitted Encumbrances.

         (B) No Negative Pledges. No Primary Borrower Party shall enter into or
             -------------------
assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

Section 5.19 Contingent Obligations. No Primary Borrower Party shall directly or
             ----------------------
indirectly create or become or be liable with respect to any Contingent Obligation (except in connection with the Cap or any Letter of Credit delivered to Lender pursuant to this Loan Agreement).

Section 5.20 Restriction on Fundamental Changes. Except as otherwise expressly
             ----------------------------------
permitted under this Loan Agreement (or with the prior written consent of Lender):

         (A) No Primary Borrower Party shall, or shall permit any other Person to, (i) amend, modify or waive any term or provision of such Primary Borrower Party's partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents relating to any of the representations, warranties or covenants of Article IX of this Loan Agreement or this Section 5.20 or any other material term or provision of such Primary Borrower Party's organizational documents unless required by law; or (ii) liquidate, wind-up or dissolve such Primary Borrower Party.

         (B) No Primary Borrower Party shall, nor permit or suffer any other Person on its behalf, to (i) issue, sell, assign, pledge, convey, dispose or otherwise encumber any stock, membership interest, partnership interest, or other equity or beneficial interest in Borrower or (ii) grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto.

         (C) No Primary Borrower Party shall acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person (other than Member's membership interest in Borrower). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing hereunder, Borrower may exercise its option to purchase Lessee's personal property at any Property upon the expiration or termination of the Master Lease with respect to such Property in accordance with
Section 37.2 of the Master Lease; provided, however, that Borrower's right to purchase any such personal property may be subject to the prior delivery to Lender of a Nondisqualification Opinion if reasonably required by Lender. In connection with any such acquisition of personal property by Borrower, Borrower will execute, acknowledge and deliver to Lender any and all security agreements, mortgages, assignments, UCC financing statements, transfers and assurances as Lender shall reasonably require for the better creation, attachment, or perfection of security interests in and to such personal property intended to be granted to Lender hereunder and under the Mortgages.

Section 5.21 Transactions with Related Persons. Borrower shall not pay any
             ---------------------------------
management, consulting, director or similar fees to any Related Person of Borrower or to any director (other than any customary fees of the Independent Directors), officer or employee of Borrower. Borrower shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of Borrower or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of Borrower. Borrower shall not make any payment or permit any payment to be made to any Related Person of Borrower when or as to any time when any Event of Default shall exist.

Section 5.22 ERISA.
             -----

         (A) No ERISA Plans. None of the Primary Borrower Parties will establish
             --------------
any Employee Benefit Plan, Pension Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Pension Plan or Multiemployer Plan other than contributions to the plans described in Schedule 4.14.
                                        -------------

         (B) Compliance with ERISA. Borrower shall not: (i) engage in any
             ---------------------
prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or
(ii) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower.

         (C) No Plan Assets. Borrower shall not at any time during the term of
             --------------
this Loan Agreement become (1) an employee benefit plan defined in Section 3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, (3) a "governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I or ERISA, Section 4975 of the IRC or any state statutes applicable to Borrower regulating investments of governmental plans.

Section 5.23 Lender's Expenses. Borrower shall pay, on demand by Lender, all
             -----------------
reasonable expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, closing, administration, enforcement, interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender's rights hereunder and thereunder. Without limitation of the foregoing, Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in any case or proceeding under Title 11 of the United States Code (or any law succeeding or replacing any of the same). At the Closing, Lender is authorized to pay directly from the proceeds of the Loan any or all of the foregoing expenses then or theretofore incurred.

                                   ARTICLE VI
                                    RESERVES

Section 6.1  Security Interest in Reserves; Other Matters Pertaining to
             ----------------------------------------------------------
             Reserves.
             --------

         (A) Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of Borrower's right, title and interest in and to the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account Collateral.

         (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence of any Event of Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, Lender, in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Prepayment Consideration applicable upon such payment in such order as Lender may determine in its sole discretion; provided, however, that such application of funds shall not cure or
            --------  -------
be deemed to cure any default; (ii) reimbursement of Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan Agreement or pursuant to any of the other Loan Documents.

Section 6.2 Funds Deposited with Lender.
            ---------------------------

        (A) Interest, Offsets. Except only as expressly provided otherwise
            -----------------
herein, all funds of Borrower which are deposited with Lender as Reserves hereunder shall be held by Lender in one or more Permitted Investments. Lender is authorized to commingle any of the Reserves with each other. All interest which accrues on the Reserves shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Additional provisions pertaining to investments are set forth in Article VII.

        (B) Funding at Closing. Borrower shall deposit with Lender the amounts
            ------------------
necessary to fund each of the Reserves as set forth below. Deposits into the Reserves at Closing may occur by deduction from the amount of the Loan that otherwise would be disbursed to Borrower, followed by prompt deposit of the same into the applicable Sub-Account of the Central Account in accordance with the Cash Management Agreement. Notwithstanding such deductions, the Loan shall be deemed for all purposes to be fully disbursed at Closing.

Section 6.3 Impositions and Insurance Reserve. On the Closing Date, Borrower
            ---------------------------------
shall deposit with Lender (or such agent of Lender as Lender may designate in writing to Borrower from time to time) a $2,226,000 Letter of Credit on account of annual Impositions (the "Impositions Letter of Credit") and, pursuant to the
                            ----------------------------
Cash Management Agreement, Borrower shall deposit (or cause to be deposited by Lessee) monthly, on each Payment Date commencing with the First Payment Date, 1/12th of the annual charges (as reasonably estimated by Lender from time to time (but not more often than twice in any twelve (12) month period) and which annual charges shall be reduced by the amount of any Letter(s) of Credit from time to time being held by Lender on account of Impositions or Insurance Premiums) for all Impositions and Insurance Premiums (other than Insurance Premiums for the coverages required under Sections 5.4(viii) or (ix) or for automobile insurance) payable with respect to the Properties hereunder (said funds, together with any interest thereon and additions thereto, and together with any Letter(s) of Credit delivered in lieu thereof, the "Impositions and
                                                             ---------------
Insurance Reserve"). For purposes of this Section 6.3, the amount of Insurance
-----------------
Premiums required to be escrowed hereunder in respect of any insurance coverages required under Section 5.4 which are maintained under blanket insurance policies covering other properties in addition to the Properties will be calculated assuming that such insurance coverages were maintained for the Properties under a blanket policy but on a stand-alone basis separate from properties other than the Properties (such insurance policies, "Stand
                                          -----

Alone Insurance Policies") as determined by Lender in its reasonable discretion.
------------------------
The initial amount of the monthly deposit to be made to the Impositions and Insurance Reserve from and after the date hereof is $42,558 (which amount represents one-twelfth (1/12th) of the annual Insurance Premiums of $510,696; it being acknowledged that if the Impositions Letter of Credit were not delivered by Borrower on the date hereof such initial monthly amount would be increased by $185,500 (one-twelfth (1/12th) of the annual Impositions relative to the Properties as of the date hereof) to $228,058). Borrower shall also deposit (or cause to be deposited by Lessee) with Lender on demand, to be added to and included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits (and taking into account the amount of any Letter(s) of Credit from time to time held by Lender on account of Impositions and Insurance Premiums), will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date initially due. Borrower shall provide Lender with bills and all other documents necessary for the payment of Impositions at least thirty (30) days prior to the date on which each payment of Impositions shall first become due (except if any tax bill is not issued by the applicable taxing authority at least thirty (30) days prior to the due date, Borrower shall deliver same promptly after receipt). So long as (i) no Section
7.3 Master Lease Event of Default has occurred and is continuing, (ii) Borrower or Lessee has provided Lender with the foregoing tax bills and other documents in a timely manner, and (iii) sufficient funds (excluding Letters of Credit) have been deposited by Borrower or Lessee and are held by Lender for the payment of Impositions relating to each of the Properties, Lender shall pay said Impositions. Borrower shall also provide (or cause Lessee to provide) certificates of insurance or other evidence of renewal (including evidence of payment) of the insurance policies required to be maintained under Section 5.4 prior to the expiration of each of such insurance policies. If Borrower fails to deliver (or cause Lessee to deliver) such certificates of insurance or other evidence of renewal and payment within the above time period, Lender may use funds available in the Impositions and Insurance Reserve (or draw down on any Letter of Credit delivered in lieu thereof) to purchase Stand Alone Insurance Policies for the Properties on Borrower's behalf. Borrower hereby appoints Lender as Borrower's attorney-in-fact for such purposes, which power of attorney is coupled with an interest and irrevocable. If the amount then held in the Impositions and Insurance Reserve on account of Insurance Premiums (plus amounts available under Letters of Credit on account of Insurance Premiums) shall be less than the actual insurance premiums payable for such Stand Alone Insurance Policies, Borrower shall be required to pay (or reimburse Lender for) such deficiency within two (2) Business Days after request therefor from Lender. If Borrower provides such certificates of insurance or evidence of renewal and payment within the above time period, then Lender shall disburse to Borrower the amount then held in the Impositions and Insurance Reserve on account of the portion of Insurance Premiums attributable to the insurance policies for which such evidence of renewal and payment was delivered; provided, that, if Borrower and Lessee each deliver a portion of the funds held in the Imposition and Insurance Reserve on account of Insurance Premiums, Lender shall only disburse to Borrower or Lessee, as the case may be, the amount deposited by such party on account of the insurance policies for which evidence of renewal and payment was delivered. Provided that the balance in the Impositions and Insurance Reserve Sub-Account exceeds the amount then required to be deposited therein (and will continue to exceed such amount after such disbursement), as reasonably determined by Lender, and no Section 7.3 Master Lease Event of Default then exists, Lender shall cause the Central Account Bank to disburse any accrued interest in the Impositions and Insurance Reserve Sub-Account to Borrower promptly after the end of each calendar quarter. Notwithstanding anything to the contrary contained in this Section 6.3, if Borrower delivers (or causes Lessee to deliver) one or more Letters of Credit to Lender in lieu of any funds required to be deposited in the Impositions and Insurance Reserve, such Letter(s) of Credit shall be held by Lender in accordance with Section 6.8 and, without limitation of Section 7.3 hereof, Lender shall not be obligated to draw on any such Letter of Credit (a) to pay any Impositions or Insurance Premiums owing to a taxing authority or insurer, as the case may be, or (b) to reimburse Borrower (or Lessee) for its payment of any Impositions or Insurance Premiums. From time to time (but not more often than twice in any twelve (12) month period) based on increases in the annual charges for all Impositions or Insurance Premiums (for Stand-Alone Insurance Policies), as the case may be, as reasonably determined by Lender, Lender may increase its estimate of the annual charges for all Impositions and Insurance Premiums (for Stand-Alone Insurance Policies) (other than Insurance Premiums for the coverages required under Sections 5.4(viii) and (ix) and for automobile insurance) payable with respect to the Properties, and, within ten
(10) Business Days after Borrower's and Lessee's receipt of written notice from Lender of any such increased estimate, Borrower shall deliver, or cause Lessee to deliver, to Lender such additional sum of money (or an amended or replacement Letter of Credit in such amount) as will again bring Borrower into compliance with the Reserve requirements relative to Impositions and Insurance Premiums described in this Section 6.3.

Section 6.4 Debt Service Reserve. At Closing, Borrower shall reserve from the
            --------------------
proceeds of the Loan and shall deposit with Lender (or its Servicer or agent) $5,000,000, for the purpose of creating a reserve for payment of principal and interest on the Loan (said funds, together with any interest thereon and additions thereto, and together with any Letter(s) of Credit delivered in lieu thereof, the "Debt Service Reserve"). Provided that no Event of Default has
              --------------------
occurred and is continuing, Lender shall cause the Central Account Bank to disburse to Borrower accrued interest in the Debt Service Reserve Sub-Account promptly after the end of each calendar quarter.

Section 6.5 Replacement Reserve. At Closing, Borrower shall reserve from the
            -------------------
proceeds of the Loan and shall deposit with Lender (or such agent as Lender may designate in writing from time to time), an amount equal to $1,588,000 (which amount is equal to the product of (i) $280 multiplied by (ii) the total number of licensed beds at each of the Properties (the "Replacement Reserve Annual
                                                 --------------------------
Amount")) for the purpose of creating a reserve for Capital Expenditures to be
------
made at the Properties (said funds, together with any interest thereon and additions thereto, and together with any Letter(s) of Credit delivered in lieu thereof, the "Replacement Reserve"). Funds on deposit in the Replacement Reserve
              -------------------
shall be held by Lender during the Term of the Loan as security for the Obligations and shall not be made available to Borrower or Lessee, unless and until Borrower is required to make monthly deposits into the Replacement Reserve as provided below, whereupon such funds shall be made available to Borrower to reimburse Borrower for Capital Expenditures made to the Properties upon the terms and conditions set forth below. So long as, in Lender's reasonable determination Lessee performs its obligations to repair and maintain, and make replacements to, the Improvements in all material respects in accordance with the Master Lease (or, in the case of any failure by Lessee to perform such obligations in all material respects, such failure is cured within thirty (30) days after notice thereof from Lender to Borrower or such longer period as may be reasonably necessary to cure same with diligence (but in no event to exceed sixty (60) days from date of such notice which period shall be subject to reasonable delays for Force Majeure) (any such failure by Lessee after the expiration of such grace period, a "Lessee Repair Default")) and no Event of
                                        ---------------------
Default has occurred and is continuing under this Loan Agreement or any other Loan Document, Borrower shall not be required to make additional deposits into the Replacement Reserve after the Closing Date. If at any time a Lessee Repair Default shall occur or an Event of Default shall occur and be continuing, commencing on the next Payment Date and on all subsequent Payment Dates during the Term, Borrower shall be required to make monthly deposits in the Replacement Reserve in an amount equal to one-twelfth (1/12) of the Replacement Reserve Annual Amount. From and after the date that Borrower commences making monthly deposits into the Replacement Reserve, pursuant to the foregoing sentence, funds contained in the Replacement Reserve shall be made available solely to reimburse Borrower (or Lessee) for the actual bona fide out-of-pocket cost of Capital Expenditures performed during the term of the Loan and reasonably approved by Lender ("Approved Capital Expenditures"), and shall not be used by Borrower for
         -----------------------------
purposes for which any other Reserve is established. Upon Borrower's request for disbursement, Lender shall disburse funds from the Replacement Reserve to or for the account of Borrower (or Lessee), to reimburse Borrower (or Lessee) for such Approved Capital Expenditures, on the Payment Date following such request, upon satisfaction of such disbursement conditions as Lender may require in its reasonable discretion. Notwithstanding the foregoing, Borrower acknowledges and agrees that, upon the occurrence and during the continuance of an Event of Default (whether or not a Master Lease Event of Default then exists), Lender, in its sole discretion, may apply all or any portion of the Replacement Reserve to the cost of any Capital Improvements then required to be made to the Properties under the terms of the Master Lease or to payment of any of the Obligations in such order of priority as Lender may determine. In the event that Lender so applies all or any portion of the Replacement Reserve, Borrower shall repay to Lender the amount of funds so applied to replenish the Replacement Reserve up to the amount contained therein immediately prior to such application, and if Borrower shall fail to repay such amounts within five (5) days after it receives notice of such application, a further Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrower repays such amount or all Sub-Accounts have been fully funded from Rents for the current month or prior months. Provided that Borrower is not then required to make monthly deposits into the Replacement Reserve and no Event of Default has occurred and is continuing, Lender shall cause the Central Account Bank to disburse any accrued interest in the Replacement Reserve Sub-Account to Borrower promptly after the end of each calendar quarter.

Section 6.6 Hazardous Materials Remediation Reserve. At Closing, Borrower shall
            ---------------------------------------
reserve from the proceeds of the Loan and shall deposit with Lender (or such agent of Lender as Lender may designate in writing from time to time), an amount equal to $39,700 (said funds, together with any interest thereon and additions thereto, the "Hazardous Materials Remediation Reserve") for certain work related
              ---------------------------------------
to Hazardous Materials at certain Properties as indicated in the Environmental Reports or the property condition reports for such Properties prepared and delivered prior to the Closing and as such work is more particularly described on Schedule 6.6 (the "Environmental Work"). Within six (6) months after the
   ------------       ------------------
Closing, Borrower shall complete or cause Lessee to complete such Environmental Work and shall provide to Lender such closure reports, no-further-action letters, and other evidence of compliance with law as Lender may reasonably require. The funds contained in the Hazardous Materials Remediation Reserve shall be utilized by Borrower solely for performance of the Environmental Work in accordance with the Environmental Reports, and shall not be used by Borrower for purposes for which any other Reserve is established. Upon written application of Borrower, Borrower shall be entitled to draw upon the Hazardous Materials Remediation Reserve to pay for costs that have been incurred by Borrower or Lessee for such Environmental Work, provided that (i) no Event of Default has occurred and is continuing, (ii) Borrower or Lessee shall provide to Lender such documentation and certifications as Lender may reasonably request to substantiate the requirement for and entitlement to such disbursement, (iii) Borrower or Lessee shall provide Lender with all invoices, receipts, lien waivers and other documentation of lawful and workmanlike progress or completion, lien-free status, and availability of sufficient funds, all as may be reasonably requested by Lender, and (iv) Borrower or Lessee shall provide Lender such evidence as may be reasonably satisfactory to Lender that, after payment of such draw, the funds remaining in such Reserve shall be sufficient to pay for the remainder of such Environmental Work. Subject to the foregoing conditions, Borrower shall be entitled to draw any remaining balance in the Hazardous Materials Remediation Reserve when all such Environmental Work is complete to Lender's reasonable satisfaction and is paid for.

Section 6.7 Deferred Maintenance Reserve. At Closing, Borrower shall reserve
            ----------------------------
from the proceeds of the Loan and shall deposit with Lender (or such agent of Lender as Lender may designate in writing from time to time), an amount (said funds, together with any interest thereon and additions thereto, the "Deferred
                                                                      --------
Maintenance Reserve") equal to one hundred fifteen percent (115%) of the
-------------------
estimated cost as reasonably determined by Lender of the deferred maintenance items and required repairs at the Properties as indicated in the property condition reports for the Property prepared and delivered in connection with the Closing as more particularly described on Schedule 6.7 (the "Required Repairs").
                                          ------------       ----------------
Within six (6) months after the Closing (except as set forth on Schedule 6.7 and
                                                                ------------
subject to reasonable delays for Force Majeure), Borrower shall complete or cause Lessee to complete such Required Repairs. The funds contained in the Deferred Maintenance Reserve shall be utilized by Borrower solely for payment of the cost of such Required Repairs and shall not be used by Borrower for purposes for which any other Reserve is established. Within ten (10) days after written request from Borrower, Lender shall direct the Central Account Bank to disburse funds from the Deferred Maintenance Reserve to pay for costs that have been incurred by Borrower or Lessee for such Required Repairs, provided that (i) no
Section 7.3 Master Lease Event of Default has occurred and is continuing, (ii) Borrower or Lessee shall provide to Lender such documentation and certifications as Lender may reasonably request to substantiate the requirement for and entitlement to such disbursement, (iii) Borrower or Lessee shall provide Lender with all invoices, receipts, lien waivers and other documentation of lawful and workmanlike progress or completion and lien-free status, all as may be reasonably requested by Lender and (iv) Borrower or Lessee shall provide Lender such evidence as may be reasonably satisfactory to Lender that, after payment of such draw, the funds remaining in such Reserve shall be sufficient to pay for the remainder of the work for which the Reserve was established. Subject to the foregoing conditions, Borrower shall be entitled to draw any remaining balance in the Deferred Maintenance Reserve when all of the applicable Required Repairs have been completed to Lender's reasonable satisfaction and paid for.

Section 6.8 Letters of Credit. In lieu of depositing all or any portion of the
            -----------------
required funds in the Impositions and Insurance Reserve pursuant to Section 6.3, the Debt Service Reserve pursuant to Section 6.4 or in the Replacement Reserve pursuant to Section 6.5, Borrower shall have the right to deliver, or cause Lessee to deliver, a Letter of Credit in the amount of all or a portion of such funds required to be on deposit with Lender from time to time. Each Letter of Credit delivered under this Loan Agreement shall be additional security for the payment of the Obligations. Subject to the provisions of
Section 7.3, upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Obligations in such order, proportion or priority as Lender may determine. Any such application to the Obligations shall be subject to the Prepayment Consideration (if any). If the Obligations are not paid in full on the Maturity Date, subject to the provisions of Section 7.3, any such Letter of Credit may be applied to reduce the Obligations. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Loan Agreement, Lender shall have the additional rights to draw in full any Letter of Credit and deposit the proceeds of any such draw in the applicable Reserve on account of which such Letter of Credit was held by Lender: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (ii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided), or (iii) if Lender has received notice that the bank issuing the Letter of Credit has ceased to be an Eligible Bank (unless an alternative Eligible Bank issues an equivalent Letter of Credit within fifteen (15) days of Borrower's and Lessee's receipt of notice of same). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii) or (iii) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

                                  ARTICLE VII
                        CENTRAL ACCOUNT; CASH MANAGEMENT

Section 7.1 Establishment of Central Account.
            --------------------------------

        (A) Central Account. On or before the Closing Date, pursuant to the
            ---------------
terms of the Cash Management Agreement, Borrower shall establish and maintain, at the Central Account Bank, an Eligible Account in the name of the Lender, as secured party hereunder, to serve as the "Central Account" (said account, and
                                          ---------------
any account replacing the same in accordance with this Loan Agreement and the Cash Management Agreement, the "Central Account") The Central Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer); and except as expressly provided hereunder and/or in the Cash Management Agreement, Borrower shall have no rights to control or direct the investment or payment of funds therein. Lender may elect to change the financial institution in which the Central Account shall be maintained upon at least five (5) Business Days' notice to Borrower. The Central Account shall be deemed to contain such sub-accounts as Lender may designate ("Sub-Accounts"),
                                                              ------------
which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following as more particularly described in the Cash Management Agreement:

            (i) "Debt Service Payment Sub-Account" shall mean the Sub-Account of
                 --------------------------------
the Central Account established for the purposes of reserving for payments of principal and

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

interest and other amounts due under the Loan Documents (but without duplication of amounts covered under item (ii) below); and

            (ii) "Reserve Sub-Accounts" shall mean the Sub-Accounts of the
                  --------------------
Central Account established for the purpose of holding funds in the Reserves including: (a) the "Imposition and Insurance Reserve Sub-Account"; (b) the "Debt
                   --------------------------------------------             ----
Service Reserve Sub-Account"; (c) the "Replacement Reserve Sub-Account"; (d) the
---------------------------            -------------------------------
"Hazardous Materials Remediation Reserve Sub-Account"; (e) the "Deferred
 ---------------------------------------------------            --------
Maintenance Reserve Sub-Account"; and (f) the "Cash Flow Sweep Sub-Account".
-------------------------------                ---------------------------

Section 7.2 Flow of Funds.
            -------------

        (A) Deposit of Receipts into the Central Account. (i) Borrower shall
            --------------------------------------------
direct Lessee, as tenant under the Master Lease, to pay all Rents that are payable to Borrower, as lessor thereunder, directly into the Central Account and
(ii) any and all other Receipts (including Rents that are not paid into the Central Account in accordance with the foregoing) shall be deposited by Borrower promptly into the Central Account and in no event later than two (2) Business Days after the same are paid to or for the benefit of Borrower. To the extent that Borrower or any Person on Borrower's behalf holds any Receipts, whether in accordance with this Loan Agreement or otherwise, Borrower shall be deemed to hold the same in trust for Lender for the protection of the interests of Lender hereunder and under the Loan Documents.

     (B) Application of Funds in Central Account. Funds in the Central Account
         ---------------------------------------
shall be allocated to the Sub-Accounts (or paid, as the case may be) in accordance with the Cash Management Agreement.

Section 7.3 Application of Funds After Event of Default. If any Event of Default
            -------------------------------------------
shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limitation of the foregoing, for so long as an Event of Default exists, Lender may apply any and all funds in the Accounts (or the proceeds of any Letter of Credit deposited in lieu thereof) against all or any portion of any of the Obligations, in any order. Notwithstanding the foregoing or anything to the contrary contained herein, in the Cash Management Agreement or in any other Loan Document, provided that (i) no Master Lease Event of Default with respect to non-payment of Rent has occurred and is continuing and (ii) no other Master Lease Event of Default has occurred and is continuing for which Borrower has commenced (or Lender has requested Borrower to commence) proceedings for termination of the Master Lease, in whole or in part, or dispossession or eviction of Lessee from one or more Properties (a Master Lease Event of Default of the type described in clause (i) or (ii) above is herein referred to as a "Section 7.3 Master Lease Event of
                                          ---------------------------------
Default"), upon the occurrence and during the continuance of an Event of
-------
Default, Lender agrees that funds deposited by Lessee and contained in (or the proceeds of any Letters of Credit delivered by Lessee in lieu of funds to be deposited in) (a) the Impositions and Insurance Reserve Sub-Account shall only be applied toward payment of Impositions and Insurance Premiums in accordance with Section 6.3, and (b) the Deferred Maintenance Reserve shall only be applied toward payment of Required Repairs in accordance with Section 6.7; provided, however, that the foregoing shall not limit or affect

Lender's right to apply any funds deposited by Borrower (or the proceeds of any Letters of Credit delivered by Borrower in lieu thereof) upon the occurrence of an Event of Default.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

Section 8.1 Event of Default.
            ----------------

     "Event of Default" shall mean the occurrence or existence of any one or
      ----------------
more of the following:

     (A)  Scheduled Payments. Failure of Borrower to pay any scheduled payment
          ------------------
amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise); or

     (B)  Other Payments. Failure of Borrower to pay any amount from time to
          --------------
time owing under this Loan Agreement, the Note, or any other Loan Documents (other than amounts subject to the preceding paragraph) within ten (10) days after written notice to Borrower that same is due; or

     (C)  Breach of Reporting Provisions. Failure of any Borrower Party to
          ------------------------------
perform or comply with any term or condition contained in Section 5.1 which continues for a period of (i) ten (10) days after written notice in the case of failure to deliver any Financial Statements, documents or information that are prepared by Borrower, its Affiliates, employees, agents or representatives or otherwise available to Borrower other than by delivery by Lessee under the Master Lease or (ii) thirty (30) days after written notice in the case of any Financial Statements, documents or information which are to be delivered by Lessee under the Master Lease; provided, however, that if Borrower has at all times used diligent efforts to obtain any such Financial Statements, documents or information to be delivered by Lessee and has commenced legal action against Lessee to enforce its rights under the Master Lease to compel such delivery, then such thirty (30) day period under the foregoing clause (ii) shall be extended for up to an additional thirty (30) days; or

     (D)  Breach of Provisions Regarding Insurance, Transfers, Liens, Single
          ------------------------------------------------------------------
Purpose. (i) Failure to keep in force the insurance required by Section 5.4
-------
hereof or (ii) the failure to comply with any other covenant of Section 5.4 which failure under this clause (ii) continues for five (5) Business Days after notice from Lender. Except as permitted under Section 5.5(A), the demolition or removal of, or the making of any Material Alterations to, any of the Improvements by Borrower, or by Lessee with Borrower's approval, without Lender's consent. Breach or default under any of Sections 5.12(A), 5.13(A), 5.17, 5.18, 5.19 or 5.20, Article IX or Section 11.1 hereof or Section 9(a) of any Mortgage; or

     (E)  Breach of Warranty. Any representation, warranty, certification or
          ------------------
other statement made by any Borrower Party or Affiliate thereof in any Loan Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false in any material respect as of the date made; provided, however, that Borrower shall have the right to cure an Event of Default arising from a breach of a representation or warranty relating to any Property under this Section 8.1(E), by consummating a Defaulted

Property Release with respect to the affected Property in accordance with
Section 11.4 within thirty (30) days after notice of such default from Lender;
or

     (F)  Other Defaults Under Loan Documents. A default shall occur in the
          -----------------------------------
performance of or compliance with any term contained in this Loan Agreement or the other Loan Documents and such default is not fully cured (which cure of any default affecting an individual Property may be effected by consummation of a Defaulted Property Release in accordance with Section 11.4) within thirty (30) days after delivery of notice from Lender of such default (other than occurrences described in other provisions of this Section 8.1 or in the other Loan Documents for which a different grace or cure period is specified or which constitute immediate Events of Default); provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty (30) days (or Borrower, after exercising diligent efforts, is unable to cause Lessee to cure such default within such thirty (30) day period), (ii) Borrower (or the applicable Borrower Party) has commenced the cure within such thirty (30) day period and at all times after such commencement has pursued such cure diligently (including by diligently seeking to enforce its rights under the Master Lease to cause Lessee to cure such default or by exercising its own rights when available thereunder to effect such cure), and (iii) Borrower delivers to Lender promptly following demand (which demand may be made from time to time by Lender) evidence satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event beyond one hundred eighty (180) days after the original notice of default; or

     (G)  Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court
          ----------------------------------------------------
enters a decree or order for relief with respect to any Borrower Party, in an Involuntary Borrower Party Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law;
(ii) the occurrence and continuance of any of the following events for sixty
(60) days unless dismissed or discharged within such time: (x) an Involuntary Borrower Party Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party or over all or a substantial part of its property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower Party, for all or a substantial part of the property of such Person; or

     (H)  Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for
          --------------------------------------------------
relief is entered with respect to any Borrower Party, or any such Person commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or for all or a substantial part of the property of any Borrower Party; (ii) any Borrower Party makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of any Borrower Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

     (I)  Bankruptcy Involving Ownership Interests or Property. Other than as
          ----------------------------------------------------
described in either of Subsections 8.1(G) or 8.1(H), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding of any Borrower Party under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty
(60) days following its occurrence); or

     (J)  Solvency. Any Borrower Party ceases to be solvent or admits in writing
          --------
its inability to pay its debts as they become due; or

     (K)  Judgment and Attachments. Any lien, money judgment, writ or warrant of
          ------------------------
attachment, or similar process is entered or filed against any Borrower Party or any of its assets, which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), could reasonably be expected to have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days. unless the same is being contested in accordance with Section 5.3(B) hereof; or

     (L)  Injunction. Any Borrower Party is enjoined, restrained or in any way
          ----------
prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business which injunction could reasonably be expected to have a Property Adverse Effect and such order continues for more than thirty (30) days; or

     (M)  Non-Compliance with Legal Requirements; Revocation of Permits. There
          -------------------------------------------------------------
shall occur a final unappealable determination by any applicable Governmental Authority of Borrower's or Lessee's non-compliance with material Legal Requirements applicable to any Property, or of the revocation of any material Permit required for the lawful operation of any Property, or any other circumstances under which Borrower or Lessee is required by a final unappealable determination of any such Governmental Authority to cease operations of such Property as a Nursing Facility (provided, however, that before any such determination becomes final and unappealable, Borrower or Lessee, as the case may be, shall have the right to contest the same in accordance with Section 5.3(B) hereof; and provided further that no Event of Default shall be deemed to exist so long as Borrower or Lessee, as the case may be, promptly pays any amount due under, or complies with, any Legal Requirement upon a final adverse determination of such contest under Section 5.3(B) and such payment or compliance by Borrower or Lessee results in the reinstatement or reissuance of any such material Permit which had been revoked or the rescission or termination of any such order by the applicable Governmental Authority to cease operations of such Property as a Nursing Facility);

     (N)  Reduction of Licensed Beds. A Master Lease Event of Default relating
          --------------------------
to the reduction of the number of licensed beds for any Property in violation of the Master Lease shall occur under Section 16.1(m) of the Master Lease;

     (O)  Regulatory Sanctions. Borrower or Lessee shall become subject to
          --------------------
material regulatory sanctions and fails to cure or satisfy such regulatory sanctions (including, without limitation, through payment of any such sanctions, if the same are monetary in nature) within its specified regulatory cure period in any material respect with respect to any Property (provided, however, that, prior to the imposition of such sanctions on Borrower or Lessee by final unappealable order of any Governmental Authority, no Event of Default shall be deemed to have occurred under this subsection (O) so long as Borrower or Lessee is contesting the imposition of such sanctions in accordance with Section 5.3(B) hereof; and provided further that no Event of Default shall be deemed to exist so long as Borrower or Lessee, as the case may be, promptly cures or satisfies such sanctions upon a final adverse determination of such contest under Section 5.3(B) and such cure by Borrower or Lessee results in the termination of such sanctions);

     (P)    Invalidity of Loan Documents. This Loan Agreement, any Mortgage or
            ----------------------------
any Loan Document for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of Borrower or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or unless any loss, damage, claim, cost or expense which Lender may suffer or incur as a result thereof is fully covered by the Title Policies), or any Person who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

     (Q)    Cross-Default with Other Loan Documents. A default by Borrower or
            ---------------------------------------
Guarantor with respect to performance of any covenant or obligation, or compliance with any term or condition, under any other Loan Document shall occur and not be cured within any applicable grace periods provided under such other Loan Documents (or if no grace period is specified in such other Loan Document, then the grace period specified in Section 8.1(F) above shall apply).

If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

Section 8.2 Acceleration and Remedies.
            -------------------------

     (A) Upon the occurrence of any Event of Default described in any of Subsections 8.1(G), 8.1(H) or 8.1(I), the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Borrower Party. Upon and at any time after the occurrence of any other Event of Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

     (B) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Loan Agreement or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure

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proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

     (C) Upon the occurrence of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage in any manner and for any amounts secured by such Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event the Borrower default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose any Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose any Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by such Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

     (D) Upon the occurrence of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance upon the occurrence and during the continuance of an Event of Default, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender
                                                       --------  -------
shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.

     (E) Any amounts recovered from any Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

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     (F)  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.3 Performance by Lender.
            ---------------------

     (A) If any Borrower Party shall fail to perform, or cause to be performed, any covenant, duty or agreement contained in any of the Loan Documents beyond any applicable notice and cure period, Lender may (but shall have no obligation to) perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower Party. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount reasonably expended by Lender in such performance or attempted performance, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the Note and shall be secured by all of the Collateral securing the Loan. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Loan Agreement or any other Loan Document.

     (B) Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and during the continuance of any Event of Default.

                                   ARTICLE IX
               SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

Section 9.1 Applicable to Primary Borrower Parties. Each Primary Borrower Party
            --------------------------------------
hereby jointly and severally represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion, such Primary Borrower Party:

     (A) does not own and will not own any assets other than the Properties (including incidental personal property necessary for the administration of Borrower, leasing and operation of the Properties and proceeds therefrom) or direct or indirect ownership interests in Borrower (the "Ownership Interests");
                                                         -------------------

     (B) is not engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Properties or the Ownership Interests;

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

     (C) will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

     (D) has not incurred and will not incur any Indebtedness or Contingent Obligations other than (i) the Obligations, (ii) subject to the terms and conditions of Section 5.17, unsecured trade payables incurred in the ordinary course of business of owning or operating the Properties and Indebtedness relating to financing of equipment and personal property in the ordinary course of business and (iii) any other Indebtedness or Contingent Obligations expressly permitted hereunder or under the other Loan Documents;

     (E) has not made and will not make any loan or advances to any Person (including any of its Affiliates and has not acquired and will not acquire obligations or securities of any of its Affiliates);

     (F) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

     (G) has done or caused to be done and will do all things necessary to preserve its existence, has observed and will observe all partnership, corporation or limited liability company formalities, as applicable, and will not, nor will any partner, member, shareholder, trustee, beneficiary or principal, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents, as applicable, in any material manner;

     (H) shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business including the states where the Properties are located (in the case of Member, if required by law);

     (I) will conduct and operate its business as presently conducted and operated;

     (J) will maintain books and records and bank accounts separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person and will maintain separate financial statements except that it may also be included in consolidated financial statements of its Affiliates; provided, however, that if Borrower is included in the consolidated financial statements of any of its Affiliates, Borrower's status as a separate legal entity, its ownership of the Properties and the lien of the Mortgages thereon as security for the Loan shall be disclosed in the footnotes to such Affiliate's financial statements;

     (K) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person and will correct any known misunderstandings regarding its existence as a separate legal entity;

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

     (L) will pay the salaries of its own employees, if any, from its own funds to the extent available;

     (M) will allocate fairly and reasonably any overhead for shared office space;

     (N) will use separate stationery, invoices and checks;

     (O) will maintain its status as a disregarded entity for federal income tax purposes or, if it fails to maintain such status as a disregarded entity, it will file such tax returns with respect to itself as may be required under applicable law;

     (P) has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (Q) will not seek, acquiesce in, or suffer or permit its liquidation, dissolution or winding up, in whole or in part;

     (R) will not acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

     (S) will not commingle or permit to be commingled its funds or other assets with those of any other Person;

     (T) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

     (U) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

     (V) has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person;

     (W) except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold title to its assets other than in its name; and

     (X) shall comply and cause its Affiliates to comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto.

Section 9.2 Applicable to Member and Borrower. In addition to their respective
            ---------------------------------
obligations under Section 9.1, each of Borrower and Member hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion:

     (A) Member shall at all times act as the sole member of Borrower, with all of the rights, powers, obligations and liabilities thereof under the operating agreement of Borrower and

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

shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of the same and will engage in no other business;

     (B) Borrower shall not, without the prior unanimous written consent of Member (including the unanimous written consent of its directors including its two Independent Directors), institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

     (C) Member shall not, without the unanimous vote of its board of directors including its Independent Directors, institute proceedings for itself or Borrower to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceedings against it or Borrower; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or Borrower or a substantial part of its or Borrower's property; make any assignment for the benefit of creditors; or admit in writing its or Borrower's inability to pay its or Borrower's debts generally as they become due;

     (D) Member shall not for itself or for Borrower (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its or Borrower's assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself or Borrower, nor convey, transfer or lease its or Borrower's assets substantially as an entirety to any Person; and (iii) amend any provisions of its or Borrower's organizational documents containing provisions similar to those contained in this Article IX; and

     (E) Member shall promptly elect and at all times maintain at least two (2) Independent Directors on its board of directors who shall be selected by Member, and shall be satisfactory to Lender.

                                   ARTICLE X
                RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

Section 10.1 Secondary Market Transactions Generally. Each Borrower Party
             ---------------------------------------
acknowledges that it is the intention of the parties that the Loan will be included in a Securitization to be rated by one or more Rating Agencies. As used herein, "Secondary Market Transaction" means any of (i) the sale, assignment, or
         ----------------------------
other transfer of all or any portion of the Obligations or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Obligations or Loan Documents to one or more investors, (iii) the transfer or deposit of all or any portion of the Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to

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

receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.

Section 10.2 Cooperation; Limitations. Borrower Parties shall use all reasonable
             ------------------------
efforts and cooperate reasonably and in good faith with Lender in effecting any such Secondary Market Transaction. Borrower shall be required to pay on the date of closing of any Secondary Market Transaction involving the Loan (the "Secondary Market Closing Date") the fees charged by each of the Rating Agencies
 -----------------------------
for the issuance of the ratings assigned to the Securities issued in connection with such Secondary Market Transaction and thereafter Borrower shall be required to pay any and all fees of the Rating Agencies for maintaining and/or monitoring such ratings during the term of the Loan. The Borrower Parties shall also be required to pay any and all other third-party costs and expenses incurred by Lender in connection with any such Secondary Market Transaction.

Section 10.3 Information. The Borrower Parties, at their sole cost and expense,
             -----------
shall provide (i) such access to personnel and such information and documents relating to Borrower Parties and their business and operations, (ii) subject to any applicable confidentiality provisions of the Master Lease, such information and documents relating to Lessee, the Properties and Collateral and the business and operations of all of the foregoing and (iii) such opinions of counsel (including nonconsolidation opinions) as Lender or any purchaser, transferee, assignee, trustee, servicer or potential investor (the Rating Agencies and all of the foregoing parties, collectively, "Interested Parties") may reasonably
                                         ------------------
request or as any Rating Agency may request in connection with any such Secondary Market Transaction including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, such additional representations and warranties as any Rating Agency may request or any other Interested Party may reasonably request. On the Closing Date, Baker & McKenzie or other counsel for Borrower reasonably satisfactory to Lender, shall provide an opinion of counsel to the effect that the description of the Loan and the terms of the Loan Documents contained in the Disclosure Documents (hereinafter defined) and such other legal matters contained therein as Lender may reasonably require do not contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein not misleading. All opinions delivered at Closing shall be addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Subject to Section 14.24 hereof, Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Transaction. Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information. Without limiting the foregoing, Borrower and Guarantor shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable (the documents referred to in the foregoing clauses (i) and (ii),

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

collectively, the "Disclosure Documents"), an agreement certifying that Borrower
                   --------------------
and Guarantor have examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Guarantor, any Affiliates, the Properties and all other aspects of the Loan, does not, and as to information provided in third party reports of engineers and environmental consultants, to Borrower's and Guarantor's knowledge, does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not materially misleading. Borrower and Guarantor shall indemnify, defend, protect and hold harmless Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), their respective Affiliates,
                              -------------
directors, employees, agents and each Person, if any, who controls Lender, Merrill Lynch or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any other placement agent or underwriter with respect to any Securitization or Secondary Market Transaction from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any information or documents furnished by Borrower, Guarantor or their Affiliates or representative or in any representation or warranty of any Borrower Party contained herein or in the other Loan Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading. Merrill Lynch may publicize the existence of the Obligations in connection with Merrill Lynch's Secondary Market Transaction activities or otherwise.

Section 10.4 Additional Provisions. In any Secondary Market Transaction, Lender
             ---------------------
may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "Lender" hereunder.

Section 10.5 Formation of Depositor. Prior to the Closing Date, Borrower, at its
             ----------------------
sole cost and expense, will form or cause to be formed a corporation, single member limited liability company or other special purpose entity (the "Depositor"), the sole purpose of which will be to act as the "depositor" of the
 ---------
trust to be formed in connection with any Secondary Market Transaction with respect to the Loan. The Depositor will be a direct or indirect wholly-owned subsidiary of Guarantor and will, at all times, comply with all of the terms and conditions of Article IX of this Loan Agreement other than the requirement to maintain two Independent Directors on its board of directors (or the board of directors of a member or independent manager of the Depositor, as the case may
be). Borrower will at all times during the term of the Loan preserve and keep in full force and effect the legal existence of the Depositor, including its qualification to do business in each state where it is required by law to so qualify. On or before the Closing Date, Borrower will cause WFG or other legal counsel for the Depositor acceptable to Lender to deliver legal opinions for the Depositor in form and substance acceptable to Lender and the Interested Parties as to such matters as Lender or any Interested Party shall reasonably request, including, without limitation, opinions with respect to organizational formalities, due authority, execution and delivery by the Depositor, and enforceability against the Depositor, of all documents to which it is a party and a bankruptcy non-consolidation opinion with respect to the Depositor.

                                   ARTICLE XI
             RESTRICTIONS ON LIENS, TRANSFERS; RELEASE OF PROPERTIES

Section 11.1 Restrictions on Transfer and Encumbrance. Except as expressly
             ----------------------------------------
permitted in this Article XI or as otherwise expressly permitted under this Loan Agreement or in the other Loan Documents, Borrower shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than Permitted Encumbrances) of (i) all or any part of any Property or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in Borrower, irrespective of the number of tiers of ownership, without the prior written consent of Lender and without delivery of a Rating Confirmation.

Section 11.2 Transfers of Beneficial Interests in Borrower. For purposes of this
             ---------------------------------------------
Section, a sale or transfer of a beneficial interest in Borrower shall be deemed to include, but is not limited to:

     (A) if Borrower or any general partner or managing member of Borrower is a corporation, (i) the voluntary or involuntary sale, conveyance, transfer or pledge (any of the foregoing, a "Transfer") of more than 49% of such
                                 --------
corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or (ii) the creation or issuance of new stock, in any of the foregoing cases, by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now stockholders or which results in a change of control of such corporation;

     (B) if Borrower or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower is a limited liability company, (i) the change, removal or resignation of a managing member (or sole member) of Borrower or such general partner or managing member (or sole member) or (ii) the Transfer of all or any portion of the membership interests of a managing member (or sole member) of Borrower or such general partner or managing member or any profits or proceeds relating to such membership interest; provided, however, that if Borrower or any general partner or managing member
--------  -------
(or sole member) of Borrower is a single member limited liability company, the Transfer in the aggregate of not more than 49% of the sole member's interest in Borrower or such general partner or managing member (or sole member) shall not constitute a sale or transfer prohibited by this Section 11 provided that such Transfer does not in the aggregate result in a change of control of Borrower or such general partner or managing member (or sole member);

     (C) if Borrower, or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower, is a limited or general partnership, (i) the change, removal or resignation of a managing general partner or managing partner or (ii) the Transfer of all or any portion of the general partner's interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest; or

     (D) if Borrower or any general partner or managing member (or, for a single member limited liability company, the sole member) of Borrower is a limited partnership or limited liability company, the Transfer of limited partnership interests or non-managing membership interests which in the aggregate constitute more than a 49% interest in Borrower or any general partner or managing member (or sole member) of Borrower, or any profits or proceeds relating to such limited partnership interests or non-managing membership interests or any other Transfer which in the aggregate results in a change of control of such general partner or managing member (or sole member).

         Notwithstanding the foregoing or anything to the contrary contained herein or in the other Loan Documents, the following shall not be deemed a sale or transfer of a beneficial interest in Borrower or Member for purposes of this
Section: the sale, transfer, issuance, conveyance, pledge or hypothecation of any shares of stock in Ventas including in connection with a merger, consolidation or similar transaction involving Ventas.

         For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

Section 11.3 Assumability.
             ------------

     (A) In the event Borrower desires to transfer all of the Properties to another party (the "Transferee Borrower") and have the Transferee Borrower
                    -------------------
assume all of Borrower's obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents, and have replacement pledgors pledge all of the ownership interests in the Transferee Borrower (collectively, a "Transfer and Assumption"), Borrower may make a written application to Lender
   -----------------------
for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (B) and (C) of this Section. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

     (B) Lender shall not unreasonably withhold its consent to a Transfer and Assumption provided and upon the conditions that:

         (i)  No Event of Default shall have occurred and be continuing;

         (ii) Borrower shall have submitted to Lender true, correct and complete copies of any and all information and documents of any kind reasonably requested by Lender concerning the Properties, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

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

         (iii) Evidence satisfactory to Lender shall have been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Article IX, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

         (iv) Borrower shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the Transfer and Assumption and all related transactions;

         (v) Borrower shall have paid (a) Lender a processing fee for such Transfer and Assumption of $50,000, (b) all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption and (c) the amount requested by Lender as a deposit against Lender's costs and expenses in connection with effecting the Transfer and Assumption;

         (vi) Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in Subsection (C) below; and

         (vii) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender in its sole discretion.

     (C) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower, as the case may be, shall immediately deliver the following to Lender:

         (i) Borrower, Transferee Borrower, the original and replacement guarantors and indemnitors shall execute and deliver any and all documents reasonably required by Lender, in form and substance reasonably required by Lender;

         (ii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require and the Rating Agencies shall require, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan including, without limitation, a bankruptcy non-consolidation opinion;

         (iii) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to Lender's policy of title insurance in form and substance acceptable to Lender, in Lender's reasonable discretion; and

         (iv) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's attorneys fees and expenses, all recording fees, and all fees payable to the title company in connection with the Transfer and Assumption.

     (D) Upon satisfaction of the conditions set forth in this Section 11.3 and consummation of the closing of the Transfer and Assumption, Lender shall release the Borrower Parties from any liabilities or obligations thereafter accruing under the Loan Documents other

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than any liabilities or obligations arising under the Guaranty or Environmental
Indemnity to the extent that (i) the acts, omissions, facts, events or circumstances giving rise to such liabilities or obligations occurred or existed prior to the effective date of such Transfer and Assumption and (ii) such liabilities or obligations have not been assumed by the Transferee Borrower or replacement guarantor.

Section 11.4 Release of Properties. On one or more occasions, Borrower may
             ---------------------
obtain the release of one (1) or more of the Properties from the Lien of the applicable Mortgage(s) (each, a "Property Release") in connection with a partial
                                 ----------------
prepayment of the Loan in accordance with the terms and subject to the conditions of the Note or in order to cure a Default (or Event of Default under
Section 8.1(E)) relating to the Property to be released (a "Defaulted Property
                                                            ------------------
Release") in any case subject to the satisfaction of the following conditions:
-------

     (A) Lender shall have received from Borrower at least fifteen (15) Business Days' (or at least five (5) Business Days' in the case of a Defaulted Property Release) prior written notice of the date proposed for such release (the "Release Date");
 ------------

     (B) No Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date (except for any Event of Default under Section 8.1(E) relating to the Property to be released which Borrower is seeking to cure by effecting a Defaulted Property Release);

     (C) Borrower shall prepay a portion of the Loan in the amount of the Release Price of the Property being released (together with all accrued and unpaid interest on the principal amount being so prepaid through the end of such Interest Accrual Period and any Prepayment Consideration then due);

     (D) Borrower shall have delivered to Lender an Officer's Certificate, dated the Release Date, confirming the matters referred to in clause (B) above, certifying that the provisions of clause (C) above have been complied with and certifying that all conditions precedent for such release contained in this Loan Agreement have been complied with;

     (E) If required by Lender, Borrower at its sole cost and expense, shall have delivered to Lender, one or more endorsements to the Title Policies delivered to Lender on the date hereof in connection with the Mortgages insuring that, after giving effect to such release, (i) the Liens created hereby and thereby and insured under the Title Policies are first priority Liens on the respective remaining Properties subject only to the Permitted Encumbrances applicable to the remaining Properties and (ii) that the Title Policies remain in full force and effect and unaffected by such release;

     (F) After giving effect to such proposed Property Release, the Debt Service Coverage Ratio for the remaining Properties (calculated based upon the ratio of the Pro Forma Net Operating Income of the remaining Properties for the twelve
(12) month period ended as of the date of the most recent quarterly or annual operating statements for the Properties required to be delivered under Section 5.1(A)(iv) to the debt service which would be due under the Note for the twelve
(12) month period after the Release Date calculated based upon the assumptions set forth in the definition of "Debt Service Coverage Ratio" and after giving effect to the partial

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prepayment of the Note required under Section 11.4(C)) would be not less than the greater of (a) the Debt Service Coverage Ratio for all of the Properties for the aforesaid most recent twelve (12) month period prior to giving effect to such release and (b) 2.40:1.0;

     (G) Lender and the Rating Agencies shall have received from Borrower with respect to the matters referred to in clause (F), (i) statements of the Pro Forma Net Operating Income and debt service (both on a consolidated basis and separately for the applicable Property(ies) to be released) for the applicable measuring period, and (ii) based on the foregoing statements of Pro Forma Net Operating Income and debt service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and (iii) calculations of the ratios referred to in such clause (F), accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct, and complete in all material respects;

     (H) Notwithstanding the above, Borrower may not obtain the release under this Section 11.4 of Properties the aggregate initial Allocated Loan Amount(s) of which, individually or in the aggregate, exceed $67,500,000;

     (I) Notwithstanding the above, Borrower may not obtain the release under this Section 11.4 of (i) the Sheridan Medical Center, Kenosha, Wisconsin, without also obtaining the release of the Woodstock Health and Rehabilitation Center, Kenosha, Wisconsin or (ii) the Lawton Healthcare Center, San Francisco, California, without also obtaining the release of the Nob Hill Healthcare Center, San Francisco, California;

     (J) Borrower shall pay all reasonable costs and expenses (including, without limitation, title search costs and endorsement premiums and reasonable attorney's fees and disbursements) incurred by Lender in connection with the release;

     (K) Borrower shall be required to consummate any Defaulted Property Release within the cure period provided for the cure of the applicable Default under
Section 8.1 (or within thirty (30) days after notice from Lender in the case of an Event of Default arising from a breach of a representation or warranty under
Section 8.1(E)); and

     (L) If (i) the Allocated Loan Amount for the Property or Properties to be released in any transaction exceeds five percent (5%) of the Principal Balance of the Loan or (ii) the sum of the Allocated Loan Amount for the Property proposed to be released together with the Allocated Loan Amount(s) for all Properties theretofore released under this Section 11.4 shall exceed ten percent (10%) of the Principal Balance of the Loan, Borrower shall have obtained and delivered to Lender a Rating Confirmation with respect to such Property Release.

Upon or after the delivery of the Release Price in accordance with Section 11.4(C) above and satisfaction of the above conditions, Lender shall effectuate the Property Release by doing the following: the security interest of Lender in the Mortgage and other Loan Documents relating to the released Property shall be released and Lender will execute and deliver any agreements reasonably requested by Borrower to release and terminate or reassign, at Borrower's option, the Mortgage as to the released Property; provided, that such release and
                                      --------
termination or reassignment shall be without recourse to Lender and without any representation or warranty except that Lender shall be deemed to have represented that such release and termination or

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

reassignment has been duly authorized and that it has not assigned or encumbered the Mortgage or the other Loan Documents relating to the released Property (except as contemplated hereby); provided, further, that upon the release and
                                 --------  -------
termination or reassignment of Lender's security interest in the Mortgage relating to the released Property all references herein to the Mortgage relating to the released Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities. At Borrower's request and upon satisfaction of all of the conditions to a Property Release set forth in this Section 11.4 (other than payment of the Release Price by Borrower), Lender will execute and deliver the documents and agreements required to effect such Property Release as set forth above, in escrow with counsel selected by Lender or with a reputable national title insurance company selected by Borrower and reasonably acceptable to Lender, pursuant to an escrow agreement in form and substance reasonably acceptable to Lender requiring such escrow agent to hold such documents and agreements in escrow until Lender has received payment in full of the Release Price and any and all other amounts due to Lender in connection with such Property Release. Upon the consummation of the Property Release, Borrower shall be required to execute, deliver and record in the applicable real estate records a deed transferring and conveying all of Borrower's right, title and interest in and to the released Property to an Affiliate of Borrower or a third Person and execute, deliver and record (as applicable) such additional agreements and instruments as may be necessary to effect the transfer and assignment to such transferee of the Property of all of Borrower's right, title and interest in and to any and all personal property and agreements related to the Property. In addition, Borrower and Lessee shall enter into an amendment of the Master Lease, in form and substance reasonably satisfactory to Lender, in order to effectuate the severance of the Property therefrom.

Section 11.5 Leasehold Mortgages. Notwithstanding the foregoing or anything to
             -------------------
the contrary contained in the Loan Documents, Lender acknowledges that Lessee has granted Leasehold Mortgages encumbering its lessee interest in and to each of the Properties under the Master Lease to the Leasehold Mortgagees as security for the Leasehold Financings and Lender consents to the existence of such Leasehold Financings and such Leasehold Mortgages do not constitute a breach of
Section 11.1. Borrower agrees that it will not grant any request for consent or approval of any additional Leasehold Mortgage (as defined under the Master Lease), or, to the extent Borrower has the right to consent to or approve of same under the Master Lease, any amendment or modification of any existing Leasehold Financing or Leasehold Mortgage Document or assignment, in whole or in part, of any existing Leasehold Financing or Leasehold Mortgage Document without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and without delivery of a Rating Confirmation. Borrower represents and warrants that it has delivered to Lender true and complete copies of all Leasehold Mortgage Documents for each of the Leasehold Financings in its possession which Leasehold Mortgage Documents as of April 20, 2001 constituted and, to Borrower's knowledge, currently constitute all of the material documents evidencing and/or securing the Leasehold Financings and, to Borrower's knowledge, (a) same have not been amended or modified except pursuant to any amendment or modification delivered to Lender, (b) such Leasehold Mortgage Documents are in full force and effect and (c) no defaults exist thereunder.

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

                                  ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

Section 12.1 Limitations on Recourse. Subject to the provisions of this Article,
             -----------------------
and notwithstanding any provision of the Loan Documents other than this Article, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) any Borrower Party, (ii) any Affiliate of any Borrower Party, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in any Borrower Party or any Affiliate of any Borrower Party or (iv) any partner, member, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iv) above (collectively, the "Exculpated Parties") by Lender in respect of the Obligations, this Loan
 ------------------
Agreement, the Mortgages, the Note, the Properties or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender and each successive holder of the Note and the Mortgages shall accept the Note and the Mortgages upon the express condition that Lender's sole recourse for the Obligations and the performance and observance of the obligations contained in this Loan Agreement, the Note, the Mortgages and the other Loan Documents shall be to exercise any or all of its rights and remedies with respect to the Properties, the Rents and other Collateral including, without limitation, any or all of the following:

             (i) Foreclosure of the Lien of the Mortgages in accordance with the terms and provisions set forth in the Mortgages;

             (ii) Action against any other security at any time given to secure the payment of the Note and under the other Loan Documents;

             (iii) Exercise of any other remedy set forth in this Loan Agreement, the Mortgages or any other Loan Document.

Notwithstanding anything to the contrary in this Loan Agreement, the Mortgages or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Mortgages or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 12.2 Partial Recourse. Notwithstanding Section 12.1, Borrower and
             ----------------
Guarantor (with respect to the matters described in clauses (i)-(iv) inclusive, (vi), (ix) and (x) below only) shall be personally liable in the amount of any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and expenses) suffered or incurred by Lender to the extent resulting from any and all of the following: (i) fraud; (ii) material and intentional misrepresentation by any Borrower Party in this Loan Agreement or any other Loan Document or otherwise in connection with obtaining the Loan;
(iii) insurance proceeds, condemnation awards, or other sums or payments attributable to any Property which Borrower has received and which are not applied in accordance with the provisions of the Loan Documents (provided, however, that Guarantor shall only be personally liable for the amount of such proceeds, awards or sums actually distributed by Borrower to Member, Guarantor or any of their Affiliates); (iv) all rents,

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

profits, issues, products and income of any Property received or collected by or on behalf of Borrower or any Borrower Party and not deposited into the Central Account in accordance with Article VII and the Cash Management Agreement or otherwise applied in accordance with the Loan Documents (provided, however, that Guarantor shall only be personally liable for the amount of such rents, profits, issues, products or income actually distributed by Borrower to Member, Guarantor or any of their Affiliates); (v) failure by Borrower or any Borrower Party to turn over to Lender, after the occurrence and during the continuance of an Event of Default, or misappropriation of any tenant security deposits or rents collected in advance (other than by Lender or Servicer); (vi) failure by Borrower or Guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters; (vii) waste; (viii) all reasonable costs and expenses, including attorneys' fees and expenses, incurred in collecting any amount due under the Loan Documents; (ix) all liabilities and expenses under the indemnification provisions of Section 10.3; (x) any uncured default under Section 11.1; and (xi) any material uncured default under Article IX.

Section 12.3 Miscellaneous. No provision of this Article shall (i) affect the
             -------------
enforcement of the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of any Mortgage or any other security document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be personally liable in accordance with this Article or any other Loan Document.

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

             To the extent that any Borrower Party (in this Article, a "Waiving
                                                                        -------
Party") is deemed for any reason to be a guarantor or surety of or for any other
-----
Borrower Party or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply. This Article shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety. Waiving Party, in the broadest and most comprehensive sense, hereby waives any and all claims, rights, or defenses that may be asserted by a guarantor or surety against a creditor. Without limitation of the foregoing:

             Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and, except to the extent expressly required under any of the Loan Documents, shall not require that

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

the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Loan Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Loan Documents. Waiving Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Lender is due, notices of any and all proceedings to collect from any of the other Borrower Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the obligations of any of the other Borrower Parties.

         Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby agrees that all of its obligations under the Loan Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of Waiving Party against Lender may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Lender. Waiving Party waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties.

         Lender is hereby authorized, without notice or demand, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Loan Documents.

         Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Lender shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

         Waiving Party agrees that neither Lender nor any person or entity acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to

Lender, or Lender receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          Waiving Party, until such time as the Obligations are irrevocably paid in full, (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties; (ii) waives any right to enforce any remedy that Lender now has or may hereafter have against any of the other Borrower Parties, any endorser or any guarantor of all or any part of such obligations or any other person; and (iii) waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Lender.

          Waiving Party agrees that any and all claims that it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets.

                                  ARTICLE XIV
                                 MISCELLANEOUS

Section 14.1 Expenses and Attorneys' Fees. Whether or not the transactions
             ----------------------------
contemplated hereby shall be consummated, Borrower shall be liable for and agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) reasonable fees, costs and expenses (including reasonable attorneys' fees, and reasonable fees of other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and reasonable fees of other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (D) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by Lender) incurred in any action to enforce this Loan Agreement or the other Loan Documents or to collect any payments due from the Borrower under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit

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

arrangements provided under this Loan Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Any costs and expenses due and payable to Lender after the Closing Date may be paid to Lender pursuant to the Cash Management Agreement.

Section 14.2 Indemnity. In addition to the payment of expenses as required
             ---------
elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, defend, protect, pay and hold Lender, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents and Affiliates of Lender and such successors and assigns (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations,
 -----------
losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities (subject to the provisions of Section 2.8), broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the following (to the extent that insurance proceeds paid on account of same shall be inadequate)
(A) the enforcement of any of the Loan Documents; (B) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents; (C) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any Property or any violation of any applicable Environmental Law relating to any Property; (D) any claim brought by any third party arising out of any condition or occurrence at or pertaining to any Property; (E) any design, construction, operation, repair, maintenance, use, non-use or condition of any Property or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (F) any performance of any labor or services or the furnishing of any materials or other property in respect of any Property or any part thereof; (G) any contest referred to in Section 5.3(B) hereof; (H) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in, or any liability arising from any breach by Borrower of the provisions of, the Master Lease or any other Leases to which Borrower is a party; or (I) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "Indemnified
                                                              -----------
Liabilities"); provided, however, that Borrower shall be relieved of its
-----------    --------  -------
obligations to an Indemnitee under this Section 14.2 with respect to Indemnified Liabilities arising (i) from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction or (ii) from any of the matters described in clauses (C)-(I) above occurring after the date (the "Transfer Date") of transfer of title to the Property to any Indemnitee or third
 -------------
party by foreclosure, deed-in-lieu thereof, the exercise of power of sale or otherwise, except for any Indemnified Liabilities arising under clauses (C) or
(E) above as a result of any Hazardous Material located on, about, within or affecting the Property or any latent defect affecting the Property which existed prior to the Transfer Date. Any amounts payable to any Indemnitee by reason of the application of this Section 14.2 shall be payable on demand and shall bear interest at the Default Rate from the date

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

such loss or damage is sustained by any Indemnitee until paid. The obligations and liabilities of Borrower under this Section 14.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

Section 14.3 Amendments and Waivers. Except as otherwise provided herein, no
             ----------------------
amendment, modification, termination or waiver of any provision of this Loan Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower or other Person to any other or further notice or demand in similar or other circumstances (except for any notices as expressly required herein or under the other Loan Documents).

Section 14.4 Retention of Borrower's Documents. Lender may, in accordance with
             ---------------------------------
Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests in writing that same be returned. Upon such request and at the expense of Borrower, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

Section 14.5 Notices. Unless otherwise specifically provided herein, any notice
             -------
or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) three (3) days after the date such notice is mailed, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation).

Notices shall be addressed as follows:

If to Borrower or any Borrower Party:

c/o Ventas, Inc.
4360 Brownsboro Road
Suite 115
Louisville, Kentucky 40207-1642
Attn: General Counsel
Facsimile: (502) 357-9029

With a copy to:

Barack Ferrazzano Kirschbaum
 Perlman & Nagelberg
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606

Attn: Thomas H. Page, Esq.
Facsimile: (312) 984-3150

And with a copy to:

Baker & McKenzie
805 Third Avenue
New York, New York 10022
Attn: David Wolin, Esq.
Facsimile: (212) 759-9133

If to Lender:

c/o Merrill Lynch & Co.
Four World Financial Center
250 Vesey Street
North Tower
New York, New York 10080
Attn: Bruce Ackerman
Facsimile: (201) 671-4119

With a copy to:

Sidley Austin Brown & Wood
875 Third Avenue
New York, New York 10022
Attn: Robert L. Boyd, Esq.
Facsimile: (212) 906-2021

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.

Section 14.6 Survival of Warranties and Certain Agreements. All agreements,
             ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan Agreement or implied by law to the contrary, the agreements of Borrower Parties to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

Section 14.7  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure
              -----------------------------------------------------
or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 14.8  Marshaling; Payments Set Aside. Lender shall not be under any
              ------------------------------
obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

Section 14.9  Severability. The invalidity, illegality or unenforceability in
              ------------
any jurisdiction of any provision in or obligation under this Loan Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

Section 14.10 Headings. Section and subsection headings in this Loan Agreement
              --------
are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

Section 14.11 Applicable Law. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS
              --------------
WERE NEGOTIATED IN THE STATE OF NEW YORK, AND EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE MORTGAGES AND THE

ASSIGNMENTS OF LEASES SHALL BE GOVERNED BY THE LAWS OF THE STATES WHERE THE RESPECTIVE PROPERTIES ARE LOCATED, EXCEPT THAT THE SECURITY INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF LENDER.

Section 14.12 Successors and Assigns. This Loan Agreement shall be binding upon
              ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower Party may assign its rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

Section 14.13 Sophisticated Parties, Reasonable Terms, No Fiduciary
              -----------------------------------------------------
Relationship. Borrower Parties represent, warrant and acknowledge that (i) they
------------
are sophisticated real estate investors, familiar with transactions of this kind, and (ii) they have entered into this Loan Agreement and the other Loan Documents after conducting their own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by competent legal counsel of their choice. Borrower Parties also acknowledge and agree that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Properties, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and Borrower or any other Person, or (ii) any fiduciary or similar duty by Lender to Borrower or any other Person. The relationship between Lender and Borrower is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower Party are ancillary to such creditor/debtor relationship.

Section 14.14 Reasonableness of Determinations. In any instance where any
              --------------------------------
consent, approval, determination or other action by Lender is, pursuant to the Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, Borrower shall bear the burden of proof of showing that the same was not reasonable. In all cases Lender shall conclusively be deemed to be acting reasonably when implementing any standard or requirement of any applicable Rating Agency. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment, unless Lender is expressly found by the court in such action to have acted in bad faith. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 14.15 No Duty. All attorneys, accountants, appraisers, and other
              -------
professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower Party or Affiliates thereof, or any other Person.

Section 14.16 Entire Agreement. This Loan Agreement, the Note, and the other
              ----------------
Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan Documents.

Section 14.17 Construction; Supremacy of Loan Agreement. Borrower Parties and
              -----------------------------------------
Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan Agreement shall control.

Section 14.18 Consent to Jurisdiction. EACH BORROWER PARTY HEREBY CONSENTS TO
              -----------------------
THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 14.19 Waiver of Jury Trial. EACH OF THE BORROWER PARTIES AND LENDER
              --------------------
HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN ANY BORROWER PARTY AND LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF THE BORROWER PARTIES AND LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE

BORROWER PARTIES AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF THE BORROWER PARTIES AND LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 14.20 Counterparts; Effectiveness. This Loan Agreement and other Loan
              ---------------------------
Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 14.21 Servicer. Lender shall have the right from time to time to
              --------
designate and appoint one or more Servicers, and to change or replace any Servicer. All rights of the Lender hereunder may exercised by Servicer. Servicer shall be entitled to the benefit of all obligations of any of Borrower Party in favor of Lender.

Section 14.22 Obligations of Borrower Parties. Borrower Parties other than
              -------------------------------
Borrower are parties to this Loan Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.

Section 14.23 Guaranties Unsecured. Anything to the contrary herein or elsewhere
              --------------------
notwithstanding, the Guaranty and all obligations arising under same, including the obligations incorporated therein from this Loan Agreement by reference, are not and shall not be secured in any manner whatsoever, including by the Mortgages or by any Lien on any Collateral.

Section 14.24 Confidentiality. Subject to and without limiting Lender's rights
              ---------------
under Article X hereof, Lender shall use reasonable efforts to hold all non-public information obtained in connection with the Loan in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Borrower that in any event Lender may make disclosures to Lender's employees, officers, agents, representatives, attorneys, accountants, consultants and advisors in connection with the Loan, Affiliates of Lender (and to other Persons authorized by Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 14.24), to the Rating Agencies, assignees, participants, investors or prospective assignees, participants or investors, servicers, trustees or other Persons as Lender, in its sole discretion, may require in connection with any Secondary Market Transaction or Securitization, or disclosures required or requested by any governmental agency or representative thereof pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

Section 14.25 Indiana Responsible Property Transfer Law. Lender acknowledges
              -----------------------------------------
that it is aware of the purpose and intent of the disclosure document required under the Indiana Responsible Property Transfer Law, Indiana Code 13-25-3, and hereby waives delivery of such disclosure documents. Lender agrees that no disclosure document shall be required to be completed by Borrower or any other party.

                        [signatures follow on next page]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.

                                       BORROWER:
                                       --------

                                       VENTAS FINANCE I, LLC,
                                        a Delaware limited liability company

                                       By: /s/ T. Richard Riney
                                          ----------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President

                                       MEMBER:
                                       ------

                                       VENTAS FINANCE I, INC.,
                                        a Delaware corporation

                                       By: /s/ T. Richard Riney
                                          ---------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President

                                       GUARANTOR:
                                       ---------

                                       VENTAS, INC., a Delaware corporation

                                       By: /s/ T. Richard Riney
                                          ---------------------------
                                       Name: T. Richard Riney
                                       Title: Executive Vice President

                                       LENDER:
                                       ------

                                       MERRILL LYNCH MORTGAGE LENDING,
                                       INC., a Delaware corporation

                                       By: /s/ Christopher M. Haynes
                                          ---------------------------
                                       Name: Christopher M. Haynes
                                       Title: Vice President

STATE OF NEW YORK    )
                           ) ss.:
COUNTY OF NEW YORK   )


On the 11th day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared T. Richard Riney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                  /s/ Kourosh Q. Pirouz
                                  -----------------------------------------
                                  Notary Public

                                  [notarial seal]

                                  Kourosh Quincy Pirouz
                                  Notary Public, State of New York
                                  No. 01P16058602
                                  Qualified in New York County
                                  Commission Expires 5/14/03
                                                                      [BORROWER]

STATE OF NEW YORK    )
                           ) ss.:
COUNTY OF NEW YORK   )


On the 11th day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared T. Richard Riney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                  /s/ Kourosh Q. Pirouz
                                  -----------------------------------------
                                  Notary Public

                                  [notarial seal]

                                  Kourosh Quincy Pirouz
                                  Notary Public, State of New York
                                  No. 01P16058602
                                  Qualified in New York County
                                  Commission Expires 5/14/03

                                                                        [MEMBER]

STATE OF NEW YORK    )
                           ) ss.:
COUNTY OF NEW YORK   )


On the 11th day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared T. Richard Riney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                  /s/ Kourosh Q. Pirouz
                                  -----------------------------------------
                                  Notary Public

                                  [notarial seal]

                                  Kourosh Quincy Pirouz
                                  Notary Public, State of New York
                                  No. 01P16058602
                                  Qualified in New York County
                                  Commission Expires 5/14/03

                                                                     [GUARANTOR]

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


On the 11th day of December, 2001, before me, the undersigned, a notary public in and for said state, personally appeared Christopher M. Haynes personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                  /s/ Kourosh Q. Pirouz
                                  -----------------------------------------
                                  Notary Public

                                  [notarial seal]

                                  Kourosh Quincy Pirouz
                                  Notary Public, State of New York
                                  No. 01P16058602
                                  Qualified in New York County
                                  Commission Expires 5/14/03

                                                                        [LENDER]